   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 13, 1997


                                            REGISTRATION STATEMENT NO. 333-34367
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                AMENDMENT NO. 2


                                       TO

                                   FORM SB-2

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                            ------------------------

                       DIVERSIFIED SENIOR SERVICES, INC.

                 (Name of small business issuer in its charter)

          NORTH CAROLINA                          8050                      56-1973923
   (State or other jurisdiction       (Primary Standard Industrial       (I.R.S. Employer
of incorporation or organization)      Classification Code Number)     Identification No.)

                             915 WEST FOURTH STREET
                      WINSTON-SALEM, NORTH CAROLINA 27101
                                 (910) 724-1000
         (Address and telephone number of principal executive offices)

                             915 WEST FOURTH STREET
                      WINSTON-SALEM, NORTH CAROLINA 27101
(Address of principal place of business or intended principal place of business)

                            ------------------------

                             SUSAN L. CHRISTIANSEN
                             915 WEST FOURTH STREET
                      WINSTON-SALEM, NORTH CAROLINA 27101
                                 (910) 724-1000
           (Name, address and telephone number of agent for service)

                                   COPIES TO:

       DON R. HOUSE                 JAMES R. TANENBAUM
      HOUSE LAW FIRM          STROOCK & STROOCK & LAVAN LLP
      3325 Healy Dr.                 180 Maiden Lane
Winston-Salem, N.C. 27103          New York, N.Y. 10038
      (910) 768-2225                  (212) 806-5400

                            ------------------------

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            ------------------------



     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


PROSPECTUS       SUBJECT TO COMPLETION, DATED NOVEMBER 13, 1997


                                1,500,000 SHARES
                       DIVERSIFIED SENIOR SERVICES, INC.
                                  COMMON STOCK
                            ------------------------


     Diversified Senior Services, Inc., a North Carolina corporation ("DSS" or the "Company"), is offering (the "Offering") for sale 1,500,000 shares of Common Stock, no par value (the "Common Stock"). Prior to the Offering, there has been no public market for the Common Stock and no assurances can be given that a public market will develop following the completion of the Offering or, if developed, that it will be sustained. The Common Stock has been approved for quotation on the Nasdaq SmallCap Market under the symbol "DSSI," subject to official notice of issuance. The initial public offering price (the "Offering Price") has been negotiated by the Company and Strasbourger Pearson Tulcin
Wolff Incorporated, as underwriter (the "Underwriter"), and is not related to asset value, net worth or any other established criteria of value. See "Underwriting" for a discussion of the factors considered in determining the Offering Price. It currently is anticipated that the Offering Price will be between $5.00 and $7.00 per share.

                            ------------------------

AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND IMMEDIATE
    SUBSTANTIAL DILUTION OF THE BOOK VALUE OF THE COMMON STOCK FROM THE INITIAL PUBLIC OFFERING PRICE. ACCORDINGLY, THE SECURITIES OFFERED
       HEREBY SHOULD NOT BE PURCHASED BY ANYONE WHO CANNOT AFFORD A
         LOSS OF HIS ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING
                                   ON PAGE 7.
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES PASSED
         UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                   TO THE CONTRARY IS A CRIMINAL OFFENSE.

[CAPTION]

                                                                                        UNDERWRITING
                                                                PRICE TO               DISCOUNTS AND              PROCEEDS TO
                                                                 PUBLIC               COMMISSIONS (1)             COMPANY (2)
Per Share...........................................               $                       $                         $
Total...............................................    $                         $                         $


(1) Does not reflect additional compensation to be received by the Underwriter, including (a) a non-accountable expense allowance of up to 2% of the gross proceeds of the Offering, of which $100,000 has been paid and (b) warrants entitling the Underwriter to purchase up to 150,000 shares of Common Stock
    at a price equal to $      per share for a period of four years commencing
    one year from the effective date of the Registration Statement of which this Prospectus forms a part (the "Underwriter's Warrants"). In addition, the Company has agreed to indemnify the Underwriter against certain civil liabilities. See "Underwriting."


(2) Before deducting expenses of the Offering payable by the Company, estimated at $205,500, excluding the Underwriter's non-accountable expense allowance. See "Underwriting."
                            ------------------------

     The shares of Common Stock are being offered by the Underwriter on a "firm commitment" basis, when, as, and if delivered to and accepted by the Underwriter, and subject to approval of certain legal matters by counsel for the Underwriter. The Underwriter reserves the right to withdraw, cancel or modify such offer and to reject orders either in whole or in part. It is expected that delivery of the certificates evidencing the shares of Common Stock offered hereby will be made at the offices of counsel to the Underwriter on or about
           , 1997.
                            ------------------------

                       STRASBOURGER PEARSON TULCIN WOLFF
                                  INCORPORATED

                The date of this Prospectus is            , 1997

                            ------------------------

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK OFFERED HEREBY, INCLUDING PURCHASES OF THE COMMON STOCK TO STABILIZE ITS MARKET PRICE, PURCHASES OF THE COMMON STOCK TO COVER SOME OR ALL OF A SHORT POSITION IN THE COMMON STOCK MAINTAINED BY THE UNDERWRITER AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS (INCLUDING THE NOTES THERETO) APPEARING ELSEWHERE IN THIS PROSPECTUS. EACH PROSPECTIVE INVESTOR IS URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY. ALL REFERENCES TO THE "COMPANY" IN THIS PROSPECTUS ARE REFERENCES TO DIVERSIFIED SENIOR SERVICES, INC. ("DSS") AND ITS WHOLLY-OWNED SUBSIDIARY, RESIDENTIAL PROPERTIES MANAGEMENT, INC. ("RPM").

                                  THE COMPANY

GENERAL


     Diversified Senior Services, Inc. was founded in May 1996 to develop and manage assisted living residences, to provide home care services to the frail elderly and to manage low and moderate income apartment complexes. Management believes that there is a growing demand for assisted living residences for the low and moderate income frail elderly, specifically in the Company's targeted areas of smaller cities and towns of North Carolina and throughout the Southeast. Although the Company has been operating for less than two years, through affiliates of the Company, senior management has over 20 years of experience in developing and operating housing specifically designed for this target population with a concentration in Eastern North Carolina. The Company's two-year growth objective is to develop at least 16 new assisted living residences, with a capacity of approximately 960 residents. The Company is in the early stages of its assisted living development program, with ten sites optioned to date and nine feasibility studies completed. The Company intends for the majority of the projects it develops to be owned by or sold to qualified non-profit organizations, with the Company retaining management contracts for these projects. By transferring ownership of the properties to non-profit organizations, the Company expects to be able to utilize tax-exempt bonds to finance the majority of its facilities, while at the same time carrying little real estate on its balance sheet. See "Business -- Development Division". With respect to the Company's current cash generating operations, as of the date of this Prospectus, the Company manages 62 apartment complexes, 31% of which are owned by non-profit organizations, consisting of approximately 2,393 rental units of low and moderate income rent-subsidized apartments, 56% of which are occupied by the elderly. See "Business -- Apartment Management Division". The Company also currently provides approximately 1,400 hours of home care services per month.


     The Company was formed in May 1996 as a wholly owned subsidiary of Taylor House Enterprises, Limited ("THE") and began operations in July 1996. THE is a privately-held corporation controlled by the Company's senior management. DSS was initially capitalized with $100 and its parent, THE, received 100 shares of Common Stock. In July 1996, THE exchanged all of the stock of its wholly owned subsidiary, RPM, for 2,277,678 shares of DSS. Effective June 30, 1997, THE returned 477,778 shares of Common Stock to DSS which DSS retired leaving 1,800,000 shares of Common Stock issued and outstanding. RPM, now a wholly-owned subsidiary of the Company, manages 2,393 rental housing units located across four states: North Carolina, South Carolina, West Virginia and Pennsylvania. The Company's management contracts have initial terms of one to three years, with varying renewal provisions. Of the 62 RPM management contracts, 37, or 60%, are controlled by affiliates and 25, or 40%, are controlled by third parties. Currently, apartment management provides the majority of the Company's revenues. See "Business -- Apartment Management Division".

     The Company's home care activities are limited to providing personal care services to the same population targeted for its assisted living residences. The Company does not provide medical services and, as such, is not subject to the regulatory burdens of that market, nor the attendant legal liabilities. The Company utilizes its home care business for two primary purposes: (i) to provide services to residents of its existing subsidized senior apartments; and (ii) to establish operating procedures for delivery of personal care services at its future assisted living residences.

BUSINESS STRATEGY

     The Company's growth is expected to come primarily from developing and managing assisted living residences. The Company expects its future assisted living residences to serve as the foundation from which to provide a continuum of care for low to moderate income senior citizens. The Company has already developed and implemented its policies, procedures and operating systems for providing personal care services and has hired its core staff for the personal care division. Assisted living management is the combination of providing personal care and real estate management services, both businesses in which the Company is already involved and in which the Company's senior management has extensive experience. The Company has developed a 60-unit assisted living prototype for development primarily in small to mid-sized communities with populations of under 75,000, whose target resident will be a low to moderate income frail, elderly individual. In addition, the Company will continually review apartment management opportunities and may add to its management portfolio.

     Once the Company's assisted living residences have been developed, DSS will be able to offer low and moderate income elderly individuals a continuum of living arrangements: apartments managed specifically for the needs of the elderly;

home care services provided in such apartment facilities if, such individual requires such assistance; and, finally, assisted living residences when a greater level of support becomes necessary.

     The Company expects to achieve its business objectives by implementing the following strategies:

     SELECTIVELY LOCATING ASSISTED LIVING RESIDENCES. During its initial phase of development, the Company will locate some of its assisted living facilities within close proximity to the Company's managed apartment complexes. Such locations offer immediate benefits to the Company. Since over 56% of the Company's apartments are occupied by low and moderate income elderly tenants, when an elderly tenant needs to move into an assisted living residence, the Company will be well positioned to be the provider of choice. In addition, since over 31% of the Company's apartment complexes are owned by non-profit organizations, the Company already has numerous relationships with regional non-profit organizations, many of which are expected to become the ultimate owners of the Company's assisted living facilities. Lastly, the Company expects to be able to utilize certain staff positions in both apartment complexes and assisted living facilities, namely maintenance staff and certain providers of personal care, helping control costs at both locations.

     DEVELOPING ASSISTED LIVING FACILITIES SPECIFICALLY DESIGNED FOR LOW AND MODERATE INCOME RESIDENTS. Each assisted living residence developed by the Company will be designed, constructed and managed to be profitable with only public pay residents, while providing features typically found in residences designed for the private pay population, such as private bedrooms, personal lavatories and diverse common areas. As such, for each private pay resident, for whom monthly fees are typically $150 to $300 per month higher, the Company expects to generate significantly greater profits. Most moderate income residents will typically begin their residence as private pay individuals and will convert to public pay only when such individual's personal resources are exhausted. Since the Company's cost structure for its assisted living residences has been designed based on complete occupancy by public pay residents, when these changes occur the Company expects profitability to be maintained. In addition, because many assisted living residences only accept residents who have resources to cover a minimum time period, typically 18 months or longer, the Company anticipates that demand for the Company's residences will be high among the moderate income frail elderly who may not have the resources to cover such an extended period of time.

     ACCESSING FAVORABLE FINANCING. Because of management's extensive experience working with non-profit organizations, particularly entities which qualify for
Section 501(c)(3) treatment under the Internal Revenue Code of 1986, as amended ("501(c)(3)s"), the Company intends to use tax-exempt bonds to finance the majority of its assisted living residences. This low-cost financing vehicle provides the Company with a competitive cost advantage. The Company also receives the added benefit of not carrying significant amounts of real estate on its balance sheet, freeing up capital for new developments. In addition, future earnings will not be charged with the associated depreciation and amortization.

     TRANSFERRING EXPERIENCE TO ASSISTED LIVING RESIDENCES. Assisted living is the combination of providing senior housing and providing home care services. The Company and its affiliates have extensive experience in developing housing for low and moderate income seniors and disabled persons. Several of the Company-managed apartment complexes currently provide regular activities, communal meals, laundry facilities, and other amenities frequently associated with assisted living residences. In addition, the Company currently provides home care services to low and moderate income frail elderly. The home care services provided by the Company include assistance with dressing, personal hygiene, medication management, preparation of simple meals, assistance with mobility, dental, hair and skin care and maintenance of a safe environment. These services are identical to those required in an assisted living residence. The Company's staff is experienced in providing and documenting these services, assessing and developing individual care plans, maintaining client records, regulatory compliance, quality assurance and Medicaid billing. Thus, the Company believes it already possesses the personnel skills and management systems required for assisted living care.

     JOINT VENTURES AND CONVERSIONS. Management anticipates growth opportunities in addition to those provided by its own independent development activities. The Company is developing alliances with local government agencies, such as public housing authorities, dedicated to providing housing and services to the low income elderly and disabled. The Company intends to explore joint ventures with local agencies which provide assisted living to its targeted population. These activities may include newly developed facilities as well as the conversion of sections of existing subsidized senior housing to assisted living residences. The Company is in the preliminary stages of developing newly constructed assisted living with the housing authority of one North Carolina community and exploring the conversion to assisted living of two residential floors in two existing subsidized senior housing complexes. Management sees these joint venture and conversion opportunities as a method of providing assisted living in larger communities, as well as in the small to medium sized communities currently targeted by the Company.

     The Company's principal offices are located at 915 West Fourth Street, Winston-Salem, North Carolina 27101 and its telephone number at that address is
(910) 724-1000.

                                  THE OFFERING


Common Stock Offered..................................  1,500,000 shares
Common Stock Outstanding after the Offering...........  3,300,000 shares(1)
Use of Proceeds.......................................  The Company intends to apply the net proceeds of this Offering (i) to repay outstanding debt, approximately $1.51 million as of October 31,
                                                        1997; (ii) to fund the development and construction of assisted living facilities, approximately $3.5 million; and, (iii) for general corporate purposes.
Proposed Nasdaq SmallCap Market Symbol................  DSSI


---------------

(1) Does not include (i) 150,000 shares of Common Stock issuable upon the exercise of the Underwriter's Warrants, and (ii) an aggregate of 80,329 options to purchase Common Stock at per share exercise prices ranging from 50% to 100% of the public offering price held by certain members of senior management. See "Underwriting" and "Principal Shareholders."

                                  RISK FACTORS

     An investment in the Common Stock offered hereby is speculative and involves a high degree of risk. See "Risk Factors."

                         SUMMARY FINANCIAL INFORMATION
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

     The summary financial information set forth below is derived from the more detailed financial statements appearing elsewhere in this Prospectus. This information should be read in conjunction with such financial statements, including the notes thereto. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


                                                                                         NINE MONTHS ENDED
                                              YEAR ENDED              YEAR ENDED           SEPTEMBER 30,
                                         DECEMBER 31, 1995(1)    DECEMBER 31, 1996(2)          1997
                                         --------------------    --------------------    -----------------
STATEMENTS OF OPERATIONS DATA:
Income................................           $ --                   $2,319                $ 1,884
Operating income (loss)...............             --                     (719)                  (635)
Net income (loss).....................             87                     (706)                  (740)
Net income (loss) per share...........           $868                   $ (.31)               $ (0.35)



                                                                                  SEPTEMBER 30, 1997
                                                                               -------------------------
                                                                               ACTUAL     AS ADJUSTED(3)
                                                                               -------    --------------
BALANCE SHEET DATA:
Current assets..............................................................   $   350       $  6,594
Current liabilities.........................................................     2,174            704
Working capital.............................................................    (1,824)         5,890
Total assets................................................................       931          7,175
Total liabilities...........................................................     2,638          1,168
Accumulated deficit.........................................................    (1,263)        (1,263)
Stockholders' equity (deficit)..............................................    (1,707)         6,007


---------------

(1) These results reflect the results of operations of RPM only. RPM was not actively engaged in business during 1995; its activities were limited to investing activities, thus the net income shown resulted from those investing activities.

(2) Pro forma as if DSS had been incorporated and had owned the stock of RPM on January 1, 1996.


(3) Gives effect to the sale of the Common Stock offered hereby, the application of the estimated net proceeds therefrom.


     UNLESS OTHERWISE INDICATED, THE INFORMATION IN THIS PROSPECTUS DOES NOT GIVE EFFECT TO, AND DOES NOT INCLUDE: (I) 500,000 SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UPON THE EXERCISE OF STOCK OPTIONS UNDER THE COMPANY'S STOCK OPTION PLAN, OF WHICH NO OPTIONS TO PURCHASE SHARES HAVE BEEN GRANTED,
(II) 150,000 SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THE UNDERWRITER'S WARRANTS, AND (III) A MAXIMUM OF 80,329 OPTIONS TO PURCHASE COMMON STOCK AT PER SHARE EXERCISE PRICES RANGING FROM 50% TO 100% OF THE INITIAL PUBLIC OFFERING PRICE HELD BY CERTAIN MEMBERS OF SENIOR MANAGEMENT. SEE "MANAGEMENT -- STOCK INCENTIVE PLAN," "PRINCIPAL SHAREHOLDERS" AND "UNDERWRITING."

                                  RISK FACTORS

     THE SECURITIES OFFERED HEREBY ARE SPECULATIVE IN NATURE AND INVOLVE A HIGH DEGREE OF RISK. ACCORDINGLY, IN ANALYZING AN INVESTMENT IN THESE SECURITIES, PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER, ALONG WITH OTHER MATTERS REFERRED TO HEREIN, THE FOLLOWING RISK FACTORS. NO INVESTOR SHOULD PARTICIPATE IN THIS OFFERING UNLESS SUCH INVESTOR CAN AFFORD A COMPLETE LOSS OF HIS OR HER INVESTMENT. PROSPECTIVE INVESTORS SHOULD NOTE THAT THIS PROSPECTUS CONTAINS CERTAIN "FORWARD-LOOKING STATEMENTS," AS SUCH TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, INCLUDING, WITHOUT LIMITATION, STATEMENTS CONTAINING THE WORDS "BELIEVES," "ANTICIPATES," "EXPECTS," "INTENDS," "SHOULD," "SEEKS TO," AND SIMILAR WORDS. PROSPECTIVE INVESTORS ARE CAUTIONED THAT ANY SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS, INCLUDING BUT NOT LIMITED TO, THE RISK FACTORS SET FORTH IN THIS PROSPECTUS. THE ACCOMPANYING INFORMATION CONTAINED IN THIS PROSPECTUS IDENTIFIES CERTAIN IMPORTANT FACTORS THAT COULD CAUSE SUCH DIFFERENCES.

LACK OF OPERATING HISTORY; SUBSTANTIAL LOSSES


     The Company was incorporated in May 1996 and, effective July 1, 1996, acquired all of the outstanding capital stock of RPM, a company with substantial subsidized apartment management experience. Through RPM, the Company began its apartment management operations in July 1996. Also in July 1996 the Company became a licensed home care agency under the laws of the State of North Carolina and began providing home care services in August 1996. However, the Company's growth plan is predicated almost exclusively on developing and managing assisted living residences, a market in which the Company has no prior experience. The Company experienced a net loss of $592,487 for the period from inception to December 31, 1996 and a net loss of $740,292 for the nine months ended September 30, 1997. As of September 30, 1997 the Company had an accumulated deficit of $1,263,429. With respect to most of the Company's intended operations (other than apartment management), the Company has no operating history to provide assurances that the Company can successfully implement its growth plans and thus become profitable. The Company plans to begin and expand its operations as soon as reasonably practicable. The Company will immediately incur significant expenses for acquisitions, development and other activities. The Company's success will depend on its ability to achieve and maintain profitability and to successfully manage the Company's growth.


CAPITAL REQUIREMENTS

     The Company estimates that the net proceeds of this Offering, in conjunction with other sources of funds, should provide adequate capital for the Company's operation and growth over the next 24 months. The Company's ability to sustain any operating losses and to otherwise meet its growth objectives will depend, in part, on its ability to obtain additional financing on acceptable terms from available financing sources, specifically the tax-exempt bonds that the Company intends to be the predominant long-term financing source for its assisted living residences. In addition, raising additional funds through the issuance of equity securities could cause existing shareholders to experience further dilution and could adversely affect the market price of the Common Stock. The Company intends to finance future requirements through a combination of its cash reserves, including the net proceeds of this Offering, additional construction and permanent indebtedness or public or private sales of debt securities or capital stock. There can be no assurance, however, that funds will be available on terms favorable to the Company or that such funds will be available when needed. The Company's inability to obtain additional financing on acceptable terms could delay or eliminate some or all of the Company's growth plans. See "Management's Discussion and Analysis of Financial Condition and Results of Operation -- Liquidity and Capital Resources."

ABILITY TO MANAGE GROWTH

     The Company intends to expand its operations through development and management of assisted living residences and, to a lesser extent, through expansion of the Company's home care services. The Company currently plans to develop 16 assisted living facilities over the next two years, with an estimated aggregate capacity for 960 residents. The Company's ability to develop successfully assisted living residences will depend on a number of factors, including, but not limited to, the Company's ability to acquire suitable development sites at reasonable prices; and the Company's success in obtaining necessary zoning, licensing, and other required governmental permits and authorizations. In addition, the Company's development plans are subject to numerous factors over which it has little or no control, including competition for developable properties; shortages of labor or materials; changes in applicable laws or regulations or their enforcement; strikes; and adverse weather conditions. As a result of these factors, there can be no assurance that the Company will not experience construction delays, that it will be successful in developing and constructing currently planned or additional assisted living residences, or that any developed assisted living residences will be economically successful. If the Company's development schedule is delayed, the

Company's growth plans could be adversely affected. Additionally, the Company anticipates that the development and construction of additional assisted living residences will involve a substantial commitment of capital with little or no revenue associated with facilities under development, the consequence of which could be an adverse impact on the Company's liquidity. Although the Company may in the future consider the acquisition of existing assisted living facilities, the Company currently does not have any plans to make such acquisitions.

     Although senior management of the Company has extensive experience in providing housing for low and moderate income, frail elderly, the Company has limited experience in developing and managing assisted living residences. The Company's growth plans will also place significant demands on the Company's management and operating personnel, which demands may divert management resources away for the existing apartment management operations. Such diversion of resources may cause apartment management operations to suffer. The Company's ability to manage its future growth effectively will require it to improve its operational, financial, and management information systems and to continue to attract, retain, train, motivate, and manage key employees. If the Company is unable to manage its growth effectively, its business, results of operations, and financial condition will be adversely affected. See "Business -- Business Strategy."

DEVELOPMENT IN CONCENTRATED GEOGRAPHIC AREAS

     The Company's growth strategy involves the development of assisted living residences in a concentrated geographic area. See "Business -- Business Strategy." Accordingly, the Company's results of operations and growth plans may be adversely affected by a number of factors, including regional and local economic conditions, general real estate market conditions, including the supply and proximity of senior living communities, competitive conditions, and applicable local laws and regulations. See "Business -- Development Division."

DISCRETIONARY USE OF PROCEEDS


     A significant portion of the net proceeds of this Offering will be allocated to the development of assisted living facilities which are ready to begin construction subject to arranging construction financing. Although the Company has options for ten assisted living sites, the Company has made no firm commitments to acquire or develop any additional sites or facilities. The Company will have broad discretion in developing and selecting potential sites and acquisitions and, accordingly, will have broad discretion in using the net proceeds of this Offering. See "Use of Proceeds."


COMPETITION

     The management of low and moderate income apartments and assisted living facilities and the provision of home care services is highly competitive and the Company expects that its businesses will become increasingly competitive in the future. The Company will continue to face competition from numerous local, regional and national providers of assisted living and long-term care whose facilities and services are on either end of the senior care continuum. The Company will compete with a range of providers based on many factors, including cost, quality of care, services provided, reputation, geographic location and family preferences. While there are currently few existing assisted living facilities in the market the Company intends to serve, and even fewer serving the low to moderate income frail elderly, the Company expects that as assisted living receives increased attention and the number of states which include assisted living in their Medicaid waiver programs increases, competition will grow from new market entrants, including companies focusing primarily on assisted living. Moreover, in implementing the Company's expansion program, the Company expects to face competition for development and acquisition of assisted living residences. Some of the Company's present and potential competitors are significantly larger and have, or may obtain, greater financial resources than those of the Company. Consequently, there can be no assurance that the Company will not encounter increased competition in the future, which could limit its ability to attract residents or expand its business and could have a material adverse effect on the Company.

GOVERNMENT REGULATION

     Federal, state and local governments regulate various aspects of the Company's business. The development and operation of assisted living residences, the management of subsidized housing and the provision of home care services are subject to federal, state and local licensure, certification, and inspection laws that regulate, among other matters, the number of licensed beds, the provision of services, the distribution of pharmaceuticals, billing practices and policies, equipment, staffing (including professional licensing), operating policies and procedures, fire prevention measures, environmental matters, and compliance with building and safety codes. Changes in or the adoption of such laws and regulations, or new interpretations of existing laws and regulations, could have a significant effect on methods and costs of doing business and amounts of reimbursement from governmental and other payors. The Company's success will depend upon its ability to satisfy the applicable regulations and requirements and to procure and maintain required licenses and subsidies. There can be no assurance, however, that federal, state or local laws or regulatory procedures will not be imposed or expanded which might adversely affect the Company.

     The North Carolina legislature has adopted a 12-month moratorium on assisted living licensure in North Carolina. The law provides several exclusions that exempt the Company's currently proposed activities based on the current status of development (binding options entered into before August 25, 1997) and the proposed location of facilities (counties with vacancies of less than 15% or a special determination by a county's board of commissioners that a special need exists). The purpose of the moratorium is to study adult care homes in North Carolina to determine whether the existing licensure procedures need to be modified. "Adult care homes" now include everything from group homes to old style rest homes to new assisted living facilities. The Company's current pipeline of developments should provide the Company with adequate development activity during the moratorium period. Although it is anticipated that the moratorium will result in stricter licensing procedures in North Carolina, management believes that the alternative provided by the Company will be the type of quality, cost effective assisted living that will be favored by the State. In addition, the Company also intends to focus on expanding its operations beyond the boundaries of North Carolina.

     Federal and state anti-remuneration laws, such as "anti-kickback" laws, govern certain financial arrangements among health care providers and others who may be in a position to refer or recommend patients to such providers. These laws prohibit, among other things, certain direct and indirect payments that are intended to induce the referral of patients to, the arranging for services by, or the recommending of, a particular provider of health care items or services. Federal anti-kickback laws have been broadly interpreted to apply to certain contractual relationships between health care providers and sources of patient referral. Similar state laws vary, are sometimes vague, and seldom have been interpreted by courts or regulatory agencies. Violation of these laws can result in loss of licensure, civil and criminal penalties, and exclusion of health care providers or suppliers from participation in the Medicare and Medicaid programs. There can be no assurance that such laws will be interpreted in a manner consistent with the practices of the Company.

     Under the Americans with Disabilities Act of 1990, all places of public accommodation are required to meet certain federal requirements related to access and use by disabled persons. A number of additional federal, state and local laws exist that also may require modifications to existing and planned communities to create access to the properties by disabled persons. Although the Company believes that its managed apartment complexes and planned assisted living residences are or will be substantially in compliance with present requirements or are exempt therefrom, if required changes involve a greater expenditure than anticipated or must be made on a more accelerated basis than anticipated, additional costs would be incurred by the Company. Further legislation may impose additional burdens or restrictions with respect to access by disabled persons, the costs of compliance with which could be substantial. See "Business -- Regulatory Matters."

DEPENDENCE ON THIRD PARTY PAYORS

     The Company intends to focus its assisted living operations on the low and moderate income frail elderly. It is anticipated that a large portion of the residents in the Company's facilities will not have the resources to pay for the Company's services, and the Company will depend, to a significant extent, on the public pay systems in the states in which the Company's assisted living residences are to be located. The Company's initial facilities will be located in the State of North Carolina. The State of North Carolina currently provides special assistance to cover the cost of room and board for qualified recipients. In addition, North Carolina provides limited Medicaid funds to cover personal care services and enhanced personal care services for these qualified recipients. Considering the substantial savings incurred by the State of North Carolina by providing these services in an assisted living setting, as opposed to a traditional nursing home, the Company anticipates that the North Carolina special assistance program will continue to be favorable to the assisted living alternative. Potential investors should be aware, however, that adverse changes in general economic factors affecting North Carolina's health care industry, or in North Carolina laws and regulatory environment, including special assistance and Medicaid reimbursement rates and qualifying standards, could have a material adverse effect on the Company. In addition, as the Company expands its business into other states, it will depend upon the reimbursement systems of such states. The public pay programs as then in effect in such states will be a significant consideration in determining whether to expand into any such state.

DEPENDENCE ON KEY PERSONNEL


     The success of the Company's business will be highly dependent upon the services of its management team, specifically its executive officers: William G. Benton, CEO; Susan L. Christiansen, COO; and, G.L. Clark, Jr., CFO. All three individuals have employment contracts with the Company, however, the loss of the services of one or more of these employees could adversely affect the Company. The Company does not maintain key-person life insurance policies on any personnel. See "Management -- Executive Compensation; Employment Agreements."

LACK OF OWNERSHIP OF REAL ESTATE

     Although the Company may own a small percentage of the acquired and developed assisted living facilities, it is anticipated that most properties will be owned by a third party non-profit entity and that the Company will operate the facilities pursuant to a management contract. Although the assisted living management agreements are anticipated to have a minimum rolling term of three years renewable annually, and it is anticipated that the Company's interest will be further protected by a fee for termination without cause during the contract term and, further, that the Company will have an option to purchase the facilities at fair market value, these protections do not afford the same rights as direct ownership.

DEVELOPMENT AND CONSTRUCTION RISKS

     During the next two years, the Company plans to develop or acquire approximately 16 new assisted living facilities with a capacity of approximately 960 residents. The Company's ability to achieve its development plans will depend upon a variety of factors, many of which are beyond the Company's control. There can be no assurance that the Company will not suffer delays in its development program, which could slow the Company's growth. The successful development of additional assisted living residences will involve a number of risks, including the possibility that the Company may be unable to locate suitable sites at acceptable prices or may be unable to obtain, or may experience delays in obtaining, necessary zoning, land use, building, occupancy, licensing and other required governmental permits and authorizations. The Company may also incur construction costs that exceed original estimates, may not complete construction projects on schedule and may experience competition in the search for suitable development sites. The Company will be relying on third-party general contractors to construct its assisted living residences. There can be no assurance that the Company will not experience difficulties in working with general contractors and subcontractors, which could result in increased construction costs and delays. Accordingly, if the Company is unable to achieve its development plans, it could be adversely affected.

FACILITIES MANAGEMENT, STAFFING, AND LABOR COSTS

     The Company competes with other providers of senior living and home care services with respect to attracting and retaining qualified personnel. A shortage of skilled personnel may require the Company to enhance its wage and benefits package in order to compete in the hiring and retention of such personnel or to hire more expensive temporary personnel. The Company will also depend on the available labor pool of semi-skilled and unskilled employees in each of the markets in which it operates. No assurance can be given that the Company's labor costs will not increase, or that, if they do increase, they can be matched by corresponding increases in rates charged by the Company. Any significant failure by the Company to attract and retain qualified management and staff personnel, to control its labor costs, or to pass on any increased labor costs through rate increases could have a material adverse effect on the Company.

CONTROL BY PARENT

     Upon completion of the Offering, THE will beneficially own approximately 54.5% of the outstanding shares of Common Stock (not including the conversion of any of the outstanding 178,386 shares of Series A Preferred Stock (as defined herein), which are convertible into shares of Common Stock after September 30,
1999). The outstanding voting securities of THE are owned by a small group of investors, including the officers and directors of the Company. A super majority of the voting securities of THE are subject to a voting trust agreement electing William G. Benton as voting trustee and a shareholders' agreement which grants THE and William G. Benton, Susan L. Christiansen and G.L. Clark, Jr. a right of first refusal on any transfer of stock and an option to buy all shares of any deceased, disabled or terminated shareholder. Both of the agreements provide that William G. Benton, Susan L. Christiansen and G.L. Clark, Jr. shall serve as the directors of THE. Accordingly, the shares of Common Stock of the Company owned by THE will be voted at the discretion of Mr. Benton, Ms. Christiansen and Mr. Clark. Accordingly, such persons will have the ability to elect all of the Company's Board of Directors and to determine the outcome of most matters submitted to the Company's shareholders. Furthermore, such control could preclude any unsolicited acquisition of the Company and, consequently, adversely affect the market price of the Common Stock. See "Principal Shareholders."

     The Company has in place various policies, procedures and controls with respect to any related party transactions involving the Company and any affiliate, including its Parent. Such procedures include having the legally requisite number of independent directors approve related party transactions and having independent accountants review contracts between the Company and its affiliate, unless such contracts have already been reviewed by government agencies.

ABSENCE OF PRIOR PUBLIC MARKET AND POSSIBLE VOLATILITY OF STOCK PRICE

     Prior to the Offering, there has been no public market for the Company's Common Stock. There can be no assurance that an active public market for the Common Stock will develop or that, if developed, such market will be sustained. The offering price of the Common Stock offered hereby has been determined by negotiations between the Company and the Underwriter and may not be indicative of the price that may prevail in the public market upon the completion of the Offering. See "Underwriting." Consequently, there can be no assurance that the market price for the Common Stock will not fall below the offering price.

     The market price of the Common Stock will be influenced by many factors, including the depth and liquidity of the market for the Common Stock, investor perceptions of the Company and its industry, and general economic and market conditions. The market price of the Common Stock may also be significantly influenced by factors such as quarter-to-quarter variations in the Company's results of operations and conditions in the industry.

POSSIBLE DELISTING OF SECURITIES; PENNY STOCK RULES; UNDERWRITER'S POTENTIAL INFLUENCE ON THE MARKET


     The Common Stock has been approved for quotation on the Nasdaq
SmallCap Market under the symbol DSSI, subject to official notice of issuance. While the Company presently meets the required standards for continued inclusion in the Nasdaq SmallCap Market, there can be no assurance that it will continue to be able to do so. If the Company should fail to meet one or more of such standards, the Common Stock would be subject to deletion from Nasdaq SmallCap Market. If this should occur, trading, if any, in the Common Stock would then continue to be conducted in the over-the-counter market on the Electronic Bulletin Board, a National Association of Securities Dealers, Inc. ("NASD") -- sponsored inter-dealer quotation system, or in what are commonly referred to as "pink sheets." As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Common Stock. In addition, if the Common Stock ceases to be quoted on Nasdaq SmallCap Market and the Company fails to meet certain other criteria, trading in the Common Stock would be subject to Securities and Exchange Commission (the "Commission") rules regulating broker-dealer practices in connection with transactions in "penny stocks." If the Common Stock became subject to the penny stock rules, many brokers may be unwilling to engage in transactions in the Common Stock because of the added disclosure requirements, thereby making it more difficult for purchasers of Common Stock in this Offering to dispose of their securities.

      The Underwriter may from time to time following the completion of this Offering act as a market-maker and otherwise effect transactions in the Common Stock. The Underwriter is not legally obligated by law or by contract to continue such trading, which may be discontinued at any time. See "Underwriting." Any such cessation could have a material adverse effect upon the price and liquidity of the Common Stock. The Underwriter is subject to the supervision of various governmental and self-regulatory organizations, as well as certain capital requirements. Such regulatory authorities periodically investigate and audit the activities of broker-dealers, such as the Underwriter. In the event the Underwriter is required to curtail or cease operations as a result of administrative actions instituted by the regulatory authorities or because of lack of capital, the price and liquidity of the Common Stock may be materially adversely affected by the reduced participation or complete absence of the Underwriter from the market.


DILUTION


     The Offering involves an immediate and substantial dilution to investors of $4.48 per share (assuming an initial offering price of $6.00, the midpoint of the range) between the net tangible book value per share immediately after the Offering and the offering price of each share of Common Stock offered hereby, which dilution amounts to 75% of the offering price. See "Dilution."


NO DIVIDENDS

     The Company has not paid any cash dividends on its Common Stock since its inception and does not currently anticipate paying dividends on its Common Stock in the foreseeable future.

LIABILITY AND INSURANCE

     The provision of home care services entails an inherent risk of liability. In recent years, participants in the long-term care industry have been become subject to an increasing number of lawsuits alleging malpractice or related legal theories, many of which involve large claims and significant defense costs. The Company will maintain liability insurance intended to cover such claims. There can be no assurance, however, that claims in excess of the Company's insurance coverage, or claims not covered by the Company's insurance coverage (e.g., claims for punitive damages) will not arise. A successful claim against the Company not covered by, or in excess of, the Company's insurance coverage could have a material adverse effect upon the Company. Claims against the Company, regardless of their merit or eventual outcome, may also have a material adverse effect upon the Company's ability to attract residents or expand its business and would require management to devote time to matters unrelated to the operation of the Company's business. In addition, insurance policies are subject to annual renewal and there can be no assurance that the Company will be able to maintain liability insurance coverage or that, if such coverage is available, it will be on acceptable terms.

ENVIRONMENTAL RISKS

     Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be held liable for the cost of removal or remediation of certain hazardous or toxic substances, including, without limitation, asbestos-containing materials that could be located on, in or under such property. Such laws and regulations often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. The costs of any required remediation or removal of these substances could be substantial and the liability of an owner or operator as to any property is generally not limited under such laws and regulations and could exceed the property's value and the aggregate assets of the owner or operator. The presence of these substances or failure to remediate such substances properly may also adversely affect the owner's ability to sell or rent the property.

EFFECT OF OUTSTANDING OPTIONS AND WARRANTS; FUTURE SALES OF COMMON STOCK

     As of the date of this Prospectus, there are outstanding stock options to purchase a maximum of 80,329 shares of Common Stock at per share exercise prices ranging from 50% to 100% of the public offering price. In connection with this Offering, the Company is also issuing the Underwriter's Warrants to purchase
150,000 shares of Common Stock, at an exercise price of $     per share. The
exercise of such outstanding stock options and the Warrants will dilute the percentage ownership of the Company's shareholders, and any sales in the public market of shares of Common Stock underlying such stock options and warrants may adversely affect prevailing market prices for the Common Stock. Moreover, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected since the holders of such outstanding securities can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in such stock option and warrants. In addition, the Company has granted certain demand and piggyback registration rights to the Underwriter with respect to the securities issuable upon exercise of the Underwriter's Warrants. See "Management -- Option Grants," "Description of Securities" and "Underwriting."

     Sales of the Company's Common Stock in the public market after this Offering could adversely affect the market price of the Common Stock. See "Description of Securities" and "Shares Eligible for Future Sale."

EFFECTS OF CERTAIN ANTI-TAKEOVER PROVISIONS

     Certain provisions of the Company's articles of incorporation (the "Articles of Incorporation") and bylaws (the "Bylaws") and the North Carolina Business Corporation Act ("NCBCA") could delay or frustrate the removal of incumbent directors and could make difficult a merger, tender offer or proxy contest involving the Company, even if such events could be viewed as beneficial by the Company's shareholders. For example, the Board of Directors has the ability to issue "blank check" preferred stock without shareholder approval. Although the Company does not currently plan to issue any additional preferred stock (other than the recently issued Series A Preferred Stock which is nonvoting and is subordinate to the Common Stock in dividend and liquidation rights), the rights of the holders of Common Stock may be materially limited or qualified by the issuance of preferred stock. The Company's Articles of Incorporation also require an 80% vote of each outstanding class of stock for a number of business combinations with a person who, together with affiliates and associates, owned 20% or more of the Company's outstanding voting shares (an "interested shareholder") at any time during the two-year period prior to the proposed business combination. See "Description of Securities."

                                    DILUTION


     The difference between the public offering price per share of Common Stock and the pro forma net tangible book value per share of Common Stock of the Company after this Offering constitutes the dilution per share of Common Stock to investors in this Offering. Net tangible book value per share is determined by dividing the net tangible book value (total tangible assets less total liabilities less preferred stock) by the number of outstanding shares of Common Stock.



     At September 30, 1997, the Company had a negative net tangible book value of approximately $(2,684,578), or approximately $(1.49) per share of Common Stock (based on 1,800,000 shares of Common Stock outstanding). After giving effect to the sale of the Common Stock offered hereby at an assumed price of $6.00 per share (less underwriting discounts and estimated expenses of this Offering), the net tangible book value at that date would have been approximately $5,029,922, or approximately $1.52 per share. This represents an immediate increase in net tangible book value of $3.01 per share to the existing shareholders, and an immediate dilution of $4.48 per share to purchasers of the Common Stock in this Offering.



     The following table illustrates the per share dilution, without giving effect to results of operations of the Company subsequent to September 30, 1997:



Offering price per share....................................................................                $6.00
  Net tangible book value before Offering...................................................     (1.49)
  Increase attributable to new investors....................................................      3.01
                                                                                                 -----
Net tangible book value after Offering......................................................                 1.52
                                                                                                            -----
Dilution to new investors...................................................................                $4.48
                                                                                                            -----
                                                                                                            -----


     The following table summarizes the number and percentage of shares of Common Stock purchased from the Company, the amount and percentage of consideration paid and the average price per share paid by the existing shareholder and by new investors pursuant to this Offering:

                                                                           PERCENT OF
                                                               SHARES        TOTAL           TOTAL        PERCENT OF TOTAL
                                                              ISSUED(1)      SHARES      CONSIDERATION     CONSIDERATION
                                                              ---------    ----------    -------------    ----------------
Existing Shareholders......................................   1,800,000       54.5%       $       100              0%
New Investors..............................................   1,500,000       45.5%       $ 9,000,000            100%
                                                              ---------    ----------    -------------           ---
     Total.................................................   3,300,000        100%       $ 9,000,100            100%
                                                              ---------    ----------    -------------           ---
                                                              ---------    ----------    -------------           ---

                                                              AVERAGE
                                                             PRICE PER
                                                               SHARE
                                                             ---------
Existing Shareholders......................................    $   0
New Investors..............................................    $6.00
                                                             ---------
     Total.................................................    $2.73
                                                             ---------
                                                             ---------

---------------

(1) Does not include (i) 150,000 shares of Common Stock issuable upon the exercise of the Underwriter's Warrants, and (ii) a maximum of 80,329 options to purchase Common Stock at per share exercise prices ranging from 50% to 100% of the initial public offering price held by certain members of senior management. See "Underwriting," and "Management -- Executive Compensation; Employment Agreements."

                                USE OF PROCEEDS


     The net proceeds to the Company from the sale of the Common Stock offered hereby (at an assumed public offering price of $6.00 per share of Common Stock) are estimated to be approximately $7,714,500. The Company intends to apply the net proceeds as follows: (i) $1,506,756 (the outstanding balance at October 31, 1997) to pay down the Company's line of credit, which currently bears interest at the prime rate, (ii) $3,500,000 for the initial development of 8 to 12 assisted living facilities, and (iii) for general corporate purposes.


     Proceeds not immediately required for the purposes described above will be invested in United States government securities, short term certificates of deposit, money market funds or other investment grade, short term interest bearing investments.

                                DIVIDEND POLICY

     The Company has never paid any cash dividends on its Common Stock and it is currently the intention of the Company not to pay cash dividends on its Common Stock in the foreseeable future. Management intends to reinvest earnings, if any, in the development and expansion of the Company's business. Any future declaration of cash dividends will be at the discretion of the Board of Directors and will depend upon the earnings, capital requirements and financial position of the Company, general economic conditions and other pertinent factors.

                                 CAPITALIZATION


     The following table sets forth the capitalization of the Company (i) at September 30, 1997 and (ii) as adjusted to give effect to the sale of the Common Stock offered hereby and the application of the estimated net proceeds therefrom, assuming an initial offering price of $6.00 per share, the midpoint of the range. See "Use of Proceeds."



                                                                                                     AS OF SEPTEMBER 30, 1997
                                                                                                     -------------------------
DEBT:                                                                                                  ACTUAL      AS ADJUSTED
                                                                                                     ----------    -----------
Current liabilities...............................................................................   $2,174,327    $   704,151
Long-term debt....................................................................................      463,710        463,710
                                                                                                     ----------    -----------
     Total liabilities............................................................................    2,638,037      1,167,861
                                                                                                     ----------    -----------

STOCKHOLDERS' EQUITY:
Preferred Stock, no par value, 100,000,000 shares authorized;
  178,386 issued and outstanding..................................................................      891,930        891,930
Common Stock, no par value, 100,000,000 shares authorized;
  1,800,000 shares issued and outstanding, actual;
  3,300,000 shares issued and outstanding, as adjusted............................................          100      7,714,600
Deemed distribution(1)............................................................................   (1,335,790)    (1,335,790)
Accumulated deficit...............................................................................   (1,263,429)    (1,263,429)
                                                                                                     ----------    -----------
     Total stockholders' equity (deficit).........................................................   (1,707,189)     6,007,311
                                                                                                     ----------    -----------
       TOTAL CAPITALIZATION.......................................................................   $  930,848    $ 7,175,172
                                                                                                     ----------    -----------
                                                                                                     ----------    -----------


---------------


(1) On January 1, 1996, RPM acquired certain assets from an entity related through common ownership, by assuming certain liabilities to THE. The difference between the value of the assets and the liabilities assumed is recorded as a deemed distribution.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     THE DISCUSSION AND ANALYSIS BELOW SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS OF THE COMPANY AND THE NOTES TO FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS PROSPECTUS.

OVERVIEW


     DSS was formed in May 1996 as a wholly owned subsidiary of THE and began operations in July 1996. DSS was capitalized with $100 and its parent, THE, received 100 shares of Common Stock. THE provided working capital to DSS during its start-up phase. Upon formation, DSS agreed to take responsibility for deferred salaries and bonuses for certain executives of THE for the period January 1, 1996 through June 30, 1996.


     In July 1996, THE exchanged all of the stock of its wholly owned subsidiary RPM for 2,277,678 shares of DSS. RPM was formed in March 1989 to manage government subsidized multi-family and elderly residential rental apartments. From 1993 through 1995, RPM was inactive. Effective January 1, 1996, RPM acquired certain assets, consisting of management contract rights, trade accounts receivable, land, and furniture, fixtures and equipment from an entity related through common ownership, assumed certain liabilities to THE and resumed its business of managing apartments. The assets acquired were recorded at the transferor's historical cost basis at the date of transfer. The difference between the book value of the assets acquired, the reduction of the amount due from affiliate and the liability assumed is recorded as a deemed distribution in the equity section of the balance sheet. Since July 1, 1996, the financial statements of DSS are consolidated statements of DSS and RPM. Effective June 30, 1997, THE returned 477,778 shares of Common Stock to DSS which DSS retired leaving 1,800,000 shares of Common Stock issued and outstanding.


     The Company anticipates a moderate growth in the number of apartment units managed and also expects that income will increase due to inflationary effects on rents. All personnel located at the apartments who manage the apartments and perform maintenance are employees of the Company. However, the apartments reimburse the Company for the services of the on-site personnel. The Company anticipates a moderate growth in reimbursement income as a result of increases in salaries of on-site personnel and an increase in the number of apartment complexes under management.


     The Company began offering home care services in August 1996 at selected apartment locations. Management anticipates that growth in home care service income will continue at a moderate, controlled pace as it begins to offer these services to elderly residents in other apartments that it manages. However, management does not expect the income from these services to be material with respect to the total income of the Company over the next several years.


     Because the Company has not yet completed development of any assisted living residences, it has not recognized any development fee income or management fee income from its assisted living development activities. The policy of the Company is to recognize development fee income when the construction of the facility is completed and a certificate of occupancy is issued. The Company expects to earn a fee of approximately $225,000 per facility. Nine sites have been optioned and determined to be feasible; construction is expected to start at all nine in 1998. One site is awaiting feasibility study and control of five additional sites is under negotiation. The construction process is estimated to be nine to twelve months. Once construction on an assisted living residence is completed, the Company will begin to recognize management fee income for those properties. Management believes that in the near future the development and management of assisted living facilities will provide the vast majority of the Company's revenues and profits.


     All the operating expenses of the Company are related to the personnel directly performing the management services and the corporate management staff. Between 85% and 90% of the expenses are for salaries and benefits. The remaining expenses are administrative expenses that support the activities of the personnel such as travel, rent, telephone, office expenses, depreciation of equipment and amortization of management contract rights. Since the Company's inception, the operating staff increases have been due primarily to the entrance of the Company into the home care business. However, the corporate staff has grown over that same period of time because of the need to have adequate personnel in place to develop the assisted living residences. Management expects that expenses associated with operating personnel will continue to increase significantly as the Company expands, but management does not expect to increase the number of corporate staff significantly during the next several years.

     DSS and RPM are both incorporated in North Carolina and, as C corporations, file their federal income tax returns as part of a consolidated group with THE. A provision for income tax benefit has been recorded in 1996 since the losses of DSS and RPM can be applied to income in the consolidated group. No such provision has been recorded in 1997 since there may not be adequate income within the consolidated group to utilize losses from DSS and RPM. Upon the completion of this

Offering, DSS and RPM will cease filing tax returns as part of the THE consolidated group and will file their own consolidated federal return. DSS and RPM file separate state returns since North Carolina income tax regulations do not permit filing consolidated returns.

RESULTS OF OPERATIONS


     To provide a meaningful comparison in the discussion below, pro forma financial information for the nine months ended September 30, 1996 is presented as if DSS had been incorporated and had acquired RPM on January 1, 1996. The pro forma operating statement is presented in Note 5 to the Company's financial statements for the nine months ended September 30, 1997.



  NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1996



     Total income increased $200,192, or 11.9% to $1,883,824 for the nine months ended September 30, 1997 from $1,683,632 in the nine months ended September 30, 1996. During the same period, the Company's total expenses increased $320,736, or 13.9%, to $2,624,116 from $2,303,380. As a result, the Company's net loss before income tax benefit increased $120,544, or 19.5%, to $740,292 for the nine months ended September 30, 1997 from $619,748 for the nine months ended September 30, 1996.


  INCOME


     Total income increased $200,192, or 11.9%, to $1,883,824 for the nine months ended September 30, 1997 from $1,683,632 in the nine months ended September 30, 1996. The increase in revenues was primarily due to increases in management fees, reimbursement income and home care income due to increased activity in these areas.



     MANAGEMENT FEES. Management fees increased $46,933, or 7.8%, to $648,799 for the nine months ended September 30, 1997 from $601,866 for the nine months ended September 30, 1996. This increase was the result of increased percentage management fees at some sites and increased rent collected at the apartments.



     HOME CARE INCOME. Home care income increased $118,382 to $122,018 for the nine months ended September 30, 1997 from $3,636 for the nine months ended September 30, 1996. Home care operations began August 1996; the increase is due to the period of operation and an increased number of clients.



     REIMBURSEMENT INCOME. Reimbursement income increased $50,832, or 4.8%, to $1,113,007 for the nine months ended September 30, 1997 from $1,062,175 for the nine months ended September 30, 1996. This increase was primarily the result of an increase in the number of personnel employed at the apartment sites.


  EXPENSES


     Total expenses increased $320,736, or 13.9%, to $2,624,116 for the nine months ended September 30, 1997 from $2,303,380 for the nine months ended September 30, 1996. The increase in expenses was primarily the result of increased personnel expense and related administrative and other expense.



     PERSONNEL EXPENSE. Personnel expense increased $235,809, or 11.9%, to $2,216,972 for the nine months ended September 30, 1997 from $1,981,163 for the nine months ended September 30, 1996. The increase in personnel expense was primarily due to increased staffing in the Company's home care business and increase in the number of personnel at the apartment sites.



     ADMINISTRATION AND OTHER EXPENSES. Administrative and other expenses which consist primarily of office and administrative, rent, insurance and travel expenses increased $48,370, or 23.4%, to $254,867 for the nine months ended September 30, 1997 from $206,497 for the nine months ended September 30, 1996. The increase in administrative expense was primarily due to an increase in personnel and the increased activity in the home care business.



     DEPRECIATION AND AMORTIZATION. Depreciation and amortization increased $18,912, or 67.2%, to $47,057 for the nine months ended September 30, 1997 from $28,145 for the nine months ended September 30, 1996. The increase in depreciation and amortization was attributable to an increase in intangible assets.



     INTEREST EXPENSE. Interest expense increased $17,645, or 20.1%, to $105,220 for the nine months ended September 30, 1997 from $87,575 for the nine months ended September 30, 1996. The increase in interest expense was attributable to increased bank borrowings which were used to cover the Company's operating deficit and start-up expenses.

  YEAR ENDED DECEMBER 31, 1996 COMPARED TO THE YEAR ENDED DECEMBER 31, 1995

     With respect to fiscal year 1996 compared to fiscal year 1995, there are no meaningful comparisons since DSS did not exist in 1995 and RPM had no operations as an apartment manager during 1995. RPM's only income and expenses in 1995 resulted from its investments in securities, sales of securities and interest expense on a note payable. The operating statement discussed below is the pro forma operating statement for the year ended December 31, 1996 as if DSS had been incorporated and had acquired RPM on January 1. 1996. The pro forma operating statement is presented in Note 10 to the DSS financial statements for the period ended December 31, 1996.

     Total income was $2,335,229 for the year ended December 31, 1996. During the same period, the Company's total expenses were $3,171,696. As a result, the Company's net loss before the provision for income tax benefit was $836,467. The provision for income tax benefit was $130,000, resulting in a net loss of $706,467.

     Income was made up of management fees of $833,426, home care income of $18,797 and reimbursement income of $1,467,051 and other income of $15,955. Expenses included personnel expense of $2,702,843, administrative and other expenses of $292,487, depreciation and amortization expense of $43,178 and interest expense of $133,188.

FINANCIAL CONDITION


  SEPTEMBER 30, 1997 COMPARED TO DECEMBER 31, 1996



     The Company had current assets of $349,508 on September 30, 1997 and $217,825 on December 31, 1996. The primary assets in current assets are accounts receivable and prepaid expenses. The Company had accounts receivable of $123,268 on September 30, 1997 and $133,649 on December 31, 1996. The receivables decreased, even though receivables from Medicaid billing increased, due to the collection of a single receivable of approximately $35,000. The Company expects receivables to increase as the Company increases management of apartment units and assisted living residences. Prepaid expenses increased $144,541 to $164,732 at September 30, 1997 from $20,191 at December 31, 1996. The increase resulted from prepaid offering expenses paid in accordance with the Company's commitment letter with the underwriter.



     Furniture and equipment decreased to $65,188 at September 30, 1997 from $88,451 at December 31, 1996 due to depreciation expense. Intangible assets decreased to $85,459 at September 30, 1997 from $89,927 at December 31, 1996 due primarily to amortization expense.



     Development costs increased to $177,077 at September 30, 1997 from $132,350 at December 31, 1996 due to continuing development activities with respect to assisted living residences. Development costs will either be recouped with the successful completion of a facility or written off if a site is determined not to be feasible.


     Accounts receivable -- affiliates, primarily fees receivable from affiliated partnerships, did not change from $253,616.


     Total liabilities decreased $2,957 to $2,638,037 at September 30, 1997 from $2,640,996 at December 31, 1996. The decrease was primarily due to the net effect of the conversion of a note payable -- THE to preferred stock and increases to note payable -- bank and deferred salaries and bonuses.



     The conversion occurred September 30, 1997 when the parent accepted preferred stock of $891,930 for a reduction in a note payable -- THE of a like amount. The remaining accounts payable -- affiliates at September 30, 1997 is $253,887 which is a total reduction of $898,603 to the payables to affiliates from the December 31, 1996 balance of $1,152,490.



     Deferred salaries and bonuses increased $299,268 to $727,556 at September 30, 1997 from $428,288 at December 31, 1996. Certain executives of the company have continued to defer salaries during the start up phase.



     The note payable -- bank increased $538,554 to $1,470,176 at September 30, 1997 from $931,622 at December 31, 1996. The line of credit has been used to fund operating deficits and start up costs, to provide development capital and to prepay offering expenses.



     Other increases in liabilities include an increase to accounts payable and accrued expenses of $36,827 to $158,836 at September 30, 1997 from $122,009 at December 31, 1996 and an increase to interest payable of $20,995 to $27,582 at September 30, 1997 from $6,587 at December 31, 1996. Both of the increases represent increased activity in operations and start up.



     Shareholder's deficit decreased $151,638 from $1,858,827 at December 31, 1996 to $1,707,189 at September 30, 1997. The decrease was the net effect of the decrease from the conversion of note payable -- THE to preferred stock, discussed above, and the increase from the net loss for the nine months ended September 30, 1997.

LIQUIDITY AND CAPITAL RESOURCES

     The Company has operated, and expects to continue to operate, on a negative cash flow basis due to start-up expenses and length of the development cycle. Currently, the Company's primary cash requirements include covering operating deficits and development expenses related to the development, construction and fill-up of assisted living residences. The Company has relied upon its parent, THE, and its bank lender to provide it with operating cash.


     The Company has a bank credit line to support its daily operating requirements and initial assisted living developments. It is a $1.6 million credit line with a variable interest rate, based on the prime rate, renewable in January 1998. This line of credit is fully secured by securities owned by an affiliate.



     The net proceeds of the Offering will be used to pay off the outstanding balance under the bank line of credit, provide $3.5 million in development working capital for the assisted living projects and for general corporate purposes. The Company anticipates that the net proceeds from the Offering, together with the funds available under its credit facility will be sufficient to fund its operations for the next 24 months, if the Company's future operations are consistent with management's expectations. The Company may need additional financing thereafter. There can be no assurance that the Company will be able to obtain financing on a favorable or timely basis. The type, timing and terms of financing selected by the Company will depend on its cash needs, the availability of other financing sources and the prevailing conditions in the financial markets.


     THE advanced funds to cover operating deficits for DSS and RPM in 1995 and 1996. In 1996, THE helped DSS secure a bank loan by providing collateral and guaranteeing the loan. After the equity offering is completed and the bank loan is repaid, THE will not offer either its collateral or its guarantee to DSS in future bank financings. Effective September 30, 1997, the Board of Directors approved the conversion of $891,930 of the note payable to THE to 178,386 shares of Series A Preferred Stock.

INFLATION AND INTEREST RATES

     Inflation has minimal impact on the daily operations of the Company. Increases in salaries and administrative expenses are offset by increases in management fees that are computed as a percentage of rent and resident service fees. Increases in resident service fees may lag behind inflation since the amount of the fee is based on a cost reimbursement by public sources. Except for the lag time, however, the Company expects the reimbursement to keep pace with inflation.

     The primary concern regarding inflation is in interest rate fluctuations. High interest rates would increase the cost of building new facilities and could slow down the Company's development plans. Also, during a period of rapid inflation, interest rates could become so expensive that it would not be economical to use tax exempt bond financing for permanent financing.

CERTAIN ACCOUNTING CONSIDERATIONS

  SFAS NO. 123

     In October 1995, FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"). SFAS No. 123 establishes financial accounting and reporting standards for stock-based employee compensation plans. Those plans include all arrangements by which employees receive shares of stock or other equity instruments of the employer or the employer incurs liabilities to employees in amounts based on the price of the employer's stock. Examples are stock purchase plans, stock options, restricted stock awards, and stock appreciation rights. This statement also applies to transactions in which an entity issues its equity instruments to acquire goods or services from non-employees. Those transactions must be accounted for, or at least disclosed in the case of stock options, based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The accounting requirements of SFAS No. 123 are effective for financial statements for fiscal years beginning after December 15, 1995, or for an earlier fiscal year for which SFAS No. 123 is initially adopted for recognizing compensation cost. The statement permits a company to choose either a new fair value-based method or the current APB Opinion No. 25 intrinsic value-based method of accounting for its stock-based compensation arrangements. The Company adopted its Stock Incentive Plan (as defined herein) effective January 1, 1997 but no grants have been made through the date hereof.

                                    BUSINESS

GENERAL


     The Company was founded in May 1996 to develop and manage assisted living residences, to provide home care services to the frail elderly and to manage low and moderate income apartment complexes. Management believes that there is a growing demand for assisted living residences developed for the low and moderate income frail elderly, specifically in the Company's targeted areas of smaller cities and towns of North Carolina and throughout the Southeast. Although the Company has been operating for less than two years, through affiliates of the Company, senior management has over 20 years of experience in developing and operating housing specifically designed for this target population with a concentration in Eastern North Carolina. The Company's two-year growth objective is to develop at least 16 new assisted living residences, with a capacity of approximately 960 residents. The Company is in the early stages of its assisted living development program, with ten sites optioned to date and nine feasibility studies completed. The Company intends for the majority of the projects it develops to be owned by or sold to qualified non-profit organizations, with the Company retaining management contracts for these projects. By transferring ownership of the properties to non-profit organizations, the Company expects to be able to utilize tax-exempt bonds to finance the majority of its facilities, while at the same time carrying little real estate on its balance sheet. With respect to the Company's current cash generating operations, as of the date of this Prospectus, the Company manages 62 apartment complexes, consisting of approximately 2,393 rental units of low and moderate income rent subsidized apartments, 31% of which are owned by non-profit organizations and 56% of which are occupied by the elderly. The Company also currently provides approximately 1,400 hours of home care services per month.


     The Company was formed in May 1996 as a wholly owned subsidiary of THE and began operations in July 1996. THE is a privately-held corporation controlled by the Company's senior management. DSS was initially capitalized with $100 and its parent, THE, received 100 shares of Common Stock. In July 1996, THE exchanged all of the stock of its wholly owned subsidiary, RPM, for 2,277,678 shares of DSS. Effective June 30, 1997, THE returned 477,778 shares of Common Stock to DSS which DSS retired leaving 1,800,000 shares of Common Stock issued and outstanding. RPM, now a wholly-owned subsidiary of the Company, manages 2,393 rental housing units located across four states: North Carolina, South Carolina, West Virginia and Pennsylvania. The Company's management contracts have initial terms of one to three years, with varying renewal provisions. Of the 62 complexes managed by RPM, 37, or 60%, are controlled by affiliates and 25, or 40%, are controlled by third parties. Currently, apartment management provides the majority of the Company's revenues.

     The Company's home care activities are limited to providing personal care services to the same population targeted for its assisted living residences. The Company does not provide medical services and, as such, is not subject to the regulatory burdens of that market, nor the attendant legal liabilities. The Company utilizes its home care business for two primary purposes: (i) to provide services to residents of its existing subsidized senior apartments; and (ii) to establish operating procedures for delivery of personal care services at its future assisted living residences.

BUSINESS STRATEGY

     The Company's growth is expected to come primarily from developing and managing assisted living residences. The Company expects its future assisted living residences to serve as the foundation from which to provide a continuum of care for low to moderate income senior citizens. The Company has already developed and implemented its policies, procedures and operating systems for providing personal care services and has hired its core staff for the personal care division. Assisted living management is the combination of providing personal care and real estate management services, both businesses in which the Company is already involved and in which the Company's senior management has extensive experience. The Company has developed a 60-unit assisted living prototype for development primarily in small to mid-sized communities with populations of under 75,000, whose target resident will be a low to moderate income frail, elderly individual. In addition, the Company will continually review apartment management opportunities and may add to its management portfolio.

     Once the Company's assisted living residences have been developed, DSS will be able to offer low and moderate income elderly individuals a continuum of living arrangements spanning the course of many years: apartments managed specifically for the needs of the elderly; home care services provided in such apartment facilities if, and when, such individual may come to require such assistance; and, finally, assisted living residences for that time when a greater level of support may become necessary.

     The Company expects to achieve its business objectives by implementing the following strategies:

     SELECTIVELY LOCATING ASSISTED LIVING RESIDENCES. During its initial phase of development, the Company will locate some of its assisted living facilities within close proximity to one of the Company's managed apartment complexes. Such locations offer immediate benefits to the Company. Since over 56% of the Company's apartments are occupied by low and moderate income elderly tenants, when an elderly tenant needs to move into an assisted living residence, the Company will be well positioned to be the provider of choice. In addition, since over 31% of the Company's apartment complexes are owned by non-profit organizations, the Company already has numerous relationships with regional non-profit organizations, many of which are expected to become the ultimate owners of the assisted living facilities. Lastly, the Company expects to be able to utilize certain staff positions in both apartment complexes and assisted living facilities, namely maintenance staff and certain providers of personal care, thus help to control costs at both locations.

     DEVELOPING ASSISTED LIVING FACILITIES SPECIFICALLY DESIGNED FOR LOW AND MODERATE INCOME RESIDENTS. Each assisted living residence developed by the Company will be designed, constructed and managed so as to be profitable with only public pay residents, even while providing features typically found in residences designed for the private pay population, such as private bedrooms, personal lavatories and many diverse common areas located in various areas of the residence. As such, for each private pay resident, for whom monthly fees are typically $150 to $300 per month higher, the Company expects to generate significantly greater profits. Most moderate income resident will typically begin their residence as private pay individuals and will convert to public pay only when such individual's personal resources are exhausted. Since the Company's cost structure for its assisted living residences has been designed based on complete occupancy by public pay residents, even when these changes occur the Company expects profitability at any given location to be maintained. In addition, because many assisted living residences only accept residents who have resources to cover a minimum time period, typically 18 months or longer, the Company anticipates that demand for the Company's residences will be high among the moderate income frail elderly who may not have the resources to cover such an extended period of time.

     ACCESSING FAVORABLE FINANCING. Because of management's extensive experience working with non-profit organizations, particularly 501(c)(3)s, the Company intends to use tax-exempt bonds to finance the majority of its assisted living residences. This low-cost financing vehicle provides the Company with a competitive cost advantage. The Company also receives the added benefit of not carrying significant amounts of real estate on its balance sheet, thus freeing up capital for new developments. In addition, future earnings will not be charged with the associated depreciation and amortization.

     TRANSFERRING EXPERIENCE TO ASSISTED LIVING RESIDENCES. Assisted living is the combination of providing senior housing with the provision of home care services. The Company and its affiliates have extensive experience in developing housing for low and moderate income seniors and disabled persons. Several of the Company-managed apartment complexes currently provide regular activities, communal meals, laundry facilities, and other amenities frequently associated with assisted living. In addition, the Company currently provides home care services to low and moderate income frail elderly. The home care services provided by the Company include assistance with dressing, personal hygiene, medication management, preparation of simple meals, assistance with mobility, dental, hair and skin care and maintenance of a safe environment. These services are identical to those required to be provided in an assisted living residences. The Company's staff is experienced in providing and documenting these services, assessing and developing individual care plans, maintaining client records, regulatory compliance, quality assurance and Medicaid billing. Thus, the Company believes it already possesses the personnel skills and management systems required in providing assisted living.

     JOINT VENTURES AND CONVERSIONS. Management anticipates growth opportunities in addition to those provided by its own independent development activities. The Company is developing alliances with local government agencies such as public housing authorities dedicated to providing housing and services to the low income elderly and disabled. The Company intends to explore joint ventures with local agencies which provide assisted living to its targeted population. These activities may include newly developed facilities as well as the conversion of sections of existing subsidized senior housing to assisted living residences. The Company is in the preliminary stages of developing newly constructed assisted living with the housing authority of one North Carolina community and exploring the conversion to assisted living of two residential floors in two existing subsidized senior housing complexes. Management sees these joint venture and conversion opportunities as a method of providing assisted living in larger communities, as well as in the small to medium sized communities currently targeted by the Company.

ORGANIZATION

     The Company is organized into three divisions: (i) developing assisted living facilities; (ii) managing assisted living facilities targeted to the low and moderate income frail elderly residents and (iii) managing low and moderate income, rent subsidized apartments, primarily for the elderly.

DEVELOPMENT DIVISION

     The Company has designed a 60-unit prototype assisted living residence for development primarily in communities with a population under 75,000. The target resident is a low-to-moderate income, frail elderly individual with moderate income equaling the area median income, and low income beginning at approximately 50% of median income. Based on its own industry surveys, the Company believes that there are currently few competitors who have targeted the Company's demographic and regional market: the low-to-moderate income frail elderly population of the Southeast, especially in rural areas. The Company will target specific geographic areas where the only existing competition is old style rest homes, home care and nursing homes.

     The Company breaks down development of assisted living facilities into three major phases as follows: (a) development consisting of town and site selection, marketing and environmental studies, acquiring local permits, obtaining financing and construction contracts (four to six months); (b) construction (nine to 12 months); and (c) fill-up (three to nine months). Once a project is completed, obtaining and qualifying residents is generally not a problem because of the existing demand for assisted living facilities. The Company intends to utilize both corporate and on-site marketing teams and anticipates a period of three to nine months to fill-up a location. Management anticipates some private pay residents, but intends to develop properties that can be profitable with only public pay residents.

     The Company's current plan anticipates that most facilities it develops will be owned by qualified non-profit 501(c)(3)s. In management's opinion, non-profit ownership offers the best overall financing available for these facilities, while at the same time allowing the Company to keep its balance sheet relatively free of real estate. The Company may own or lease some of the properties to be developed, depending upon financing, investment and marketing considerations. The Company anticipates construction and permanent funding for the facilities would be tax-exempt bond financing, Federal Housing Administration financing or a sale/leaseback with a health care REIT or other real estate holding entity. The Company expects to combine three to five properties in a package for non-profit owners since bond financing is more efficient with loan amounts of $7.5 million and above. Therefore, the Company may own and operate completed properties until enough can be packaged together for financing.


     The Company currently has 10 sites under option in the State of North Carolina. Sites located in the nine North Carolina communities of Rocky Mount, Goldsboro, Cherryville, Shelby, Mocksville, Laurenburg, Swansboro, Hamlet and Southern Pines have received favorable feasibility analysis. The Company is in the process of obtaining options on five sites. The Company intends to maintain a geographic focus in North Carolina developing approximately three to five facilities at a time. In the future, the Company will advance into surrounding states, maintaining the same focus on small to mid-sized communities with a relatively large low and moderate income elderly population with an emphasis on developing newly constructed assisted living facilities. Initially, the Company anticipates developing eight projects, in groups of four, per year but intends to increase the number to 12 to 14 per year. The Company believes the increased pace of development can be achieved with current staffing levels. More importantly, management believes that such a heightened development pace will bring greater economies of scale to project financings and that demand for assisted living units among the low and moderate income population in the medium sized markets that the Company is targeting will sustain that pace. Development will be slightly staggered so that the Company will not be taking delivery of all projects in the same month, but financing will typically be arranged in packages of three to five properties. Turnkey costs, including all development fees to the Company, for the 60-unit prototype are estimated to average $2,581,000 for the first eight projects. In the initial phases of development, the Company intends to locate some facilities near its existing subsidized elderly apartments. Such location creates many cross-marketing opportunities for the Company. However, management believes that its prototype assisted living residences can be successfully developed independently.


     The Company will enter into management contracts with non-profit owners that provide for the development of newly constructed assisted living residences. Once a potential site is located, feasibility and due diligence is completed, the prospective non-profit owner will make a final commitment to the site, subject to financing. In general, tax-exempt bond financing proceeds will be used for both construction and permanent financing. In this situation, the Company will assign its option to acquire a site to the non-profit for exercise, and title in the property will go directly to the non-profit owner. The Company will be entitled to a base development fee equal to 10% of total development costs, less the development fee. The Company may receive an additional 5% development fee for a total maximum fee of 15% of development costs, based on achieving certain performance goals and cost efficiencies.

     With respect to all of the current assisted living projects in development, management has completed all of the internal analysis necessary to bring each to what is commonly called the mortgage package phase. For each project planned for the initial stage of development, the Company has some form of site control (actual ownership or an option to purchase), a schematic architectural plan and an estimate from a proposed contractor, and the Company's own market study. With respect to nine of the sites, the Company has received a favorable feasibility analysis from an independent market feasibility company. One site is awaiting feasibility study and control of five additional sites is under negotiation. In addition, if required by the lender, the Company will also engage a third party appraiser.


     The Company's approach to individual markets for potential development is centered on senior management's long-term experience with mid-size and rural markets. Consequently, senior managers of the Company perform the thorough internal market analysis at the beginning of the site acquisition process. This internal work is then carefully reassessed by a third party market study just prior to entering into a formal commitment to the development, which typically takes place when the site is acquired and construction commences. Management believes that this approach provides the safest way to ensure a feasible development in a timely and cost efficient manner.

     Prior to the Company's final commitment to proceed with a site, the project will typically have a designated non-profit owner committed to purchase the facility when the necessary financing to fund the purchase is in place. The purchase price will be the sum of the net proceeds of the financing DSS arranges. The Company currently has relationships with several qualified non-profits and intends to develop new ones with area hospitals as the Company continues to grow. In all cases, the Company will have an option to purchase and other safeguards to protect its long term interest in the properties.


     As an alternative, the Company may consider more conventional sale/leaseback arrangements with for-profit organizations. However, at this time, management believes that for-profit organizations cannot compete with financing alternatives available to non-profits. Management also believes that developing assisted living residences for the low and moderate income frail elderly for non-profits, as opposed to for-profit organizations, will be better received by localities.


     With respect to architectural plans, specifications and construction contracts, the Company intends to negotiate guaranteed not-to-exceed contracts and not to put the work out for bid. The architect currently retained by the Company has extensive elderly housing and healthcare experience.

     Developments will be staged to begin as previous developments reach stabilized operations to maintain a pipeline of proposed projects with all preliminary internal work done and land under option. The Company intends that a few excess projects will always be in the pipeline because some proposed projects will not prove feasible after final analysis.

     In addition to the foregoing development activities in which the Company will develop newly constructed assisted living residences for management by the Company in communities of 75,000 or less, the Company intends to participate in development activities as a joint venturer with local government agencies and non-profit organizations dedicated to providing housing and services to the low income elderly. As part of these activities, the Company may perform development activities for the construction or rehabilitation of a facility on a fee basis with the Company having no further participation in the operation of the facility upon completion of construction. Likewise, the Company may enter into agreements to manage an existing property on behalf of a government agency or non-profit owner.

     The Company currently manages several subsidized apartment complexes for low and moderate income elderly individuals, which meet many of the physical requirements of a licensed assisted living facility. That is, the facilities have wide hallways, communal dining rooms, kitchens, laundry facilities, activity rooms and other common areas available for use by residents. The Company is currently working closely with its architect and the North Carolina Division of Facility Services regarding the potential conversion of two floors of existing apartment complexes to licensed assisted living residences. Management believes that joint ventures and conversion opportunities provide an attractive means of establishing a presence in larger communities with populations in excess of 75,000, as well as in small to medium sized communities.

ASSISTED LIVING MANAGEMENT DIVISION

     All developed assisted living residences will be managed either on a management contract, cancelable only under very specific conditions or pursuant to a lease between the owner and a single purpose wholly-owned subsidiary of the Company formed specifically for the project. The term of the management contract or lease will be for a minimum of three years, rolling forward each year unless notice of termination is given. In addition, the Company will have an option to purchase any project and will receive a fee if the management agreement is terminated without cause.

     Management views assisted living operations as a combination of home care services and real estate management services, both current operations of the Company. Thus, this division will combine these two skills in buildings that the Company will have developed and financed specifically for the low and moderate income, public pay frail elderly market.

     The assisted living operations division will begin full operation when the first Company-developed assisted living residences come on line. However, with respect to the home care component of assisted living, the Company has already instituted a successful pilot program in which the Company is providing home care services to low and moderate income frail elderly residents at some of the apartment complexes that it manages as well as in private homes. These home care services are funded by state Medicaid programs as well as private payors. The home care services provided by the Company include assistance with dressing, personal hygiene, medication management, preparation of simple meals, assistance with mobility, dental, hair and skin care and maintenance of a safe environment. The Company also has staff experienced in providing and documenting these services, assessing and developing individual care plans, maintaining client records, regulatory compliance, quality assurance and Medicaid billing. These services are identical to those which the Company will be providing at its assisted living residences. Through this pilot program the Company has established the operating procedures which will be utilized in delivering home care services at its assisted living residences. The Company has focused its activities on having an exemplary operation with respect to client care, documentation, policies and procedures and quality assurance. The Company had its first on-site survey of its home care operations by the State of North Carolina on May 16, 1997. The survey resulted in a deficiency-free finding by the State. The State specifically complimented the Company's self-audit and compliance procedures.

     Until DSS reaches a certain level of assisted living units under management, currently estimated to be approximately eight properties, this division will, in part, be operated with personnel already providing home care and apartment management services. There will, therefore, be some significant operating savings to the Company as a whole. For example, with respect to real estate management, the Company anticipates being able to share maintenance personnel between assisted living residences and nearby apartment complexes that the Company manages. The same overlap feature will apply to certified nurse's aides and choreworkers who currently perform their duties in individual homes or apartments and who can provide those same services in the assisted living residences. However, key on-site personnel, such as the facility administrator, will not be shared or assigned duties outside their respective property. Sharing will take place at the service provider level only on an as-available basis.

     Although the primary conduit for the Company's home care services in the future will be its assisted living residences, the Company intends to continue providing these services to individuals in apartments and private homes.

APARTMENT MANAGEMENT DIVISION


     Affiliates of the Company have been in the business of developing and managing senior housing for more than 20 years. Of the 62 complexes currently managed by the Company, the Company controls 37, representing 1,351 units, either through the direct ownership of management rights or through ownership by an affiliated entity. The remaining 25 complexes, representing 1,042 units are owned by third parties. Approximately 31% of the complexes are owned by non-profit organizations.


     The Company manages apartments in North Carolina, South Carolina, Pennsylvania and West Virginia. Generally the managed properties receive government subsidies through favorable financing and/or direct rent contributions under programs administered by Housing and Urban Development ("HUD") or Rural Development Agency ("RDA", formerly the Farmer's Home Administration). Approximately 39% of the units under management are eligible for rent subsidies under Housing Assistance Payment ("HAP") contracts. The treatment of HAP contracts upon expiration is under review by the United States Congress. No current HAP affecting the Company's managed properties is up for renewal until 1999. The effect of the expiration of an individual property's HAP without renewal varies and depends on the HUD determined fair market rent for the specific market area.

     Management fees for government assisted housing are frequently higher than fees for management of conventional apartments because of the added layers of paperwork required to comply with government programs. The Company typically receives a percentage of rent revenues ranging from 6% to 8% or a flat monthly fee for occupied units. In addition, the Company receives a stated monthly bookkeeping fee for all HUD properties it manages. The management agreements are approved by the applicable government agency and are relatively standardized. The initial term of a HUD management contract is two years with one-year renewals thereafter. A typical RDA management contract has a three-year term and must be executed every three years. The Company's apartment management contracts have initial terms of one to three years, with varying renewal provisions; the Company's history of contract renewal has been excellent.

     As discussed above, management anticipates modest savings in operating costs for both the properties managed in the apartment management division and those in the assisted living management division. Because many of the initial assisted living residences will be in close proximity to existing apartment complexes managed by the Company, management believes that through the sharing of certain personnel, mostly maintenance and property staff, operating costs in both divisions will be lowered. An additional, very important benefit from the Company's experience managing low and moderate income elderly properties is that it gives management excellent operating histories to use as comparisons for the assisted living residences. However, perhaps most important for cross-marketing purposes, through its apartment management division the Company has established relationships with over 1,000 low and moderate income elderly tenants. These relationships give the Company a unique platform from which to develop its home care and assisted living operations.


ASSISTED LIVING INDUSTRY

     The Company believes that the assisted living industry is evolving as the preferred alternative to meet the growing demands for a cost effective setting for seniors who cannot live independently due to physical or cognitive frailties but who do not require the more intensive medical attention provided by a skilled nursing facility.

     Generally, assisted living represents a combination of housing and 24-hour per day personal support services designed to assist seniors with the activities of daily living ("ADLs"), which include bathing, eating, personal hygiene, grooming, ambulating and dressing. Certain assisted living facilities may offer higher levels of personal assistance for residents with Alzheimer's disease or other forms of dementia.

     Assisted living facilities in North Carolina generally fall into three types: downscale, dormitory and institutional style rest homes with shared bathrooms; newly constructed, high fee, upscale, residential style facilities; and traditional nursing homes with assisted living beds. The Company's prototype residence is distinguishable from the traditional rest home or downscale dormitory style in several respects. The Company's residences are residential in style, provide suites with a private bath and two bedrooms, each with separate entrance and temperature control, and provide spacious common areas that are comparable to those in the upscale model. The Company's prototype follows the high fee, upscale residential style in all aspects other than price.

     The Company believes that a number of factors will allow assisted living companies to continue as one of the fastest growing segments of senior care:

     SUPPLY/DEMAND IMBALANCE. While the senior population is growing significantly, the supply of skilled nursing beds per thousand is declining. This imbalance may be attributed to a number of factors in addition to the aging of the population. Many states, in an effort to maintain controls of Medicaid expenditures on long-term care, have implemented more restrictive certificate of need regulations or similar legislation that restricts the supply of licensed skilled nursing facility beds. Additionally, acuity-based reimbursement systems have encouraged skilled nursing facilities to focus on higher acuity patients. The Company also believes that high construction costs and limits on government reimbursement for the full cost of construction and start-up expenses also will constrain the growth and supply of traditional skilled nursing beds. These factors, taken in combination, result in relatively fewer skilled nursing beds available for the increasing number of seniors who require assistance with ADLs but do not require 24-hour medical attention.

     COST EFFECTIVENESS. The average annual cost for a patient in a skilled nursing home can exceed $75,000 per year in certain markets. In contrast, assisted living services are provided at a cost which is generally 30% to 50% lower than skilled nursing facilities located in the same region.

     DEMOGRAPHICS AND CHANGING FAMILY DYNAMICS. The target market for the Company's services are persons generally 75 years and older, one of the fastest growing segments of the U.S. population. According to the U.S. Census Bureau, the portion of the U.S. population age 75 and older is expected to increase by 28.7%, from approximately 13.0 million in 1990 to approximately 16.8 million by the year 2000, and the number of persons age 85 and older, as a segment of the U.S. population, is expected to increase by 45%, from approximately 3.0 million in 1990 to over 4.3 million by the year 2000. Furthermore, the number of persons afflicted with Alzheimer's disease is also expected to grow in the coming years. According to data published by the Alzheimer's Association, this group will grow from the current 3.8 million people to 4.8 million, or an increase of 26.3%, by the year 2000. As Alzheimer's disease and other forms of dementia are more likely to occur as a person ages, the increasing life expectancy of seniors is expected to result in a greater number of persons afflicted with Alzheimer's disease and other forms of dementia in future years absent breakthroughs in medical research.

     CONSUMER PREFERENCE. The Company believes that assisted living is increasingly becoming the setting preferred by prospective residents as well as their families, who are often the decision makers for seniors. Assisted living is a cost effective alternative to other types of facilities, offers seniors greater independence and allows them to age in place in a residential setting.

COMPETITION

     The assisted living industry is highly competitive, fragmented, characterized by numerous small operators but also with large, public, well-financed competitors. The scope of assisted living services varies substantially from one operator to another and with the requirements of one state to another. The Company believes that residential style assisted living offers an attractive approach to providing residential and personal care services for the elderly, particularly in light of (i) the increased emphasis by both federal and state governments on containing costs; (ii) limitations imposed in many states on the construction of additional skilled nursing facilities, which have generally increased the level of care provided in such facilities and forced less acute elderly to seek alternative care arrangements; and (iii) the decreasing availability of family care. The primary consumers of assisted living residences are persons over the age of 65.

     The competition in managing subsidized housing for the elderly is substantial with competition from numerous local, regional and national companies, many of whom have greater financial resources than those of the Company. There is increasing demand for such facilities due to the increasing population of elderly in the United States but growth in this industry is dependent upon the availability of government financing and subsidies which are currently being restricted and undergoing reassessment and change. Many of the current managers of such facilities are companies affiliated with the original developers in the Company's geographic region. The Company does not anticipate substantial near-term growth in this segment of its business and is not dependent on such growth for future profitability. Management of the Company has over twenty years experience in subsidized housing and extensive experience interacting with governmental agencies, so the Company should be positioned to take advantage of this business if and when conditions change.

REGULATORY MATTERS

     The assisted living operations of the Company are subject to substantial regulation by federal, state and local governmental agencies which vary among the types of facilities and from state to state. Assisted living facilities are generally subject to less regulation than other licensed health care providers but more regulation than standard congregate care or independent living facilities. However, the Company anticipates that additional regulations and licensing requirements will likely be imposed by the states and the federal government. Currently, North Carolina requires licenses to provide the assisted living services provided by the Company but not a certificate of need. The North Carolina legislature has approved a 12 month moratorium on assisted living licensure. The law provides several exclusions that exempt the Company's proposed activities based on the current status of development and the proposed location of the facilities. The purpose of the moratorium is to study adult care homes in North Carolina to determine whether the existing licensure procedures need to be modified. "Adult care homes" now include everything from group homes to old style rest homes to new assisted living facilities. It is anticipated that the moratorium will result in stricter licensure procedures in North Carolina.

     The licensing statutes typically establish physical plant specifications, resident care policies and services, administration and staffing requirements, financial requirements, emergency service procedures plus after construction approval of the as-built building and the Company's operating policies and procedures. The Company's facilities must also comply with the requirements of the Americans with Disabilities Act and are subject to various local building codes and other ordinances, including fire safety codes. The Company is a provider of services under Medicaid programs and is subject to Medicaid regulations designed to limit fraud and abuse, violations of which could result in civil and criminal penalties and exclusion from participation in Medicaid programs. The Company believes it is in substantial compliance with all applicable regulatory requirements. No actions are pending against the Company for non-compliance with any regulatory requirement.

     The targeted residents for the Company's facilities are eligible for several types of public funds in North Carolina. North Carolina's Division of Special Assistance of the Department of Social Services pays a monthly maximum of $893 for room and board. This payment is funded from the federal Supplemental Security Income program ("SSI") and state supplements. In addition, the state Medicaid program provides funds for personal care services. The State and County are each responsible for half of the Medicaid payment. The amount available depends on the services required. Finally, an allowance of 50 cents per day is paid by Medicaid to fund medically related resident transportation.

     Subsidized apartments are also subject to substantial regulations primarily from HUD and the RDA, as applicable. In most states, subsidized apartments are also subject to state and local building and fire codes.

     Providers of personal care services in North Carolina must obtain a license from the Department of Facility Services. There are different levels of licensure depending on the nature of the services provided. A provider must obtain a Certificate of Need ("CON") to participate in the Medicare-funded Home Health Program, which generally entails the provision of skilled medical services and therapies. No CON is required to participate in the Medicaid funded personal care service

("PCS") program which is available to the low income elderly in their place of residence nor the Community Access Program ("CAP") which provides extensive personal care and related services for the low income disabled. The Company participates in both the PCS and CAP programs. The reimbursement rate is currently $11.92 per hour. Eligible participants in the PCS program can receive up to a maximum of 80 hours of personal care services each month. Services include assistance with the basic ADL's including bathing, dressing, grooming, transfers, personal hygiene, assistance with medication monitoring, maintaining a safe and clean environment, household management and simple meal preparation, The Company's personal care revenues for 1996 and 1997 were funded 97% and 90% respectively by the Medicaid PCS program.

FACILITIES/PROPERTIES

     The Company subleases 90% of the office and administrative building located at 915 West Fourth Street, Winston-Salem, North Carolina from THE at a monthly rent of $2,700 plus its share of property insurance and maintenance expenses. There is no written sub-lease and the base lease between THE and an independent third party has a remaining term of approximately two and one-half years.

EMPLOYEES


     As of October 31, 1997, the Company had 133 employees, 48 of whom are full-time. None of the Company's employees are subject to collective bargaining agreements and none of the employees have been on strike in the past three years.


LEGAL PROCEEDINGS

     As of the date of this Prospectus, the Company is not a party to any legal proceedings which could have a materially negative impact on the Company.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The directors and executive officers of the Company are as follows:

William G. Benton           52      Chairman of the Board and Chief Executive Officer
Susan L. Christiansen       44      President, Chief Operating Officer and Director
G. L. Clark, Jr.            52      Treasurer, Chief Financial Officer and Director
Perry C. Craven             57      Director
Walter H. Ettinger, Jr.     45      Director

     Mr. William G. Benton has served as Chief Executive Officer and Chairman of the Board of the Company since inception. Mr. Benton is a Director, President and the controlling shareholder of THE since its incorporation in 1991. Mr. Benton, through various entities, has engaged in the commercial real estate business in the areas of multifamily apartments, hotels, shopping centers, long-term health care facilities and restaurants. Mr. Benton originally developed and serves as General Partner on many of the Section 8 elderly properties which the Company manages. From 1988 through September 1994, Mr. Benton served as CEO and director of Health Equity Properties Incorporated ("HEP"), a New York Stock Exchange listed real estate investment trust ("REIT") with over $150 million in long-term health care assets. At the time of the merger of HEP and Omega Healthcare Investors, Inc., Mr. Benton was the Chairman of the Board and Chief Executive Officer of HEP. He is also a director of Tanger Factory Outlet Centers, Inc., a New York Stock Exchange-listed REIT.

     Ms. Susan L. Christiansen has served as President and Chief Operating Officer and has been a director of the Company since inception. Ms Christiansen is an officer, director, General Counsel and a shareholder of THE. Ms. Christiansen served as Vice President, General Counsel and Secretary of HEP from 1990 until its merger in 1994. She has 20 years of experience in legal and financial matters affecting senior housing with services. Ms. Christiansen also has extensive experience with compliance with various government regulations and in managerial and personnel matters. Ms. Christiansen also is a licensed real estate broker in North Carolina.

     Mr. G.L. Clark, Jr. has served as Chief Financial Officer and has been a director of the Company since inception. Mr. Clark is a Director, Chief Financial Officer and a shareholder of THE, and has been Chairman of the Board of RPM since January 1, 1996. Mr. Clark served as Vice President and Chief Financial Officer of HEP from 1988 until its merger in 1994. Mr. Clark is a Certified Public Accountant and has been involved in financial and accounting aspects of low and moderate income housing and long-term health care facilities since 1983.

     Ms. Perry C. Craven has been the sole shareholder and director of Perry C. Craven Associates, Inc. since 1977, a company which specializes in elderly housing development, non-profit development, housing training, rural housing development and communications.

     Dr. Walter H. Ettinger, Jr. has been Associate Professor of Medicine, Head of Section of Internal Medicine and Gerontology, Department of Medicine, Bowman Gray School of Medicine, Winston-Salem, North Carolina and Deputy Director of the J. Paul Sticht Center on Aging, Bowman Gray/Baptist Hospital Medical Center since 1987. From 1985 to 1987 he was Assistant Professor of Medicine, Division of Geriatrics and Gerontology, The John Hopkins University School of Medicine, Baltimore, Maryland, and from 1982 to 1987 was on the staff of Francis Scott Key Medical Center, Baltimore, Maryland.

     The Company's executive officers are appointed annually by, and serve at the discretion of, the Board of Directors. All directors hold office until the next annual meeting of the Company or until their successors have been duly elected or qualified. There are no family relationships among any of the executive officers and directors of the Company.

     In July 1995, Grandfather Mountain Limited Partnership, which owns a shopping center in Boone, North Carolina, filed a Chapter 11 Reorganization under the Federal Bankruptcy Laws because both the anchor tenant, Roses Department Store, and the lender, Mutual Savings and Loan Association, Morganton, North Carolina filed for Reorganization. The Bankruptcy Court confirmed the Partnership's Plan of Reorganization by Order entered October 7, 1997. Benton Investment Company, a wholly-owned subsidiary of THE, is one of the two General Partners of Grandfather Mountain Limited Partnership, Mr. Benton and Mr. Clark serve as CEO and President of Benton Investment Company, respectively.

DIRECTOR COMPENSATION

     The Company's outside directors receive $250 for their attendance at meetings. The Company intends to increase compensation for outside directors due to increased responsibilities associated with serving as directors of a public company but has not determined the level of such compensation. In addition, the Company will reimburse directors for out-of-pocket and travel expenses incurred for their attendance at meetings.

EXECUTIVE COMPENSATION; EMPLOYMENT AGREEMENTS

     During the fiscal year ended December 31, 1996, THE, the Company's parent, paid and/or accrued compensation to Mr. Benton, Mr. Clark and Ms. Christiansen for pre-incorporation services rendered to the Company. The Company has agreed to assume the liability for all accrued but unpaid compensation and to reimburse THE for all compensation prior to the Company's date of incorporation. Ms. Walker and Ms. Robinson were paid by the Company's wholly-owned subsidiary, RPM for the fiscal year ended December 31, 1996.

     The following table reflects all compensation earned by the named employees of the Company for the year ended December 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM COMPENSATION
                                                                                  ---------------------------------
                                                                                          AWARDS
                                                  ANNUAL COMPENSATION             ----------------------    PAYOUTS
                                         -------------------------------------    RESTRICTED                -------
                                                                  OTHER ANNUAL      STOCK       OPTIONS/     LTIP       ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR    SALARY(1)      BONUS     COMPENSATION      AWARD         SARS      PAYOUTS    COMPENSATION
------------------------------   -----   ---------     -------    ------------    ----------    --------    -------    ------------
William G. Benton
  Chief Executive Officer.....    1996   $ 189,264(2)  $84,132           --             --           --         --            --
Susan L. Christiansen
  Chief Operating Officer.....    1996     104,000      14,500           --             --           --         --            --
G.L. Clark, Jr.
  Chief Financial Officer.....    1996      94,500      36,750           --             --           --         --            --
Deborah O. Robinson
  Chief Accounting Officer....    1996      60,000          --           --             --           --         --            --
Sandra T. Walker
  Executive Vice President....    1996      89,615          --           --             --           --         --            --

---------------

(1) Each of the employees in the table accrued a portion of their 1996 salary listed above. Mr. Benton accrued $168,264. Ms. Christiansen accrued $29,000. Mr. Clark accrued $73,500. Ms. Robinson accrued $5,000. Ms. Walker accrued $5,000. Under an agreement with the Company, those employees agreeing to accrue a portion of base compensation are entitled to repayment of the accrued compensation, plus a bonus equal to 50% of the accrued compensation. Mr. Benton and Mr. Clark are entitled to purchase shares of the Company's common stock with the bonus portion attributed to accrued compensation at a purchase price equal to 50% of the initial public offering price. Ms. Christiansen is entitled to purchase shares of the Company's common stock with the bonus portion attributable to accrued compensation at a purchase price equal to 100% of the initial public offering price. Additional amounts of compensation have been accrued during 1997. Management anticipates that all such accruals will cease by December 31, 1997. See below.


(2) Mr. Benton agreed to reduce his base annual salary from $189,264 to $104,000 per year beginning July 1, 1997. In addition to his base compensation, Mr. Benton will continue to be entitled to a performance bonus.


     No Directors other than those who are full time employees of the Company received any compensation during 1996.

DIRECTORS AS A GROUP                                       CASH      ACCRUED
------------------------------------------------------   --------    --------
Number of Persons (5).................................   $117,000    $270,764


     Salaries for executives and other management personnel of $292,906 have been accrued during 1996 and $224,827 during the first nine months of 1997. Employees agreeing to the accrual of a portion of their base salary are entitled to receive payment of accrued amounts, plus a bonus equal to 50% of the accrued amount. Management anticipates that all such accruals will cease by December 31, 1997.


  EMPLOYMENT AGREEMENTS

     Mr. Benton, Mr. Clark and Ms. Christiansen have employment agreements with the Company. The employment agreements provide for a base salary with increases as authorized by the Board of Directors. The Agreements are for terms of five years, with each day worked being deemed to extend the term by an additional day.

     The agreements provide for the payment to each executive officer of a lump-sum severance payment if the Company terminates such executive's employment during the term of the agreements other than for cause, or if the employment is terminated for certain reasons, including a change of control of the Company. The lump-sum payment is equal to three times the amount of such executive's average base salary for the previous 5 years. These three employment agreements contain terms prohibiting solicitation of Company employees for 18 months after termination, non-disclosure of confidential information and return of all Company documents.

STOCK INCENTIVE PLAN

     The Company's 1997 Stock Incentive Plan (the "Stock Incentive Plan") was adopted by the Company's Board of Directors and approved by the sole shareholder in January 1997. A total of 500,000 shares of Common Stock have been reserved for issuance under the Stock Incentive Plan. Stock options, stock appreciation rights, restricted stock and deferred stock may be granted under the Stock Incentive Plan to key employees and directors or consultants of the Company or a subsidiary. To date, no options to purchase shares have been granted under the Stock Incentive Plan.

     The Stock Incentive Plan will be administered by a Committee (the "Stock Incentive Committee") consisting of at least two disinterested directors. The Stock Incentive Plan requires that the members of the Stock Incentive Committee be "disinterested persons" within the meaning of Rule 16b-3, as from time to time amended, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Stock Incentive Committee has the authority, within limitations as set forth in the Stock Incentive Plan, to establish rules and regulations concerning the Stock Incentive Plan, to determine the persons to whom options may be granted, to designate the number of shares of Common Stock to be covered by each option, and to determine the terms and provisions of the option to be granted. In addition, the Stock Incentive Committee has the authority, subject to the terms of the Stock Incentive Plan, to determine the appropriate adjustments in the terms of each outstanding option in the event of a change in the Common Stock or the Company's capital structure.

     Options granted under the Stock Incentive Plan may be either incentive stock options ("ISO's") within the meaning of Section 422 of the Code, or non-qualified stock options ("NQSOs"), as the Stock Incentive Committee may determine. The exercise price of each option will be fixed by the Stock Incentive Committee on the date of grant, except that (i) the exercise price of an ISO granted to any individual who owns (directly or by attribution) shares of Common Stock possessing more than 10% of the total combined voting power of all classes of outstanding stock of the Company (a "10% Owner") must be at least equal to 110% of the fair market value of the Common Stock on the date of grant and (ii) the exercise price of an ISO granted to any individual other than a 10% Owner must be at least equal to the fair market value of the Common Stock on the date of the grant. Any options granted must expire within ten years from the date of grant (five years in the case of an ISO granted to a 10% Owner). Shares subject to options granted under the Stock Incentive Plan which expire, terminate or are canceled without having been exercised in full become available again for option grants. No options shall be granted under the Stock Incentive Plan more than ten years after the adoption of the Stock Incentive Plan.

     Options are exercisable by the holder subject to terms fixed by the Stock Incentive Committee. However, an option will be exercisable immediately upon the happening of any of the following (but in no event during the six-month period following the date of grant or subsequent to the expiration of the term of an option): (i) the holder's retirement on or after attainment of age 65; (ii) the holder's disability or death; or (iii) the occurrence of such special circumstances or events as the Stock Incentive Committee determines merits special consideration. Under the Stock Incentive Plan, a holder generally may pay the exercise price in cash, by check, by delivery to the Company of shares of Common Stock already owned by the holder or, in certain circumstances, in shares issuable in connection with the options, or by such other method as the Stock Incentive Committee may permit from time to time.

     Options granted under the Stock Incentive Plan will be non-transferable and non-assignable; provided, however, that the estate of a deceased holder may exercise any options held by the decedent. If an option holder terminates employment or consultancy with the Company or service as a director of the Company while holding an unexercised option, the option will terminate immediately, but the option holder will have until the end of the 90th business day following his or her termination of employment or service to exercise the option. However, all options held by an option holder will terminate immediately if the termination is for cause or voluntarily on the part of the employee.

     The Stock Incentive Plan may be terminated and may be modified or amended by the Stock Incentive Committee or the Board of Directors at any time; provided, however, that (i) no modification or amendment either increasing the aggregate number of shares which may be issued under options or to any individual, increasing materially the benefits accruing to participants under the Stock Incentive Plan, or materially modifying the requirements as to eligibility to receive options will be effective without shareholder approval of such amendment and (ii) no such termination, modification or amendment of the Stock Incentive Plan will alter or affect the terms of any then outstanding options without the consent of the holders thereof.

OPTION GRANTS

     As of the date hereof, no grants of options under the Stock Incentive Plan have been made. However, separately from the Stock Incentive Plan, a maximum of 80,329 options have been granted to William Benton, Susan Christiansen and G.L. Clark, Jr. in consideration for their deferral of certain cash compensation.

                             PRINCIPAL SHAREHOLDERS

     THE owns 1,800,000 shares of Common Stock and is the sole shareholder of the Company. Upon completion of the Offering, THE will continue to own approximately 54.5% of the Company's Common Stock.

     The outstanding voting securities of THE are owned by a small group of investors, including the officers and directors of the Company. A super majority of the voting securities of THE are subject to a voting trust agreement electing William G. Benton as voting trustee and a shareholders' agreement which grants THE and William G. Benton, Susan L. Christiansen and G.L. Clark, Jr. a right of first refusal on any transfer of stock and an option to buy all shares of any deceased, disabled or terminated shareholder. Both of the agreements provide that William G. Benton, Susan L. Christiansen and G.L. Clark, Jr. shall serve as the directors of THE. Accordingly, the shares of Common Stock of the Company owned by THE will be voted at the discretion of Mr. Benton, Ms. Christiansen and Mr. Clark. Such persons will control the outcome of all matters submitted to shareholders for approval, including the election of directors of the Company.


     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of September 30, 1997, and as adjusted to reflect the sale of the Common Stock offered hereby, by (i) each shareholder known by the Company to be the beneficial owner of five percent or more of the outstanding Common Stock, (ii) each director and officer of the Company named in the Summary Compensation Table individually, and (iii) all directors and executive officers as a group. In each case, the address of the beneficial owner is the address of the principal executive offices of the Company.


                                                                                    NUMBER OF
                                                                                     SHARES                 PERCENTAGE
                                                                                    BENEFICIALLY ---------------------------------
NAME                                                                                OWNED(1)     BEFORE OFFERING    AFTER OFFERING
---------------------------------------------------------------------------------   ---------    ---------------    --------------
THE(1)...........................................................................   1,800,000           100%             54.5%
William G. Benton(2).............................................................   1,179,000          65.5              35.7
Susan L. Christiansen(3).........................................................     295,200          16.4               8.9
G.L. Clark, Jr. (4)..............................................................     264,600          14.7               8.0
Walter H. Ettinger, Jr...........................................................           0             0                 0
Perry C. Craven..................................................................           0             0                 0
All directors and executive officers as a group (5 persons)......................   1,738,800          96.6%             52.7%

---------------

(1) In May 1996, THE contributed $100 for 100 shares of Common Stock of the Company. In July 1996, THE exchanged all of the issued and outstanding shares of RPM for 2,277,678 shares of Common Stock of the Company. Effective June 30, 1997, THE returned 477,778 shares which DSS retired.

(2) Mr. Benton owns, directly or indirectly, 65.6% of the issued and outstanding shares of THE. Shares held does not include 52,579 shares of the Company that Mr. Benton is entitled to if he exercises an option to convert deferred compensation to stock.

(3) Ms. Christiansen owns, directly or indirectly, 16.4% of the issued and outstanding shares of THE. Shares held does not include 3,600 shares of the Company that Ms. Christiansen is entitled to if she exercises an option to convert deferred compensation to stock.

(4) Mr. Clark owns, directly or indirectly, 14.7%% of the issued and outstanding shares of THE. Shares held does not include 24,150 shares of the Company that Mr. Clark is entitled to if he exercises an option to convert deferred compensation to stock.

                              CERTAIN TRANSACTIONS

     On January 1, 1996, RPM acquired certain assets, consisting of management contracts valued at $0, trade accounts receivable of $119,023, land valued at $70,536 and furniture and equipment valued at $121,659 from an entity related through common ownership with RPM, by assuming certain liabilities of THE. The difference between the value of the assets and the liabilities assumed is recorded as a deemed distribution in the equity section of the balance sheet.

     On January 1, 1996, RPM transferred its investment in securities available for sale, and the associated margin account payable to THE, the parent, in a non-cash transaction which exchanged the securities at a market value of $494,693, less unrealized gains of $270,214 and relief of a liability to THE of $48,344, for the assumption of a margin account by THE of $185,509 and a reduction of the paid-in capital in excess of par by $87,314. The transaction was recorded at book value on the records of both companies.

     On July 1, 1996, the Company acquired 100% of RPM from THE through the exchange of 2,277,678 shares of DSS common stock for RPM stock. No value was assigned to the DSS common stock issued since RPM had no positive book value at that date. The acquisition was treated as a combination of entities under common control.

     On September 1, 1996, RPM acquired additional assets and assumed certain liabilities of an affiliate, consisting of management contract rights of $73,610 in exchange for a reduction of accounts receivable from the affiliate of $110,903 and the assumption of accounts payable to THE of $89,437. The difference between the value of the assets and the liabilities assumed is recorded as a deemed distribution in the equity section of the balance sheet.


     Management fee income of RPM includes $215,067 and $284,296, for the nine months ended September 30, 1997, and the year ended December 31, 1996, respectively, earned from partnerships, a general partner of which is the beneficial shareholder of the Company; $30,715 and $30,835 of such fees were included in accounts receivable at September 30, 1997, and December 31, 1996. In addition, the Company was reimbursed for payments made through its central payroll system for payroll and related expenses by such partnerships of $418,691 and $473,313 for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively.


     Beginning in May 1997, the Company entered into a month to month lease with THE, its parent, for office space for THE's corporate headquarters with required monthly rent payments of $2,700. In addition, RPM leases computer equipment from THE, which requires monthly payments of $404.


     From time to time, the Company advances or borrows funds from THE or other related entities. Note 2 to the financial statements for the nine months ended September 30, 1997 schedules those advances and repayments to and advances and repayments from such related parties. These transactions have resulted in balances of $253,616 due to the Company from affiliates, and $253,887 due from the Company to affiliates. In addition, the account payable to THE was converted to a note payable to the parent during 1996. On September 24, 1997, the Board of Directors classified 200,000 shares of preferred stock as Series A Preferred Stock (the "Series A Preferred Stock") and authorized the issuance of 178,386 shares to THE in consideration of cancellation of a note payable to THE effective September 30, 1997. The outstanding balance of the note at September 30, 1997 after the conversion was $76,554. Accounts payable to or receivable from related parties bear no interest and have no scheduled repayment terms.



     The Company's transactions with RPM and THE have been and will continue to be approved by a majority of the Company's independent directors who do not have an interest in the transactions. All future material transactions and loans will be made or entered into on terms that are no less favorable to the Company than those that can be obtained from unaffiliated third parties.


     On June 30, 1997, the Company retired 477,778 shares of Common Stock, leaving 1,800,000 shares outstanding on that date.


     The Company participates in a defined contribution savings incentive plan covering substantially all of its and its subsidiaries' full time employees. The Company and its subsidiaries currently provide a 50% matching contribution to each employee participant for contributions up to the first 5% of compensation. The Company and its subsidiary's required contributions for the nine months ended September 30, 1997 and the twelve months ended December 31, 1996 were $8,745 and $11,613, respectively.

                           DESCRIPTION OF SECURITIES

GENERAL

     The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, no par value and 100,000,000 shares of preferred stock, no par value. As of the date of this Prospectus, 1,800,000 shares of Common Stock and 178,386 shares of preferred stock are outstanding and all of such shares authorized are held of record by THE. See "Principal Shareholders." After the completion of this Offering there will be 3,300,000 shares of Common Stock outstanding.

COMMON STOCK

     The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted can elect all of the directors then being elected. The holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. Holders of shares of Common Stock, as such, have no redemption, preemptive or other subscription rights, and there are no conversion provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are fully paid and nonassessable.

PREFERRED STOCK

     The Company's authorized shares of preferred stock may be issued in one or more series and classes, and the Board of Directors is authorized, without further action by the shareholders, to designate the preferences, limitations and relative rights of shares of each series, including dividend, voting, redemption and conversion rights. The Company believes that the availability of preferred stock issuable in series will provide increased flexibility for structuring possible future financings and acquisitions, if any, and in meeting other corporate needs. It is not possible to state the actual effect of the authorization and issuance of any series of preferred stock upon the rights of holders of Common Stock until the Board of Directors determines the specific preferences, limitations and relative rights of a series of preferred stock. However, such effects might include, among other things, restricting dividends on the Common Stock, diluting the voting power of the Common Stock, or impairing liquidation rights of such shares without further action by holders of the Common Stock. In addition, under various circumstances, the issuance of preferred stock may have the effect of facilitating, as well as impeding or discouraging, a merger, tender offer, proxy contest, the assumption of control by a holder of a large block of the Company's securities or the removal of incumbent management. Issuances of preferred stock could also adversely effect the market price of the Common Stock.

     On September 24, 1997, the Board of Directors classified 200,000 shares of preferred stock as Series A Preferred Stock and authorized the issuance of 178,386 shares to THE in consideration of the cancellation of a note payable to THE in the amount of $891,930 effective September 30, 1997. The Series A Preferred Stock is nonvoting, is subordinate to the Common Stock for payment of dividends, has a stated liquidation value of $5 per share which is subordinate to a preferred distribution to holders of Common Stock equal to $10 per share, may be converted to common stock at $6 per share after September 30, 1999 and is not redeemable at the option of the holder.

WARRANTS

     In connection with this Offering, the Company will issue to the Underwriter the Underwriter's Warrants to purchase an additional 150,000 shares of Common Stock.

     Each Underwriter's Warrant will entitle the registered holder to purchase
one share of the Company's Common Stock at an exercise price of $     per share
during the four-year period commencing one year from the date of this Prospectus. No fractional shares of Common Stock will be issued in connection with the exercise of Underwriter's Warrants. Upon exercise, the Company will pay the holder of the value of any such fractional shares in cash, based upon the market value of the Common Stock at such time.

     Unless extended by the Company at its discretion, the Underwriter's Warrants will expire at 5:00 p.m., New York time, on the fifth anniversary of the date of this Prospectus. In the event a holder of Underwriter's Warrants fails to exercise the Underwriter's Warrants prior to their expiration, the Underwriter's Warrants will expire and the holder thereof will have no further rights with respect to the Underwriter's Warrants.

     No Underwriter's Warrants will be exercisable unless at the time of exercise there is a current prospectus covering the shares of Common Stock issuable upon exercise of such Underwriter's Warrants under an effective registration statement filed with the Commission and such shares have been qualified for sale or are exempt from qualification under the securities laws of the state or residence of the holder of such Underwriter's Warrants. Although the Company intends to have all shares so qualified for sale in those states where the Securities are being offered and to maintain a current prospectus relating thereto until the expiration of the Underwriter's Warrants, subject to the terms of the warrant agreement, there can be no assurance that it will be to do so.

     A holder of Underwriter's Warrants will not have any rights, privileges or liabilities as a shareholder of the Company prior to exercise of the Underwriter's Warrants. The Company is required to keep available a sufficient number of authorized shares of Common Stock to permit exercise of the Underwriter's Warrants.

     The exercise price of the Underwriter's Warrants and the number of shares issuable upon exercise of the Underwriter's Warrants will be subject to adjustment to protect against dilution in the event of stock dividends, stock splits, combinations, subdivisions and reclassifications. No assurance can be given that the market price of the Company's Common Stock will exceed the exercise price of the Underwriter's Warrants at any time during the exercise period.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Company's securities is American Stock Transfer & Trust Company, 40 Wall Street, New York, NY 10005 and its telephone number is (212) 936-5100.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The North Carolina Business Corporation Act (the "NCBA") allows a corporation's articles of incorporation to contain a provision limiting a director's personal liability to the corporation and its shareholders for monetary damages. No such provision may limit a director's liability for: (i) acts or omissions known by the director to conflict with the best interests of the corporation; (ii) liability for unlawful distributions; (iii) any transactions from which the director received an improper personal benefit; or
(iv) acts or omissions occurring prior to the effective date of such provision of the articles of incorporation. The Company's Articles of Incorporation limit the personal liability of its directors for monetary damages to the fullest extent permitted by the NCBCA.

     The NCBCA contains provisions setting forth conditions under which a corporation may indemnify its directors, officers, employees and agents from any liability incurred in their activities on behalf of the corporation. The NCBCA permits indemnification unless, in connection with a proceeding by or in the right of the corporation, the person seeking indemnification is adjudged liable to the corporation or, in connection with a proceeding charging the receipt of an improper personal benefit, the person seeking indemnification is adjudged to have improperly received a benefit.

     The Company's Articles of Incorporation provide indemnity to the fullest extent of North Carolina law to all persons serving as Directors and Officers of the Corporation against all liability and litigation expense, including but not limited to reasonable attorneys' fees, arising out of their status as such or their activities in the foregoing capacities. The Company's Articles of Incorporation also provide that, to the fullest extent permitted by applicable law, no director of the Company shall have any personal liability arising out of any action for monetary damages for breach of his or her duty as a director.

NORTH CAROLINA LAW

     The NCBCA contains control shares acquisition statutes limiting the ability of others to make tender offers for the shares of companies incorporated in North Carolina. Under this statute, if "control shares" are acquired in "control share acquisitions," then the "control shares" acquired have no voting rights unless allowed by the affirmative vote of the shareholders by majority vote of all shares entitled to be cast on the issue, excluding the interested shares. "Control shares" are shares which, when aggregated with shares already owned, give a person a certain threshold of voting power. "Control share acquisitions" are acquisitions in which control shares are acquired. The NCBCA further provides that in the event that the shareholders elect to give voting rights to the control shares, then, in certain instances, the other holders of a corporation's stock have the right to require that corporation to redeem their shares. The Company has specifically waived the protections of this statute in its Articles of Incorporation.

     The NCBCA also contains prohibitions on business combinations with interested shareholders. The NCBCA generally prohibits certain "business combinations" with interested shareholders for a period of five years from the date on which the person became an interested shareholder unless the business combination is recommended by the board of directors and approved by the affirmative vote of 95% of the votes entitled to be cast on the matter and by the affirmative vote of two-thirds of the votes held by holders other than the interested shareholder entitled to be cast on the matter. An interested shareholder is a shareholder that beneficially owns, directly or indirectly, 20% or more of the voting power of the outstanding voting stock of a corporation or is or was an affiliate or associate of a corporation and at any time during the two-year period prior the date in question owned 20% or more of the voting power of the outstanding voting stock of the corporation. The "business combinations" that are prohibited include: (i) any merger, consolidation or share exchange with an interested shareholder or affiliate; (ii) any sale, lease, transfer or other disposition of the corporation's assets to an interested shareholder or affiliate; (iii) the issuance or transfer of any equity securities of the corporation representing 5% or more of the total market value of the corporation's outstanding stock to an interested shareholder or affiliate; (iv) the adoption of a plan of liquidation of the corporation where an interested shareholder or affiliate receives anything other than cash; (v) certain transactions that would have the effect of increasing by 5% or more the proportionate amount of shares held by an interested shareholder or affiliate; and (vi) the receipt by an interested shareholder or affiliate of certain direct or indirect benefits from the corporation.

     Certain "fair price" exemptions from the special voting requirements are available under this statute based on the amount of consideration to be paid to the holders of the shares being acquired. Generally, the exemption provide that the amount paid for the corporation's stock in the business combination must be in excess of a statutorily prescribed amount based on preset formulas involving the highest per share price paid by the acquirer during a defined period. The Company has specifically waived the protections of these statutes in its Articles of Incorporation.

     The Company's Articles of Incorporation prohibit the Company from entering into certain business arrangements with "interested shareholders" without the affirmative vote of 80% of the Company's shares entitled to vote thereon. An interested shareholder is an entity that beneficially owns, directly or indirectly, more than 20% of the voting shares of the Company. The prohibited business combinations include transactions such as mergers and asset sales with the interested shareholder. The affirmative vote of 80% of the shareholders is not required, however, if, in connection with the business combination, the shareholders receive cash in exchange for their shares equal to the highest per-share price paid by the interested shareholder in acquiring any of his holdings or if the business combination is approved by a majority of the Company's disinterested directors.

     These provisions of the NCBCA could have the effect of delaying, deferring or preventing a change in control of the Company.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of this Offering, the Company will have outstanding 3,300,000 shares of Common Stock, not including shares of Common Stock issuable upon exercise of outstanding options or the Underwriter's Warrants. Of these outstanding shares, the 1,500,000 shares of Common Stock sold to the public in this Offering may be freely traded without restriction or further registration under the Securities Act, except that any shares that may be held by an "affiliate" of the Company (as that term is defined in the rules and regulations under the Securities Act) may be sold only pursuant to a registration under the Securities Act or pursuant to an exemption from registration under the Securities Act, including the exemption provided by Rule 144 adopted under the Securities Act.


     The 1,800,000 shares of Common Stock outstanding prior to this Offering are "restricted securities" as that term is defined in Rule 144 under the Securities Act ("Restricted Shares") and may not be sold unless such sale is registered under the Securities Act, or is made pursuant to an exemption from registration under the Securities Act, including the exemption provided by Rule 144. THE has agreed that for a period of 24 months from the date of this Prospectus, it will not sell any of its shares without the prior consent of the Underwriter. Accordingly, all of such shares will be available for sale pursuant to Rule 144
commencing               , 1999. In addition, all of the officers and directors
of the Company have agreed not to sell any of their shares of Common Stock for a period of 24 months from the date of this Prospectus without the consent of the Underwriter. Such lock-up, however, does not apply to any shares purchased in this Offering or thereafter in the public market.


     The Company has been advised by the Underwriter that in determining whether to give or withhold consent to any sale within the applicable lock-up periods, it will consider whether such sale would have an adverse effect on the market for the Company's Common Stock. Depending upon the trading market for the Common Stock, sales of a significant number of shares or sales by an affiliate may have an adverse effect on the market for the Company's Common Stock.

     In general, under Rule 144 as currently in effect, a shareholder (or shareholders whose shares are aggregated) who has beneficially owned any Restricted Shares for at least one year (including a shareholder who may be deemed to be an affiliate of the Company), will be entitled to sell, within any three-month period, that number of shares that does not exceed the greater of (i) 1% of the then outstanding shares of Common Stock or (ii) the average weekly trading volume of the Common Stock during the four calendar weeks preceding the date on which notice of such sale is given to the Securities and Exchange Commission, provided certain public information, manner of sale and notice requirements are satisfied. A shareholder who is deemed to be an affiliate of the Company, including members of the Board of Directors and senior management of the Company, will still need to comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, in order to sell shares of Common Stock that are not Restricted Securities, unless such sale is registered under the Securities Act. A shareholder (or shareholders whose shares are aggregated) who is deemed not to have been an affiliate of the Company at any time during the 90 days preceding a sale by such shareholder, and who has beneficially owned Restricted Shares for at least two years, will be entitled to sell such shares under Rule 144 without regard to the volume limitations described above.

     In addition, any employee, officer or director of or consultant to the Company who purchased his or her shares pursuant to a written compensatory plan or contract may be entitled to rely on the resale provisions of Rule 701. Rule 701 permits affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. Rule 701 further provides that non-affiliates may sell such shares in reliance on Rule 144 without having to comply with the public information, volume limitation or notice provisions of Rule 144. In both cases, a holder of Rule 701 shares is required to wait until 90 days after the date of this Prospectus.

     Prior to this Offering, there has been no public trading market for the Common Stock of the Company, and no predictions can be made of the effect, if any, that future sales of shares or the availability of shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of substantial amounts of the Common Stock in the public market could adversely affect the then-prevailing market price.

REGISTRATION RIGHTS

     See "Underwriting" for information concerning demand and piggyback registration rights of the holder of the Underwriter's Warrants.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement, the Company has agreed to sell 1,500,000 shares of Common Stock to Strasbourger Pearson Tulcin Wolff Incorporated. The Underwriter will be obligated to purchase all of such shares of Common Stock if any are purchased.

     The Common Stock being offered by the Company to the public is being
offered at a price of $   per share as set forth on the cover page of this
Prospectus. The Common Stock is offered by the Underwriter subject to receipt and acceptance by it, to the right to reject any order, in whole or in part, to approval of certain legal matters by counsel and to certain other documents.

     The Underwriter has advised that sales to certain dealers may be made at
the Offering Price less a concession not in excess of   % or $     per share.
After the initial public offering, the Offering Price and other selling terms may be changed by the Underwriter. The Underwriter does not intend to confirm sales of more than one percent of the shares of Common Stock offered hereby to any accounts over which it exercises discretionary authority.


     The Company has agreed to sell the Common Stock to the Underwriter at a
discount of   % of the Offering Price. The Company has also agreed to pay the
Underwriter a non-accountable expense allowance of 2% of the gross proceeds of the Offering to be paid at closing, $100,000 of which has been advanced to the Underwriter. In the event this Offering is not completed because the Company prevents such completion or breaches any covenant, representation or warranty contained in the Underwriting Agreement, the Underwriter shall be reimbursed for all actual accountable out-of-pocket costs and expenses incident to the performance of the Company's obligations set forth in the Underwriting Agreement, including the accountable expenses of the Underwriter, including legal fees, but in no event to exceed the sum of $180,000, less a credit for any amounts previously paid to the Underwriter. In the event this Offering is not completed because the Underwriter prevents its completion (unless such prevention is based upon a breach by the Company of any covenant, representation or warranty contained in the Underwriting Agreement), the Company shall not be liable for the Underwriter's expenses, except that the Underwriter may retain the $100,000 to the extent that the Underwriter has incurred accountable costs previously paid to it.


     Prior to the Offering, there has not been a market for the Common Stock. Consequently, the Offering Price has been determined by negotiations between the Company and the Underwriter. The major factors considered by the Company and the Underwriter in determining the Offering Price of the Common Stock, in addition to prevailing market conditions, were the Company's historical performance and growth rates; the history of, and prospects for, the industry in which the Company operates; an assessment of the Company's management, business potential and earning prospects; the market prices of publicly traded common stocks of comparable companies; and the present state of the Company's development. Based upon their analysis of these factors, all of which are applicable to the Company, the Company and the Underwriter believe that the Offering Price bears a relationship to the assets, book value and other criteria of value applicable to the Company.

     The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act arising out of, or based upon, any untrue statement or alleged untrue statement of any material fact contained in this Prospectus or the Registration Statement on Form SB-2 of which this Prospectus is a part. Insofar as indemnification for liabilities arising under the Securities Act may be provided to officers, directors or persons controlling the Company, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy and therefore unenforceable.

     As part of the consideration to the Underwriter for its services in connection with the Offering, the Company has agreed to grant to the Underwriter Underwriter's Warrants to purchase 150,000 shares of Common Stock exercisable for a period of four years, commencing 12 months after the date of this
Offering, at an exercise price of $     per share, subject to certain
adjustments. The exercise price of the Underwriter's Warrants was determined by negotiation between the Company and Underwriter and should not be deemed to reflect any estimate of the intrinsic value of either the Underwriter's Warrants or the underlying Common Stock. The Underwriter's Warrants contain anti-dilution provisions in event of any recapitalization, split-up of shares or certain stock dividends, as well as certain registration rights. The Underwriter's Warrants cannot be transferred, sold, assigned or hypothecated, in whole or in part (other than by will or pursuant to the laws of descent and distribution) except to officers of the Underwriter. Furthermore, if any of the Underwriter's Warrants are transferred after one year following the effective date of the Company's registration statement on Form SB-2 (the "Registration Statement") of which this Prospectus forms a part, such warrants must be exercised immediately upon transfer, and if not exercised immediately upon transfer, such warrants will lapse. The Company has agreed that, upon the request of the then holder(s) of a majority of the Underwriter's Warrants and the underlying securities, if issued, which were originally issued to the Underwriter or its designees, made at any time within the period commencing one year and ending four years after the effective date of the Registration Statement of which this Prospectus forms a part, the Company will file, at its sole expense, not more than once, a registration statement under the Securities Act, registering or qualifying the shares underlying the Underwriter's Warrants for public sale. The Company has also agreed, with certain limitations, that if at any time within the period commencing one year and ending four years after such effective date, it should file a registration statement with the Commission pursuant to the Securities Act, the Company, at its own expense (other than seller's commissions and the expenses of seller's counsel or others hired by seller), will offer to said holder(s) the opportunity to register or qualify the shares underlying the Underwriter's Warrants. In addition, the Company has agreed to cooperate with the holders of the Underwriter's Warrants and the underlying securities in preparing and signing any other registration statement at the holder's expense not more than once.

     For the life of the Underwriter's Warrants, the holders thereof are given the opportunity to profit from a rise in the market price of Common Stock which may result in a dilution of the interest of the holders of Common Stock. The Company may find it more difficult to raise additional equity capital if it should be needed for the business of the Company while the Underwriter's Warrants are outstanding. At any time when the holders of the Underwriter's Warrants might be expected to exercise them, the Company would probably be able to obtain additional equity capital on terms more favorable than those provided by the Underwriter's Warrants. Any profit realized on the sale of the securities issuable upon the exercise of the Underwriter's Warrants may be deemed additional underwriting compensation. As described above, the Company has granted to the Underwriter certain registration rights with respect to the Underwriter's Warrants and the securities issuable thereunder.

     The Company, its officers, directors and THE have agreed with the Underwriter that such shareholders will not publicly sell or otherwise dispose of any of their shares of Common Stock (nor any shares which may be issued upon exercise of options or warrants granted to the shareholders) for a period of two years from the closing of this Offering without the prior written consent of the Underwriter, which consent cannot be unreasonably withheld.


     The foregoing is a summary of certain terms of the Underwriting Agreement and the Warrant Agreement relating to the Underwriter's Warrants, copies of which were filed with the Commission as exhibits to the Registration Statement. Reference is hereby made to such exhibits for a detailed description of the provisions thereof as summarized above. See "Additional Information."

     In connection with the Offering, the Underwriter and selling group members (if any) and its affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Common Stock. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such persons may bid for or purchase Common Stock for the purpose of stabilizing its market price. The Underwriter also may create a short position for the account of the Underwriter by selling more Common Stock in connection with the Offering then it is committed to purchase from the Company, and in such case may purchase Common Stock in the open market following completion of the Offering to cover all or a portion of such short position. In addition, the Underwriter may impose "penalty bids" under contractual arrangements whereby it may reclaim from a dealer participating in the Offering for its account, the selling concession with respect to the Common Stock that is distributed in the Offering but subsequently purchased for its account in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the Common Stock at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if any is undertaken, may be discontinued at any time.

                                 LEGAL MATTERS

     The legality of the shares of Common Stock offered hereby will be passed upon for the Company by House Law Firm. Certain legal matters in connection with the Offering will be passed upon for the Underwriter by Stroock & Stroock & Lavan LLP.

                                    EXPERTS

     The consolidated financial statements of DSS and Subsidiary as of December 31, 1996 and for the period from May 17, 1996 (date of inception) to December 31, 1996, included in this Prospectus and in the related Registration Statement, have been audited by The Daniel Professional Group, Inc., independent auditors, as set forth in their report thereon, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


     The statements of operations, changes in stockholder's equity (deficit), and cash flows for the six months ended June 30, 1996 and the year ended December 31, 1995 of RPM included in this Prospectus and in the related Registration Statement, have been audited by The Daniel Professional Group, Inc., independent auditors, as set forth in their report thereon appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

     The Company has filed with the Commission a Registration Statement on Form SB-2 under the Securities Act with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the shares of Common Stock, reference is hereby made to the Registration Statement and the exhibits and schedules filed as a part thereof. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement, including exhibits and schedules thereto, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C., and at the Commission's Regional Offices located at 7 World Trade Center, New York, New York 10048 and 500 West Madison Street, Suite 1400, Northwestern Atrium Center, Chicago, Illinois 60661. Copies of such materials may also be obtained at prescribed rates from the Public Reference Section of the Commission, Washington, D.C. 20549. The Commission maintains a site on the world wide web at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.

                       DIVERSIFIED SENIOR SERVICES, INC.

                         INDEX TO FINANCIAL STATEMENTS


                                                                                                                          PAGE
                                                                                                                          ----
Management's Responsibility for Financial Reporting....................................................................    F-2

DIVERSIFIED SENIOR SERVICES, INC.
  Consolidated Financial Statements for the nine months ended September 30, 1997 and Consolidated Statements of
     Operations, Changes in Shareholder's Deficit and Cash Flows for the period from May 17, 1996 (Date of Inception)
     to September 30, 1996.............................................................................................    F-3
  Notes to Consolidated Financial Statements, September 30, 1997.......................................................    F-8
  Independent Auditors' Report.........................................................................................   F-10
  Consolidated Financial Statements for the period from May 17, 1996 (Date of Inception) to December 31, 1996..........   F-11
  Notes to Consolidated Financial Statements, December 31, 1996........................................................   F-16
  Supplemental Schedule of Consolidating Statements of Operations for the period from May 17, 1996 (Date of Inception)
     to December 31, 1996..............................................................................................   F-23

RESIDENTIAL PROPERTIES MANAGEMENT, INC.
  Independent Auditors' Report.........................................................................................   F-24
  Statements of Operations, Changes in Shareholder's Equity (Deficit), and Cash Flows for the six months ended June 30,
     1996 and the year ended December 31, 1995.........................................................................   F-25
  Notes to Statements of Operations, Changes in Shareholder's Equity (Deficit), and Cash Flows for the six months ended
     June 30, 1996 and the year ended December 31, 1995................................................................   F-29

              MANAGEMENT'S RESPONSIBILITY FOR FINANCIAL REPORTING

     The consolidated financial statements of Diversified Senior Services, Inc. ("DSS") and Residential Properties Management, Inc. ("RPM") have been prepared by management, which is responsible for their integrity and objectivity. These statements have been prepared in conformity with generally accepted accounting principles ("GAAP") and, where appropriate, reflect estimates based on judgments of management.

     The system of internal controls for DSS and RPM is designed to provide reasonable assurance that company assets are safeguarded from loss or unauthorized use or disposition, and that transactions are executed in accordance with management's authorization and properly recorded to permit the preparation of financial statements in accordance with GAAP. This system is augmented by careful selection and training of qualified personnel, proper division of responsibilities, the dissemination of written policies and procedures, and frequent review by management to monitor its effectiveness.

     The Board of Directors oversees management's financial reporting responsibilities and programs for ethical business conduct. As part of these responsibilities, the directors meet periodically with management to discuss the financial statements and administrative and financial controls.

/S/       WILLIAM G. BENTON                               /S/       G.L. CLARK, JR.
------------------------------------------------------    ------------------------------------------------------
WILLIAM G. BENTON                                         G.L. CLARK, JR.
Chairman of the Board                                     Vice President
and Chief Executive Officer                               and Chief Financial Officer

                DIVERSIFIED SENIOR SERVICES, INC. AND SUBSIDIARY


                          CONSOLIDATED BALANCE SHEETS



                                                                                                    (UNAUDITED)
                                                                                                   SEPTEMBER 30,    DECEMBER 31,
                                                                                                       1997             1996
                                                                                                   -------------    ------------
ASSETS
Current assets:
  Cash and cash equivalents.....................................................................    $    27,332     $     31,132
  Accounts receivable -- trade..................................................................        123,268          133,649
  Refundable income taxes.......................................................................         34,176           32,853
  Prepaid expenses (Note 3).....................................................................        164,732           20,191
                                                                                                   -------------    ------------
                                                                                                        349,508          217,825

Furniture and equipment, net....................................................................         65,188           88,451
Intangible assets, net..........................................................................         85,459           89,927
Development costs...............................................................................        177,077          132,350
Accounts receivable -- affiliates (Note 2)......................................................        253,616          253,616
                                                                                                   -------------    ------------
                                                                                                    $   930,848     $    782,169
                                                                                                   -------------    ------------
                                                                                                   -------------    ------------
LIABILITIES
Current liabilities:
  Accounts payable and accrued expenses.........................................................    $   158,836     $    122,009
  Interest payable -- bank......................................................................         27,582            6,587
  Note payable -- bank (Note 4).................................................................      1,470,176               --
  Deferred salaries.............................................................................        517,733          292,906
                                                                                                   -------------    ------------
                                                                                                      2,174,327          421,502

Deferred bonuses................................................................................        209,823          135,382
Accounts payable -- affiliates (Note 2).........................................................        253,887           56,170
Note payable -- affiliate (Note 2)..............................................................             --        1,096,320
Note payable -- bank............................................................................             --          931,622
                                                                                                   -------------    ------------
                                                                                                      2,638,037        2,640,996
                                                                                                   -------------    ------------
SHAREHOLDER'S DEFICIT
Common stock, no par; authorized 100,000,000 shares; 1,800,000 shares issued and outstanding at
  September 30, 1997 and 2,277,778 at December 31, 1996.........................................            100              100
Preferred stock, no par; authorized 100,000,000 shares; 178,386 shares issued and outstanding at
  September 30, 1997 and -0- at December 31, 1996...............................................        891,930               --
Deemed distribution.............................................................................     (1,335,790)      (1,335,790)
Accumulated deficit.............................................................................     (1,263,429)        (523,137)
                                                                                                   -------------    ------------
                                                                                                     (1,707,189)      (1,858,827)
                                                                                                   -------------    ------------
                                                                                                    $   930,848     $    782,169
                                                                                                   -------------    ------------
                                                                                                   -------------    ------------


    The accompanying notes are an integral part of the financial statements.

                DIVERSIFIED SENIOR SERVICES, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                THREE MONTHS     THREE MONTHS      NINE MONTHS
                                                                    ENDED            ENDED            ENDED
                                                                SEPTEMBER 30,    SEPTEMBER 30,    SEPTEMBER 30,
                                                                    1997             1996             1997
                                                                -------------    -------------    -------------
Income:
  Management fees............................................    $   211,383      $   207,120      $   648,799
  Reimbursement income.......................................        436,130          376,962        1,113,007
  Home care income...........................................         55,855            3,636          122,018
                                                                -------------    -------------    -------------
                                                                     703,368          587,718        1,883,824
                                                                -------------    -------------    -------------
Expenses:
  Personnel related..........................................        792,479          674,443        2,216,972
  Administrative.............................................         73,120           57,447          187,379
  Depreciation and amortization..............................         15,515           10,231           47,057
  Other......................................................         26,507           32,284           67,488
                                                                -------------    -------------    -------------
                                                                     907,621          774,405        2,518,896
                                                                -------------    -------------    -------------
Operating loss...............................................        204,253          186,687          635,072

Other expenses:
  Interest expense...........................................         27,310           21,815          105,220
                                                                -------------    -------------    -------------
Loss before provision for income tax benefit.................        231,563          208,502          740,292
  Provision for income tax benefit...........................             --          (44,352)              --
                                                                -------------    -------------    -------------
Net loss.....................................................    $   231,563      $   164,150      $   740,292
                                                                -------------    -------------    -------------
                                                                -------------    -------------    -------------
Net loss per share...........................................    $      0.13      $      0.07      $      0.35
                                                                -------------    -------------    -------------
                                                                -------------    -------------    -------------
Weighted number of shares outstanding........................      1,800,000        2,277,778        2,116,769
                                                                -------------    -------------    -------------
                                                                -------------    -------------    -------------

                                                                 FOR THE PERIOD
                                                                  MAY 17, 1996
                                                               (DATE OF INCEPTION)
                                                                TO SEPTEMBER 30,
                                                                      1996
                                                               -------------------
Income:
  Management fees............................................      $   207,120
  Reimbursement income.......................................          376,962
  Home care income...........................................            3,636
                                                               -------------------
                                                                       587,718
                                                               -------------------
Expenses:
  Personnel related..........................................          929,708
  Administrative.............................................           57,447
  Depreciation and amortization..............................           10,231
  Other......................................................           32,284
                                                               -------------------
                                                                     1,029,670
                                                               -------------------
Operating loss...............................................          441,952
Other expenses:
  Interest expense...........................................           21,815
                                                               -------------------
Loss before provision for income tax benefit.................          463,767
  Provision for income tax benefit...........................          (44,352)
                                                               -------------------
Net loss.....................................................      $   419,415
                                                               -------------------
                                                               -------------------
Net loss per share...........................................      $      0.27
                                                               -------------------
                                                               -------------------
Weighted number of shares outstanding........................        1,529,636
                                                               -------------------
                                                               -------------------


    The accompanying notes are an integral part of the financial statements.

                DIVERSIFIED SENIOR SERVICES, INC. AND SUBSIDIARY

                 STATEMENTS OF CHANGES IN SHAREHOLDER'S DEFICIT


                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
   AND FOR THE PERIOD MAY 17, 1996 (DATE OF INCEPTION) TO SEPTEMBER 30, 1996



                                     PREFERRED     COMMON      PREFERRED    COMMON       DEEMED       ACCUMULATED       TOTAL
                                      SHARES       SHARES        STOCK      STOCK     DISTRIBUTION      DEFICIT        DEFICIT
                                     ---------    ---------    ---------    ------    ------------    -----------    -----------
Issuance of common stock..........         --           100    $      --     $100     $         --    $        --    $       100
Consolidation of subsidiary, July
  1, 1996.........................         --            --           --       --       (1,209,060)        69,350     (1,139,710)
Issuance of common stock..........         --     2,277,678           --       --               --             --             --
Deemed distribution related to
  transfer of assets and
  liabilities from affiliate......         --            --           --       --         (126,730)            --       (126,730)
Net loss for the period May 17,
  1996 (Date of Inception) to
  September 30, 1996..............         --            --           --       --               --       (419,415)      (419,415)
                                     ---------    ---------    ---------    ------    ------------    -----------    -----------
Balance, September 30, 1996.......         --     2,277,778    $      --     $100     $ (1,335,790)   $  (350,065)   $(1,685,755)
                                     ---------    ---------    ---------    ------    ------------    -----------    -----------
                                     ---------    ---------    ---------    ------    ------------    -----------    -----------

Balance, January 1, 1997..........         --     2,277,778    $      --     $100     $ (1,335,790)   $  (523,137)   $(1,858,827)
Retirement of common stock, June
  30, 1997........................         --      (477,778)          --       --               --             --             --
Exchange note payable to affiliate
  for preferred stock.............    178,386            --      891,930       --               --             --        891,930
Net loss for the nine months ended
  September 30, 1997..............         --            --           --       --               --       (740,292)      (740,292)
                                     ---------    ---------    ---------    ------    ------------    -----------    -----------
Balance, September 30, 1997.......    178,386     1,800,000    $ 891,930     $100     $ (1,335,790)   $(1,263,429)   $(1,707,189)
                                     ---------    ---------    ---------    ------    ------------    -----------    -----------
                                     ---------    ---------    ---------    ------    ------------    -----------    -----------


    The accompanying notes are an integral part of the financial statements.

                DIVERSIFIED SENIOR SERVICES, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                                                THREE MONTHS     THREE MONTHS      NINE MONTHS
                                                                    ENDED            ENDED            ENDED
                                                                SEPTEMBER 30,    SEPTEMBER 30,    SEPTEMBER 30,
                                                                    1997             1996             1997
                                                                -------------    -------------    -------------
Operating activities:
Net loss.....................................................     $(231,563)       $(164,150)       $(740,292)
                                                                -------------    -------------    -------------
Adjustments to reconcile net loss to net cash used by
  operating activities:
  Depreciation and amortization..............................        15,515           10,231           47,057
  Changes in operating assets and liabilities:
     Accounts receivable.....................................       (22,897)          (7,880)         (24,869)
     Prepaid expenses........................................        (3,914)          (3,032)           3,668
     Accounts payable, trade.................................        21,367            2,871            3,000
     Accounts payable, affiliates............................         5,527           25,451           44,327
     Interest payable........................................        16,096               --           20,995
     Deferred salaries and bonuses...........................        89,124           86,512          299,268
                                                                -------------    -------------    -------------
       Total adjustments.....................................       120,818          114,153          393,446
                                                                -------------    -------------    -------------
  Net cash used by operating activities......................      (110,745)         (49,997)        (346,846)
                                                                -------------    -------------    -------------
Investing activities:
  Purchase of furniture and equipment........................            --           (1,336)              --
  Investment in franchise fees...............................            --               --          (15,000)
  Development costs paid.....................................       (22,974)         (11,426)         (44,726)
  Payment of organization costs..............................            --           (5,034)              --
  Other......................................................            --               --           35,250
                                                                -------------    -------------    -------------
  Net cash used by investing activities......................       (22,974)         (17,796)         (24,476)
                                                                -------------    -------------    -------------
Financing activities:
  Proceeds from bank line of credit..........................       252,349               --          538,554
  Offering expenses prepaid..................................      (120,032)              --         (120,032)
  Advances and repayments to affiliates......................       172,422          (38,996)         110,251
  Advances and repayments from affiliates....................      (161,251)         109,471         (161,251)
  Contribution of capital....................................            --               --               --
                                                                -------------    -------------    -------------
  Net cash provided by financing activities..................       143,488           70,475          367,522
                                                                -------------    -------------    -------------
Net increase (decrease) in cash..............................         9,769            2,682           (3,800)
Cash and cash equivalents -- beginning.......................        17,563              100           31,132
Cash held by subsidiary at date of acquisition...............            --            4,510               --
                                                                -------------    -------------    -------------
Cash and cash equivalents -- ending..........................     $  27,332        $   7,292        $  27,332
                                                                -------------    -------------    -------------
                                                                -------------    -------------    -------------
Cash payments for interest...................................     $  14,999        $      --        $  57,034
                                                                -------------    -------------    -------------
                                                                -------------    -------------    -------------
Cash payments for taxes......................................     $      --        $      --        $      --
                                                                -------------    -------------    -------------
                                                                -------------    -------------    -------------

                                                                 FOR THE PERIOD
                                                                  MAY 17, 1996
                                                               (DATE OF INCEPTION)
                                                                TO SEPTEMBER 30,
                                                                      1996
                                                               -------------------
Operating activities:
Net loss.....................................................       $(419,415)
                                                               -------------------
Adjustments to reconcile net loss to net cash used by
  operating activities:
  Depreciation and amortization..............................          10,231
  Changes in operating assets and liabilities:
     Accounts receivable.....................................          (7,880)
     Prepaid expenses........................................          (3,032)
     Accounts payable, trade.................................           2,871
     Accounts payable, affiliates............................          25,451
     Interest payable........................................              --
     Deferred salaries and bonuses...........................         341,777
                                                               -------------------
       Total adjustments.....................................         369,418
                                                               -------------------
  Net cash used by operating activities......................         (49,997)
                                                               -------------------
Investing activities:
  Purchase of furniture and equipment........................          (1,336)
  Investment in franchise fees...............................              --
  Development costs paid.....................................         (11,426)
  Payment of organization costs..............................          (9,586)
  Other......................................................              --
                                                               -------------------
  Net cash used by investing activities......................         (22,348)
                                                               -------------------
Financing activities:
  Proceeds from bank line of credit..........................              --
  Offering expenses prepaid..................................              --
  Advances and repayments to affiliates......................         (38,996)
  Advances and repayments from affiliates....................         114,023
  Contribution of capital....................................             100
                                                               -------------------
  Net cash provided by financing activities..................          75,127
                                                               -------------------
Net increase (decrease) in cash..............................           2,782
Cash and cash equivalents -- beginning.......................              --
Cash held by subsidiary at date of acquisition...............           4,510
                                                               -------------------
Cash and cash equivalents -- ending..........................       $   7,292
                                                               -------------------
                                                               -------------------
Cash payments for interest...................................       $      --
                                                               -------------------
                                                               -------------------
Cash payments for taxes......................................       $      --
                                                               -------------------
                                                               -------------------


    The accompanying notes are an integral part of the financial statements.

                DIVERSIFIED SENIOR SERVICES, INC. AND SUBSIDIARY



                     CONSOLIDATED STATEMENTS OF CASH FLOWS



      SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
        FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND FOR THE PERIOD
             MAY 17, 1996 (DATE OF INCEPTION) TO SEPTEMBER 30, 1996



     On September 30, 1997, the Company issued 178,386 shares of preferred stock to its parent in exchange for a note payable in the amount of $891,930, in a non-cash transaction as follows:



Issuance of preferred stock..................................................   $ 891,930
Exchange of note payable -- affiliate........................................    (968,484)
                                                                                ---------
Reclassify remainder to account payable -- affiliates........................   $ (76,554)
                                                                                ---------
                                                                                ---------



     The preferred stock is nonvoting, is subordinate to the common stock for payment of dividends, has a stated liquidation value of $5 per share which is subordinate to a preferred distribution to holders of common stock equal to $10 per share, may be converted to common stock at $6 per share after September 30, 1999 and is not redeemable at the option of the holder.



     On September 1, 1996, RPM, the subsidiary, acquired certain assets and assumed certain liabilities of an affiliate, as follows:



Assets:
  Management contract rights acquired........................................   $  73,610
  Reduction of accounts receivable from affiliate............................   $(110,903)

Liabilities:
  Accounts payable to THE assumed............................................   $ (89,437)

Equity:
  Deemed distribution........................................................   $ 126,730

                DIVERSIFIED SENIOR SERVICES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                               SEPTEMBER 30, 1997


NOTE 1: SELECTED DISCLOSURES


     The accompanying unaudited consolidated financial statements, which are for interim periods, do not include all disclosures provided in the annual consolidated financial statements. These unaudited consolidated financial statements should be read in conjunction with the consolidated financial statements and the footnotes thereto for the period from May 17, 1996 ("Date of Inception") to December 31, 1996 of Diversified Senior Services, Inc. ("DSS" or the "Company"). The interim financial statements for the period from May 17, 1996 to September 30, 1996 include the operations of the Company's subsidiary, Residential Properties Management, Inc. ("RPM"), beginning July 1, 1996, the date the Company acquired RPM.



     In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments (which are of a normal recurring nature) necessary for a fair presentation of the financial statements. The results of operations for the nine months ended September 30, 1997, are not necessarily indicative of the results to be expected for the full year.


     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reporting amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2: RELATED PARTY TRANSACTIONS


     From time to time, the Company advances or borrows funds from the parent, Taylor House Enterprises, Limited ("THE"), or other related entities. The following schedule summarizes related party activities for the nine months ended September 30, 1997.



                                                                                                         NOTE
                                                                           DUE FROM       DUE TO        PAYABLE
                                                                          AFFILIATES    AFFILIATES     AFFILIATE        TOTAL
                                                                          ----------    ----------    -----------    -----------
Amounts due (to) from affiliates at December 31, 1996:
  Management fees due from related partnerships........................    $ 253,616    $       --    $        --    $   253,616
  Amounts due to related partnership...................................           --       (20,000)            --        (20,000)
  Amounts due to other related entities................................           --        (2,755)            --         (2,755)
  Advances due to affiliate............................................           --       (33,415)            --        (33,415)
  Issuance of note to parent...........................................           --            --     (1,096,320)    (1,096,320)
                                                                          ----------    ----------    -----------    -----------
                                                                             253,616       (56,170)    (1,096,320)      (898,874)
  Repayment to affiliate...............................................           --        33,415             --         33,415
  Computer equipment lease payments due parent.........................           --        (3,636)            --         (3,636)
  Rent due parent......................................................           --       (13,500)            --        (13,500)
  Accrued interest to parent...........................................           --       (27,191)            --        (27,191)
  Repayments to parent.................................................           --            --        127,836        127,836
  Advances from parent.................................................           --      (110,251)            --       (110,251)
  Exchange note for preferred stock....................................           --            --        891,930        891,930
  Reclassify remaining note to account payable.........................           --       (76,554)        76,554             --
                                                                          ----------    ----------    -----------    -----------
  Balance September 30, 1997...........................................    $ 253,616    $ (253,887)   $        --    $      (271)
                                                                          ----------    ----------    -----------    -----------
                                                                          ----------    ----------    -----------    -----------



     There was no interest income received from related parties during the nine months ended September 30, 1997. Accounts payable to related parties bear no interest and have no scheduled repayment terms. On September 30, 1997, the Company issued 178,386 shares of preferred stock to the parent company in exchange for a note payable to the parent in the amount of $891,930. The remaining amount of $76,554 was reclassified to an account payable. The interest rate on this note was 8.25% per annum and interest expense of $27,191 was accrued for the nine months ended September 30, 1997.



     Management fee income for the nine months ended September 30, 1997 includes $215,067 earned from partnerships, a general partner of which is a beneficial shareholder of THE; $30,715 of such fees are included in trade accounts receivable at

                DIVERSIFIED SENIOR SERVICES, INC. AND SUBSIDIARY

September 30, 1997. In addition, the Company was reimbursed for payments made through its central payroll system for payroll and related expenses, by partnerships related through common ownership, of $418,691 for the period ended September 30, 1997.


     On June 30, 1997, the Company retired 477,778 shares of common stock, leaving 1,800,000 shares outstanding.

NOTE 3: PREPAID EXPENSES


     The Company is currently undertaking a public offering of 1,500,000 shares of common stock. Certain expenses, totaling $149,532, including $100,000 of the underwriter's non-accountable expense allowance, have been incurred and are included in prepaid expenses.


NOTE 4: NOTE PAYABLE


     Note payable consists of the following at September 30, 1997:



Bank line of credit, bearing interest at prime (8.50% at September 30, 1997), payable quarterly, originally maturing October 1997. The note is guaranteed by THE, and 61,303 shares of Omega Healthcare Investors, Inc. common stock owned by THE are pledged as collateral for the loan. In July and October 1997, the Company modified its line of credit by increasing the
authorized amount to $1.6 million and extending the maturity date to January 1998.               $1,470,176
                                                                                                 ----------


NOTE 5: PRO FORMA CONSOLIDATING STATEMENT OF OPERATIONS


     The following pro forma consolidating statement of operations for the nine months ended September 30, 1996 is presented as if the Company were incorporated and had acquired RPM on January 1, 1996.



                                                                           CONSOLIDATED         UNCONSOLIDATED        PRO FORMA
                                                                             DSS, INC.            RPM, INC.          CONSOLIDATED
                                                                       SEPTEMBER 30, 1996(1)    JUNE 30, 1996     SEPTEMBER 30, 1996
                                                                       ---------------------    --------------    ------------------
Income:
  Management fees...................................................        $   207,120           $  394,746          $  601,866
  Reimbursement income..............................................            376,962              685,213           1,062,175
  Home care income..................................................              3,636                   --               3,636
                                                                       ---------------------    --------------    ------------------
                                                                                587,718            1,079,959           1,667,677
                                                                       ---------------------    --------------    ------------------
Expenses:
  Personnel related.................................................            929,708            1,051,455           1,981,163
  Administrative....................................................             57,447               88,836             146,283
  Depreciation and amortization.....................................             10,231               17,914              28,145
  Other.............................................................             32,284               27,930              60,214
                                                                       ---------------------    --------------    ------------------
                                                                              1,029,670            1,186,135           2,215,805
                                                                       ---------------------    --------------    ------------------
Operating loss......................................................            441,952              106,176             548,128
Other (income) expenses:
  Interest and other income.........................................                 --              (15,955)            (15,955)
  Interest and other expense........................................             21,815               65,760              87,575
                                                                       ---------------------    --------------    ------------------
Loss before provision for income tax benefit........................            463,767              155,981             619,748
  Provision for income tax benefit..................................            (44,352)             (42,000)            (86,352)
                                                                       ---------------------    --------------    ------------------
Net loss............................................................        $   419,415           $  113,981          $  533,396
                                                                       ---------------------    --------------    ------------------
                                                                       ---------------------    --------------    ------------------


---------------


(1) The consolidated statement of operations for the period ended September 30, 1996 includes the operations of RPM for the three months ended September 30, 1996.


NOTE 6: PROVISION FOR INCOME TAXES


     A provision for income tax benefit has not been established since the earnings of the parent and the amount of loss carryforward which could be used to offset such earnings cannot be reasonably estimated at September 30, 1997.

                         REPORT OF INDEPENDENT AUDITORS

TO THE BOARD OF DIRECTORS OF
DIVERSIFIED SENIOR SERVICES, INC.
Winston-Salem, North Carolina

     We have audited the accompanying consolidated balance sheet of Diversified Senior Services, Inc. and Subsidiary (the "Company") as of December 31, 1996, and the related consolidated statements of operations, changes in shareholder's deficit and of cash flows for the period from inception on May 17, 1996 to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Diversified Senior Services, Inc. and Subsidiary as of December 31, 1996, and the results of its operations and cash flows for the period then ended, as described above, in conformity with generally accepted accounting principles.

     Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of consolidating statements of operations for the period from May 17, 1996 to December 31, 1996 is presented for the purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                         THE DANIEL PROFESSIONAL GROUP, INC.

August 6, 1997, except for Notes 2
  and 5 as to which the date is
  September 25, 1997
Winston-Salem, North Carolina

                DIVERSIFIED SENIOR SERVICES, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 1996

ASSETS
Current assets:
  Cash and cash equivalents.....................................................................................   $   31,132
  Accounts receivable -- trade..................................................................................      133,649
  Refundable income taxes.......................................................................................       32,853
  Prepaid expenses..............................................................................................       20,191
                                                                                                                   ----------
                                                                                                                      217,825

Furniture and equipment, net (Note 3)...........................................................................       88,451
Intangible assets, net (Note 4).................................................................................       89,927
Development costs...............................................................................................      132,350
Accounts receivable -- affiliates (Note 2)......................................................................      253,616
                                                                                                                   ----------
                                                                                                                   $  782,169
                                                                                                                   ----------
                                                                                                                   ----------
LIABILITIES
Current liabilities:
  Accounts payable and accrued expenses.........................................................................   $  122,009
  Interest payable..............................................................................................        6,587
  Deferred salaries.............................................................................................      292,906
                                                                                                                   ----------
                                                                                                                      421,502

Deferred bonuses................................................................................................      135,382
Accounts payable -- affiliates (Note 2).........................................................................       56,170
Note payable -- affiliate (Notes 2, 5 and 9)....................................................................    1,096,320
Note payable -- bank (Note 5)...................................................................................      931,622
                                                                                                                   ----------
                                                                                                                    2,640,996
                                                                                                                   ----------
SHAREHOLDER'S DEFICIT
Preferred stock, no par; authorized 100,000,000 shares; no shares issued and outstanding........................
Common stock, no par; authorized 100,000,000 shares; 2,277,778 shares issued and outstanding....................          100
Deemed distribution (Note 2)....................................................................................   (1,335,790)
Accumulated deficit.............................................................................................     (523,137)
                                                                                                                   ----------
                                                                                                                   (1,858,827)
                                                                                                                   ----------
                                                                                                                   $  782,169
                                                                                                                   ----------
                                                                                                                   ----------

    The accompanying notes are an integral part of the financial statements.

                DIVERSIFIED SENIOR SERVICES, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF OPERATIONS

   FOR THE PERIOD FROM MAY 17, 1996 (DATE OF INCEPTION) TO DECEMBER 31, 1996

Income:
  Management fees...............................................................................................   $  438,680
  Reimbursement income..........................................................................................      781,838
  Home care income..............................................................................................       18,797
                                                                                                                   ----------
                                                                                                                    1,239,315
                                                                                                                   ----------
Expenses:
  Personnel related.............................................................................................    1,651,388
  Administrative................................................................................................      111,232
  Depreciation and amortization.................................................................................       25,264
  Other.........................................................................................................       64,490
                                                                                                                   ----------
                                                                                                                    1,852,374
                                                                                                                   ----------
Operating loss..................................................................................................      613,059

Other expenses:
  Interest expense..............................................................................................       67,428
                                                                                                                   ----------
Loss before provision for income tax benefit....................................................................      680,487
  Provision for income tax benefit..............................................................................      (88,000)
                                                                                                                   ----------
Net loss........................................................................................................   $  592,487
                                                                                                                   ----------
                                                                                                                   ----------
Net loss per share..............................................................................................   $      .32
                                                                                                                   ----------
                                                                                                                   ----------
Weighted number of shares outstanding...........................................................................    1,838,236
                                                                                                                   ----------
                                                                                                                   ----------

    The accompanying notes are an integral part of the financial statements.

                DIVERSIFIED SENIOR SERVICES, INC. AND SUBSIDIARY

           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER'S DEFICIT

   FOR THE PERIOD FROM MAY 17, 1996 (DATE OF INCEPTION) TO DECEMBER 31, 1996

                                                                                                      ACCUMULATED
                                                              COMMON       COMMON        DEEMED        EARNINGS         TOTAL
                                                              SHARES       STOCK      DISTRIBUTION     (DEFICIT)       DEFICIT
                                                             ---------    --------    ------------    -----------    -----------
Balance, May 17, 1996.....................................          --    $ --        $         --     $      --     $        --
Issuance of common stock..................................         100        100               --            --             100
Consolidation of subsidiary, July 1, 1996.................          --        100       (1,209,060)       69,250      (1,139,710)
Reclassification of common stock..........................          --       (100 )             --           100              --
Issuance of common stock..................................   2,277,678      --                  --            --              --
Deemed distribution related to transfer of assets and
  liabilities from affiliate..............................          --      --            (126,730)           --        (126,730)
Net loss for the period ended December 31, 1996...........          --      --                  --      (592,487)       (592,487)
                                                             ---------    --------    ------------    -----------    -----------
Balance, December 31, 1996................................   2,277,778    $   100     $ (1,335,790)    $(523,137)    $(1,858,827)
                                                             ---------    --------    ------------    -----------    -----------
                                                             ---------    --------    ------------    -----------    -----------

    The accompanying notes are an integral part of the financial statements.

                DIVERSIFIED SENIOR SERVICES, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS

   FOR THE PERIOD FROM MAY 17, 1996 (DATE OF INCEPTION) TO DECEMBER 31, 1996
                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

Operating activities:
Net loss.........................................................................................................   $(592,487)
                                                                                                                    ---------
Adjustments to reconcile net loss to net cash used by operating activities:
  Depreciation and amortization..................................................................................      25,264
  Changes in operating assets and liabilities:
     Accounts receivable.........................................................................................     (14,615)
     Prepaid expenses............................................................................................     (11,930)
     Accounts payable, trade.....................................................................................      24,200
     Accounts payable, affiliates................................................................................     (30,173)
     Interest payable............................................................................................       6,587
     Deferred salaries and bonuses...............................................................................     428,288
                                                                                                                    ---------
       Total adjustments.........................................................................................     427,621
                                                                                                                    ---------
  Net cash used by operating activities..........................................................................    (164,866)
                                                                                                                    ---------
Investing activities:
  Purchase of furniture and equipment............................................................................      (2,903)
  Development costs paid.........................................................................................     (58,499)
  Payment of organization costs..................................................................................      (9,586)
  Other..........................................................................................................     (35,250)
                                                                                                                    ---------
  Net cash used by investing activities..........................................................................    (106,238)
                                                                                                                    ---------
Financing activities:
  Contribution of capital........................................................................................         100
  Proceeds from bank line of credit..............................................................................     931,622
  Advances and repayments to affiliates..........................................................................    (668,991)
  Advances and repayments from affiliates........................................................................      48,882
  Payment of finance costs.......................................................................................     (13,887)
                                                                                                                    ---------
  Net cash provided by financing activities......................................................................     297,726
                                                                                                                    ---------
Net increase in cash.............................................................................................      26,622
Cash and cash equivalents -- beginning...........................................................................          --
Cash held by subsidiary at date of acquisition...................................................................       4,510
                                                                                                                    ---------
Cash and cash equivalents -- ending..............................................................................   $  31,132
                                                                                                                    ---------
                                                                                                                    ---------
Cash payments for interest.......................................................................................   $   7,862
                                                                                                                    ---------
                                                                                                                    ---------
Cash payments for income taxes...................................................................................   $      --
                                                                                                                    ---------
                                                                                                                    ---------

    The accompanying notes are an integral part of the financial statements.

                DIVERSIFIED SENIOR SERVICES, INC. AND SUBSIDIARY

      SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES FOR THE PERIOD FROM MAY 17, 1996 (DATE OF INCEPTION) TO DECEMBER 31, 1996

     On July 1, 1996, Taylor House Enterprises Limited ("THE"), the parent, exchanged 100% of the stock of Residential Properties Management, Inc. ("RPM") for 2,277,678 shares of DSS in a non-cash transaction.

     On September 1, 1996, RPM, the subsidiary, acquired certain assets and assumed certain liabilities of an affiliate, as follows:

Assets:
  Management contract rights acquired........................................................   $  73,610
  Reduction of accounts receivable from affiliate............................................   $(110,903)

Liabilities:
  Accounts payable to THE assumed............................................................   $ (89,437)
Equity:
  Deemed distribution........................................................................   $ 126,730

    The accompanying notes are an integral part of the financial statements.

                DIVERSIFIED SENIOR SERVICES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1996

NOTE 1: ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Diversified Senior Services, Inc. (the "Company"), a North Carolina corporation, was formed on May 17, 1996, to continue the operation of apartment management for the low income elderly and other properties, to provide home care for residents of the apartments and others, to manage assisted living facilities for the low income elderly, and to develop and construct or acquire and refinance assisted living facilities and apartments for the elderly. It began operations on July 1, 1996 and its operations are currently being conducted in North Carolina. The Company is owned by Taylor House Enterprises, Limited ("THE"), a privately owned North Carolina corporation. In July 1996, THE exchanged 100% of the stock of Residential Properties Management, Inc. ("RPM"), a wholly-owned subsidiary of THE, for 2,277,678 shares of common stock of the Company. RPM manages approximately 2500 housing units in North Carolina, South Carolina, West Virginia, and Pennsylvania for the owners of THE and for third parties.

     The following significant accounting policies have been followed in the preparation of the Company's financial statements.

  CONSOLIDATION

     The consolidated financial statements include the assets, liabilities, and operations of RPM, a 100% owned subsidiary of the Company. All significant inter-company transactions have been eliminated in consolidation.

  CASH EQUIVALENTS

     For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased within three months of maturity to be cash equivalents.

  ACCOUNTS RECEIVABLE -- TRADE

     Accounts receivable -- trade consists of management fees and reimbursements for administrative services due from partnerships whose properties are managed by RPM, and home care income which is due primarily from Medicaid of North Carolina. The general partners of the partnerships are liable for the payment of the receivables if the partnerships do not have adequate cash flow; therefore, the Company considers such accounts receivable to be fully collectible. The Company and its subsidiary provide services to customers and clients on a noncollateralized basis.

  FURNITURE AND EQUIPMENT

     Furniture and equipment are stated at cost. Depreciation is determined using the straight line method and is based on the estimated useful lives of the related assets of three (3) to five (5) years. Expenditures for maintenance and repairs which do not improve or extend the life of an asset are expensed as incurred. Major renewals and betterments are charged to the property accounts. Upon retirement or sale of an asset, its cost and related accumulated depreciation are removed from the property accounts and any gain or loss is recorded as income or expense.

  INTANGIBLE ASSETS

     Management contract rights represent the contractual rights purchased to allow the Company to manage various apartment or housing projects and are amortized on a straight line basis over the lives of the contracts, which approximates seven (7) years.

     Finance costs consist of expenses incurred for the bank line of credit, and are amortized over the life of the loan.

     Organization costs include expenses incurred during the start up of the Company, and are amortized ratably over sixty (60) months, beginning July 1, 1996.

                DIVERSIFIED SENIOR SERVICES, INC. AND SUBSIDIARY

  DEVELOPMENT COSTS

     Development costs are expenses that are capitalized during the development stage on new assisted living facilities. The costs are reimbursed upon the completion of construction and sale of the facilities to the permanent owner of the real estate. Costs for abandoned sites are written off when the sites are considered not feasible.

  NET INCOME (LOSS) PER SHARE

     Net income (loss) per share is computed based on the weighted average number of common shares outstanding for the period.

  ADVERTISING

     The costs of advertising and marketing programs are expensed as incurred.

  ESTIMATES AND ASSUMPTIONS

     The preparation of financial statements in conformity with generally accepted accounting principles ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

  INCOME TAXES

     The Company is a C corporation and files its federal income tax return as a part of a consolidated group with THE as the parent. Federal tax expense or benefit is allocated based on net income or loss for each entity in the consolidated group. North Carolina state income tax regulations do not permit filing of consolidated income tax returns. Accordingly, the Company and its subsidiary file separate state corporate income tax returns.

     The Company uses the asset and liability approach for financial accounting and reporting for income taxes and deferred tax assets and liabilities. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

  INCOME RECOGNITION

     Management fee income is assessed as a percentage of rent collected at apartments. Income is recognized monthly as rent collections are made.

     Reimbursement income consists of amounts reimbursed or due to the Company from properties managed for the services of management and maintenance personnel employed by the Company.

     Home care income is recognized at the time the service is provided.

  PREFERRED STOCK

     The Company's Articles of Incorporation provide authority for the issuance of 100,000,000 shares of preferred stock, no par value. The Company has not issued such stock, nor have attributes or preferences been established as of December 31, 1996.

NOTE 2: RELATED PARTY TRANSACTIONS

     On July 1, 1996, the Company, a 100% owned subsidiary of THE, acquired 100% of RPM from THE. RPM is a management company formed in 1989 to manage residential apartments, many of which are subsidized through various Housing and Urban Development ("HUD"), Rural Economic and Community Development ("RECD"), and tax credit programs. The acquisition was accomplished by the exchange of 2,277,678 shares of common stock of DSS for 100% of the stock (100 shares) of RPM. No value was assigned to the stock at the time of acquisition, as RPM had no positive book value at the date of acquisition. The acquisition was treated as a combination of entities under common control and the financial

                DIVERSIFIED SENIOR SERVICES, INC. AND SUBSIDIARY statements are presented on a basis similar to a pooling of interests. The results of operations are included in the financial statements of DSS from July 1, 1996 to December 31, 1996. In addition, a pro forma financial statement has been included in Note 10 which includes a full year of operations of RPM as if DSS were incorporated and had acquired RPM on January 1, 1996.

     On September 1, 1996, RPM acquired certain management contract rights from an entity related through common ownership. In connection with the transfer of these assets, RPM reduced its receivable due from the affiliate by $110,903 and assumed the affiliate's account payable due THE in the amount of $89,437. The value of the asset acquired was $73,610. The asset is stated at the transferor's historical cost basis of $73,610 in the accompanying financial statements. The difference between the book value of the assets and liabilities acquired of $126,730 was treated as a deemed distribution and included in the equity section of the balance sheet.

     Development costs totaling $50,000 were incurred by THE on behalf of the Company during the period ended December 31, 1996.

     RPM leases certain computer equipment from THE under operating lease agreements expiring in 2001. These lease agreements are included in the lease information disclosed in Note 8.

     From time to time, the Company advances or borrows funds from the parent, THE, or other related entities.

     The following schedule summarizes the related party activities for the period ended December 31, 1996.

                                                                                                        NOTE
                                                                         DUE FROM       DUE TO         PAYABLE
                                                                        AFFILIATES    AFFILIATES      AFFILIATE        TOTAL
                                                                        ----------    -----------    -----------    -----------
Amounts due (to) from affiliates:
  Amounts due to (from) RPM at date of acquisition:
     Management fees due from related partnerships...................    $ 257,673    $        --    $        --    $   257,673
     Advances due from affiliate.....................................       50,441                            --         50,441
     Amounts due to related partnership..............................           --        (20,000)            --        (20,000)
     Amounts due to other related entities...........................           --         (2,755)            --         (2,755)
     Advances due to parent..........................................           --       (520,059)    (1,114,116)    (1,634,175)
                                                                        ----------    -----------    -----------    -----------
                                                                           308,114       (542,814)    (1,114,116)    (1,348,816)

     Working capital advances to affiliate...........................       38,996             --             --         38,996
     Receipts from related partnerships..............................       (4,057)            --             --         (4,057)
     Acquisition of management contract rights from affiliate........      (89,437)            --             --        (89,437)
     Assumption of affiliate's liability to parent...................           --       (110,903)            --       (110,903)
     Development costs incurred by parent............................           --        (50,000)            --        (50,000)
     Repayment of development costs..................................           --         50,000             --         50,000
     Computer equipment lease payments due parent....................           --         (4,848)            --         (4,848)
     Working capital advances from parent............................           --        (44,825)            --        (44,825)
     Accrued interest to parent......................................           --             --        (52,979)       (52,979)
     Repayments to parent............................................           --        559,220         70,775        629,995
     Tax benefit of operating losses due from parent.................           --         88,000             --         88,000
                                                                        ----------    -----------    -----------    -----------
Balance, December 31, 1996...........................................    $ 253,616    $   (56,170)   $(1,096,320)   $  (898,874)
                                                                        ----------    -----------    -----------    -----------
                                                                        ----------    -----------    -----------    -----------

     There was no interest income received from related parties during the period ended December 31, 1996. Accounts payable to related parties bear no interest and have no scheduled repayment terms. Interest expense of $52,979 was accrued on the note payable to affiliate for the period ended December 31, 1996. See Note 5 for the terms of the note payable to affiliate.

     Management fee income includes $143,774 earned from partnerships, a general partner of which is a beneficial shareholder of THE; $30,835 of such income is included in trade accounts receivable at December 31, 1996. In addition, the

                DIVERSIFIED SENIOR SERVICES, INC. AND SUBSIDIARY

Company was reimbursed for payments made through its central payroll system for payroll and related expenses, by partnerships which are related through common ownership, of $250,354 for the period ended December 31, 1996.

NOTE 3: FURNITURE AND EQUIPMENT

     The Company has furniture and equipment as follows at December 31, 1996:

Computer equipment................................................   $ 84,679
Office furniture..................................................     39,794
                                                                     --------
                                                                      124,473
Less accumulated depreciation.....................................     36,022
                                                                     --------
                                                                     $ 88,451
                                                                     --------
                                                                     --------

     Depreciation expense for the period ended December 31, 1996 was $18,108.

NOTE 4: INTANGIBLE ASSETS

     Intangible assets consist of the following at December 31, 1996:

Management contract rights.........................................   $73,610
Finance costs......................................................    13,887
Organization costs.................................................     9,586
                                                                      -------
                                                                      $97,083
Less accumulated amortization......................................     7,156
                                                                      -------
                                                                      $89,927
                                                                      -------
                                                                      -------

     Amortization expense for the period ended December 31, 1996 was $7,156.

NOTE 5: NOTES PAYABLE

     Notes payable consist of the following at December 31, 1996:

Bank line of credit, bearing interest at prime (8.25% at December 31, 1996), payable quarterly, originally maturing October 1997. The note is guaranteed by THE, and 61,303 shares of Omega Healthcare Investors, Inc. common stock owned by THE are pledged as collateral for the loan. In July 1997, the Company modified its line of credit by increasing the authorized amount to $1.5 million and extending the maturity date to
  January 1998..........................................................................   $  931,622
Note payable to THE, bearing 8.25% interest, payable 366 days after demand..............    1,096,320
                                                                                           ----------
Notes payable due during 1998...........................................................   $2,027,942
                                                                                           ----------
                                                                                           ----------

NOTE 6: SAVINGS INCENTIVE PLAN

     The Company participates in a defined contribution savings incentive plan covering substantially all of its full time employees. The Company is required to provide a 50% matching contribution to each employee participant for contributions up to the first 5% of compensation. On January 1, 1996, the plan was amended to cover substantially all employees of the controlled group of companies owned by THE. The Company's required contribution for the period ended December 31, 1996 was $6,085.

                DIVERSIFIED SENIOR SERVICES, INC. AND SUBSIDIARY

NOTE 7: PROVISION FOR INCOME TAXES

     Deferred taxes are recorded based upon differences between the financial statement and tax bases of assets and liabilities and for available tax loss carryforwards. The primary temporary difference between the financial statement and tax bases of assets and liabilities consists of accrued compensation for the Company's majority beneficial owner and start up costs deferred for tax purposes. In addition, the Company and Subsidiary have available deferred tax assets related to state income tax loss carryforwards. A valuation allowance is provided to reduce the deferred tax assets to a level which, more likely than not, will be realized. The net deferred assets reflect management's estimate of the amount which will be realized from future profitability. At December 31, 1996, deferred tax assets of DSS and RPM were $168,938, and $17,274, respectively, totaling $186,212. The Company has established a valuation allowance of 100% of the assets. Deferred tax assets of RPM totaled $11,259 on July 1, 1996, the date it was acquired by DSS. Again, management established a valuation allowances of 100% of the deferred assets. There were no deferred tax liabilities at December 31, 1996.

     DSS and RPM had state loss carryforwards of $181,247 and $222,892 respectively, available at December 31, 1996 to be applied against future taxable income. The tax loss carryforwards are subject to examination by taxing authorities and if not previously utilized, expire December 31, 2001.

     The Company files a consolidated federal return with its parent, THE; therefore, loss carryforwards for federal purposes have been utilized.

     The provision for income tax benefit of $88,000 is for losses used by the parent in the federal consolidated income tax return for the year ended December 31, 1996.

NOTE 8: COMMITMENTS AND CONTINGENCIES

     Various litigation occurs from time to time in the normal course of business of the Company. These issues are not considered to be significant to the financial statements of the Company and management does not contemplate losses in regard to such issues. There was no outstanding litigation at December 31, 1996.

     The Company has various operating leases for office space and equipment. Future minimum lease payments of $70,042 are as follows for the years ending December 31:

1997...............................................................   $36,869
1998...............................................................   $15,558
1999...............................................................   $ 9,673
2000...............................................................   $ 4,848
2001...............................................................   $ 3,094

     Rent expense for the period ended December 31, 1996 was $43,292. Beginning in May 1997, the Company entered into a month-to-month lease with THE, the parent, for office space for its corporate headquarters with required monthly rent payments of $2,700. In addition, RPM leases certain computer equipment from THE under operating lease agreements expiring in 2001, with monthly payments of $404.

NOTE 9: SUBSEQUENT EVENTS

     During the period January 1, 1997 to August 6, 1997, the Company has accelerated its development activities. As of August 6, 1997, the Company has control, through options or direct ownership, of several tracts of land throughout North Carolina for development of assisted living facilities. The Company has obtained favorable market feasibility analyses on three of the sites. The Company will hold these properties as nominee for the non-profit owner until such time as the proposed bond financing for such property is ready to close.

     Effective January 1, 1997, the Board of Directors approved five-year employment agreements with certain officers of the Company. Under the terms of the agreements, the Company agreed to assume responsibility for accrued but unpaid salaries incurred by the Company's parent relating to the startup activities of the Company of $271,263 during 1996 and $148,882 during 1997. These salaries have been recorded as expense during the periods.

                DIVERSIFIED SENIOR SERVICES, INC. AND SUBSIDIARY

     In addition, officers are entitled to a bonus in the amount of 50% of the stated amounts of the unpaid salaries in consideration for the deferral. Again, these bonuses have been recorded as expenses during the periods. The agreements permit the bonus amount to be used for the purchase of stock ranging from 50% to 100% of the offering price of the shares on the public market.

     The agreements provide for the payment to each executive officer of a lump sum severance payment if the Company terminates such executive's employment during the term of the agreements other than for cause, or if the employment is terminated for certain reasons, including a change of control of the Company. The lump sum payment is equal to three times the amount of such executive's average base salary for the previous five years.

     Effective January 1, 1997, the Directors and shareholder adopted the Company's 1997 Stock Incentive Plan for 500,000 shares of common stock, which authorizes the Board (or future committee) to issue stock options, stock appreciation rights, restricted stock and deferred stock subject to the Plan and such other terms as set by the Board. As of August 6, 1997, no grants have been made.

     As permitted by generally accepted accounting principles, the Company has adopted APB Opinion No. 25 intrinsic value based method of accounting for its stock-based compensation arrangements. The difference between the option price and the fair price of the stock will be recorded as compensation expense on the exercise date.

     The Company currently proposes to undertake a public offering of 1,500,000 shares of common stock. The Company has entered into an engagement letter with an investment banking firm for a firm underwriting of the stock. The Company has agreed to sell the stock to the underwriter at a discount of 10% of the public offering price. The Company has also agreed to pay the underwriter a non-accountable expense allowance of up to 3% of the gross proceeds of the Offering of which $100,000 has been paid. The Company is obligated to pay up to $180,000 of the underwriter's expense if the stock is not sold. As additional compensation, the Company will grant the underwriter warrants to purchase 150,000 shares of common stock exercisable for four years, commencing 12 months after the closing of the offering, at an exercise price equal to 120% of the public offering price. In addition, the Company will contract with the underwriter for advisory services for two years after the completion of the offering for $50,000 per year. The entire $100,000 obligation will be prepaid at the completion of the equity offering.

     On June 30, 1997, the Company retired 477,778 shares of its common stock, leaving 1,800,000 shares outstanding.

     On September 24, 1997, the Board of Directors classified a series of 200,000 shares of convertible, preferred stock and authorized the issuance of 178,386 shares to the parent company to be exchanged for a note payable to the parent in the amount of $891,930 on September 30, 1997. The preferred stock may be converted to common stock at $6 per share after September 30, 1999.

                DIVERSIFIED SENIOR SERVICES, INC. AND SUBSIDIARY

NOTE 10: PRO FORMA CONSOLIDATING STATEMENT OF OPERATIONS

     The following consolidating statement of operations includes the full year of operations of RPM as if it were acquired on January 1, 1996, and as if DSS were incorporated on January 1, 1996.

                                                                   PRO FORMA
                                        DSS, INC.    RPM, INC.     CONSOLIDATED
                                        ---------    ----------    ----------
Income:
  Management fees....................   $      --    $  833,426    $  833,426
  Reimbursement income...............          --     1,467,051     1,467,051
  Home care income...................      18,797            --        18,797
                                        ---------    ----------    ----------
                                           18,797     2,300,477     2,319,274
                                        ---------    ----------    ----------
Expenses:
  Personnel related..................     559,285     2,143,558     2,702,843
  Administrative.....................      17,058       183,010       200,068
  Depreciation and amortization......       3,930        39,248        43,178
  Other..............................      16,621        75,798        92,419
                                        ---------    ----------    ----------
                                          596,894     2,441,614     3,038,508
                                        ---------    ----------    ----------
Operating loss.......................     578,097       141,137       719,234

Other (income) expenses:
  Interest and other income..........          --       (15,955)      (15,955)
  Interest and other expense.........      14,449       118,739       133,188
                                        ---------    ----------    ----------
Loss before provision for income tax
  benefit............................     592,546       243,921       836,467
  Provision for income tax benefit...     (61,600)      (68,400)     (130,000)
                                        ---------    ----------    ----------
Net loss.............................   $ 530,946    $  175,521    $  706,467
                                        ---------    ----------    ----------
                                        ---------    ----------    ----------
Net loss per share...................                              $      .31
                                                                   ----------
                                                                   ----------
Weighted number of shares
  outstanding........................                               2,277,778
                                                                   ----------
                                                                   ----------

                DIVERSIFIED SENIOR SERVICES, INC. AND SUBSIDIARY

        SUPPLEMENTAL SCHEDULE OF CONSOLIDATING STATEMENTS OF OPERATIONS

   FOR THE PERIOD FROM MAY 17, 1996 (DATE OF INCEPTION) TO DECEMBER 31, 1996

                                        DSS, INC.    RPM, INC.(1)    CONSOLIDATED
                                        ---------    ------------    ----------
Income
  Management fees....................   $      --     $  438,680     $  438,680
  Reimbursement income...............          --        781,838        781,838
  Home care income...................      18,797             --         18,797
                                        ---------    ------------    ----------
                                           18,797      1,220,518      1,239,315
                                        ---------    ------------    ----------
Expenses:
  Personnel related..................     559,285      1,092,103      1,651,388
  Administrative.....................      17,058         94,174        111,232
  Depreciation and amortization......       3,930         21,334         25,264
  Other..............................      16,621         47,869         64,490
                                        ---------    ------------    ----------
                                          596,894      1,255,480      1,852,374
                                        ---------    ------------    ----------
Operating loss.......................     578,097         34,962        613,059

Other expenses:
  Interest and other expenses........      14,449         52,979         67,428
                                        ---------    ------------    ----------
Loss before provision for income tax
  benefit............................     592,546         87,941        680,487
  Provision for income tax benefit...     (61,600)       (26,400)       (88,000)
                                        ---------    ------------    ----------
Net loss.............................   $ 530,946     $   61,541     $  592,487
                                        ---------    ------------    ----------
                                        ---------    ------------    ----------

---------------

(1) Operations from the date of acquisition, July 1, 1996 to December 31, 1996

                         REPORT OF INDEPENDENT AUDITORS

TO THE BOARD OF DIRECTORS OF
RESIDENTIAL PROPERTIES MANAGEMENT, INC.
Winston-Salem, North Carolina

     We have audited the accompanying statements of operations, changes in shareholder's equity (deficit) and cash flows of Residential Properties Management, Inc. (the "Company") for the six month period ended June 30, 1996 and the year ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidenced supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the stockholder's equity (deficit) of Residential Properties Management, Inc. as of June 30, 1996 and December 31, 1995, and the results of its operations and cash flows for the periods then ended, as described above, in conformity with generally accepted accounting principles.

                                         THE DANIEL PROFESSIONAL GROUP, INC.

August 6, 1997, except for Notes 2
  and 5 as to which the date is
  September 25, 1997
Winston-Salem, North Carolina

                    RESIDENTIAL PROPERTIES MANAGEMENT, INC.

                            STATEMENTS OF OPERATIONS

                                                                                              FOR THE SIX
                                                                                              MONTHS ENDED      FOR THE YEAR
                                                                                                JUNE 30,            ENDED
                                                                                                  1996        DECEMBER 31, 1995
                                                                                              ------------    -----------------
Income
  Management fees..........................................................................    $  394,746         $      --
  Reimbursement income.....................................................................       685,213                --
                                                                                              ------------    -----------------
                                                                                                1,079,959                --
                                                                                              ------------    -----------------
Expenses:
  Personnel related........................................................................     1,051,455                --
  Administrative...........................................................................        88,836                --
  Depreciation.............................................................................        17,914                --
  Other....................................................................................        27,930                --
                                                                                              ------------    -----------------
                                                                                                1,186,135                --
                                                                                              ------------    -----------------
Operating loss.............................................................................      (106,176)               --

Other income (expenses):
  Interest and other income................................................................        15,955            52,507
  Gain on sale of stock available for sale.................................................            --            99,108
  Interest and other expense...............................................................       (65,760)          (19,690)
                                                                                              ------------    -----------------
Income (loss) before provision for income tax benefit (expenses)...........................      (155,981)          131,925
  Provision for income tax benefit (expense)...............................................        42,000           (45,100)
                                                                                              ------------    -----------------
Net income (loss)..........................................................................    $ (113,981)        $  86,825
                                                                                              ------------    -----------------
                                                                                              ------------    -----------------
Net earnings (loss) per share..............................................................    $   (1,140)        $     868
                                                                                              ------------    -----------------
                                                                                              ------------    -----------------
Shares outstanding.........................................................................           100               100
                                                                                              ------------    -----------------
                                                                                              ------------    -----------------

    The accompanying notes are an integral part of the financial statements.

                    RESIDENTIAL PROPERTIES MANAGEMENT, INC.

            STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY (DEFICIT)

  FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND THE YEAR ENDED DECEMBER 31, 1995

                                                                                         UNREALIZED     RETAINED        TOTAL
                                       COMMON     COMMON     PAID-IN        DEEMED         GAIN ON      EARNINGS       EQUITY
                                       SHARES      STOCK     CAPITAL     DISTRIBUTION    INVESTMENTS    (DEFICIT)     (DEFICIT)
                                       -------    -------    --------    ------------    -----------    ---------    -----------
Balance, January 1, 1995............      100     $  100     $ 87,314              --     $ 309,164     $  96,406    $   492,984
Unrealized loss on securities
  available for sale................       --         --           --              --       (38,950)           --        (38,950)
Net income for the year ended
  December 31, 1995.................       --         --           --              --            --        86,825         86,825
                                       -------    -------    --------    ------------    -----------    ---------    -----------
Balance, December 31, 1995..........      100        100       87,314              --       270,214       183,231        540,859
Transfer securities available for
  sale to parent....................       --         --      (87,314)             --      (270,214)           --       (357,528)
Deemed distribution resulting from
  transfer of assets and liabilities
  from affiliate....................       --         --           --      (1,209,060)           --            --     (1,209,060)
Net loss for the six months ended
  June 30, 1996.....................       --         --           --              --            --      (113,981)      (113,981)
                                       -------    -------    --------    ------------    -----------    ---------    -----------
Balance, June 30, 1996..............      100     $  100     $     --    $ (1,209,060)    $      --     $  69,250    $(1,139,710)
                                       -------    -------    --------    ------------    -----------    ---------    -----------
                                       -------    -------    --------    ------------    -----------    ---------    -----------

    The accompanying notes are an integral part of the financial statements.

                    RESIDENTIAL PROPERTIES MANAGEMENT, INC.

                            STATEMENTS OF CASH FLOWS

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                                                                              FOR THE SIX
                                                                                              MONTHS ENDED
                                                                                                JUNE 30,        FOR THE YEAR
                                                                                                  1996        DECEMBER 31, 1995
                                                                                              ------------    -----------------
Operating activities:
Net income (loss)..........................................................................    $ (113,981)        $  86,825
                                                                                              ------------    -----------------
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
  Depreciation.............................................................................    $   17,914         $      --
  Gain on sale of investments..............................................................            --           (99,108)
  Changes in operating assets and liability:
     Accounts receivable...................................................................        40,137                --
     Dividends receivable..................................................................            --            13,912
     Interest receivable...................................................................            --           (16,000)
     Prepaid expenses......................................................................       (10,639)               --
     Accounts payable......................................................................        97,809             2,498
     Advances to affiliates................................................................        23,020            19,590
                                                                                              ------------    -----------------
       Total adjustments...................................................................       168,241           (79,108)
                                                                                              ------------    -----------------
  Net cash provided by operating activities................................................        54,260             7,717
                                                                                              ------------    -----------------
Investing activities:
  Proceeds from sale of investments........................................................            --           134,396
  Other....................................................................................        (3,315)            4,985
                                                                                              ------------    -----------------
  Net cash provided (used) by investing activities.........................................        (3,315)          139,381
                                                                                              ------------    -----------------
Financing activities:
  Advances and repayments to affiliates....................................................       (50,441)         (344,773)
  Advances and repayments from affiliates..................................................         2,005                --
  Increase in margin payable...............................................................            --           185,509
                                                                                              ------------    -----------------
  Net cash used by financing activities....................................................       (48,436)         (159,264)
                                                                                              ------------    -----------------
Net increase (decrease) in cash............................................................         2,509           (12,166)
Cash and cash equivalents -- beginning.....................................................         2,001            14,167
                                                                                              ------------    -----------------
Cash and cash equivalents -- ending........................................................    $    4,510         $   2,001
                                                                                              ------------    -----------------
                                                                                              ------------    -----------------
Cash payments for interest.................................................................    $       --         $      --
                                                                                              ------------    -----------------
                                                                                              ------------    -----------------
Cash payments for income taxes.............................................................    $       --         $      --
                                                                                              ------------    -----------------
                                                                                              ------------    -----------------

                    RESIDENTIAL PROPERTIES MANAGEMENT, INC.

      SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND THE YEAR ENDED DECEMBER 31, 1995

     On January 1, 1996, the Company's investment in securities available for sale and associated margin account payable were transferred to THE, the parent, in a non-cash transaction as follows:

Assets:
  Investment in securities, at market............................   $(494,693)

Liabilities:
  Margin payable.................................................   $ 185,509
  Accounts payable THE...........................................   $ (48,344)

Equity:
  Unrealized gains on investment.................................   $ 270,214
  Paid in capital in excess of par...............................   $  87,314

     In addition, as described in Note 5 to the financial statements, the Company acquired certain assets and assumed certain liabilities of an affiliate, in a non-cash transaction as follows:

Assets:
  Management contract rights...................................   $        --
  Land.........................................................   $    70,536
  Furniture and equipment......................................   $   121,569
  Accounts receivable -- trade.................................   $   119,023
  Accounts receivable -- affiliate.............................   $  (253,198)

Liabilities:
  Accounts payable THE.........................................   $(1,266,990)

Reduction in shareholder's equity:
  Deemed distribution..........................................   $ 1,209,060

    The accompanying notes are an integral part of the financial statements.

                    RESIDENTIAL PROPERTIES MANAGEMENT, INC.

                         NOTES TO FINANCIAL STATEMENTS

  FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND THE YEAR ENDED DECEMBER 31, 1995

NOTE 1: ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Residential Properties Management, Inc. (the "Company"), a North Carolina corporation, was formed on March 29, 1989, to manage government subsidized multi-family and elderly resident rental apartments through management contracts with the owners of the real estate. The apartments are subsidized through Rural Economic and Community Development, Section 515, and Housing and Urban Development, Section 8 programs. The Company also manages properties developed under the Low-Income Housing Tax Credit program as well as conventional apartments and homes. The Company's operations are located primarily in North Carolina, South Carolina, West Virginia and Pennsylvania.

     The following significant accounting policies have been followed in the preparation of the Company's financial statements.

  CASH EQUIVALENTS

     For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased within three months of maturity to be cash equivalents.

  ACCOUNTS RECEIVABLE -- TRADE

     Accounts receivable -- trade consists of management fees and reimbursements for administrative services due from partnerships whose properties are managed by the Company. The general partners of the partnerships are liable for the payment of the receivables if the partnerships do not have adequate cash flow; therefore, the Company considers such accounts receivable to be fully collectable. The Company provides services to customers on a noncollateralized basis.

  FURNITURE AND EQUIPMENT

     Furniture and equipment are stated at cost. Depreciation is determined using the straight line method and is based on estimated useful lives of the related assets of three (3) to five (5) years. Expenditures for maintenance and repairs which do not improve or extend the life of an asset are expensed as incurred. Major renewals and betterments are charged to the property accounts. Upon retirement or sale of an asset, its cost and related accumulated depreciation are removed from the property accounts and any gain or loss is recorded in income or expense.

  INCOME TAXES

     The Company is a C corporation and files its federal income tax return as part of a consolidated group with its parent, Taylor House Enterprises, Limited ("THE"). Federal tax expense or benefit is allocated based upon the net income or loss of each entity of the consolidated group. North Carolina state income tax regulations do not permit filing of consolidated income tax returns. Accordingly, the Company files a separate state corporate income tax return.

     The Company uses the asset and liability approach for financial accounting and reporting for income taxes and deferred tax assets and liabilities. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

  INCOME RECOGNITION

     Management fee income is assessed as a percentage of rent collected at the apartments. Income is recognized in the month rent collections are made.

     Reimbursement income consists of amounts reimbursed or due to the Company from the properties managed for the services of management and maintenance personnel employed by the Company.

  ADVERTISING

     The costs of advertising and marketing programs are expensed as incurred.

                    RESIDENTIAL PROPERTIES MANAGEMENT, INC.

  NET INCOME (LOSS) PER SHARE

     Net income (loss) per share is computed based on the weighted average number of common shares outstanding for the respective periods.

  MARKETABLE SECURITIES

     The Company follows SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." SFAS No. 115 requires certain investments to be categorized as either trading, available for sale, or held to maturity. Trading securities are reported at fair value, with changes in fair value included in earnings. Available for sale securities are reported at fair value, with net unrealized gains and losses recorded as a special component of stockholders' equity. Held to maturity debt securities are carried at amortized cost. Fair values are determined based upon quoted market prices. The cost of securities sold is determined using the average cost method.

     At December 31, 1995, all of the Company's investments were in equity securities, classified as available for sale securities.

  ESTIMATES AND ASSUMPTIONS

     The preparation of financial statements in conformity with generally accepted accounting principles ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2: RELATED PARTY TRANSACTIONS

     As discussed in Note 5, the Company acquired assets consisting of management contract rights, trade accounts receivable, land, furniture and equipment from an entity related through common ownership.

     From time to time, the Company advances or borrows funds from the parent or other related entities. In addition, due to filing federal consolidated income tax returns, the parent sometimes funds the income tax expense of the Company.

                    RESIDENTIAL PROPERTIES MANAGEMENT, INC.

     The following schedule summarizes related party activities for the six months ended June 30, 1996 and for the year ended December 31, 1995.

                                                                                                      NOTE
                                                                      DUE FROM        DUE TO         PAYABLE
                                                                     AFFILIATES     AFFILIATES      AFFILIATE        TOTAL
                                                                     -----------    -----------    -----------    -----------
Amounts due (to) from affiliates at January 1, 1995:
  Management fees due from related partnerships...................   $   257,673    $        --             --    $   257,673
  Advances due from affiliate.....................................       220,540             --             --        220,540
  Interest receivable from affiliate..............................        16,658             --             --         16,658
  Amounts due to related partnership..............................            --        (20,000)            --        (20,000)
  Amounts due to other related entities...........................            --         (2,755)            --         (2,755)
  Advances due to parent..........................................            --       (618,999)            --       (618,999)
                                                                     -----------    -----------    -----------    -----------
Balance, January 1, 1995..........................................       494,871       (641,754)            --       (146,883)

  Interest assessed to affiliate..................................        16,000             --             --         16,000
  Advance to parent...............................................            --        340,693             --        340,693
  Payment of income taxes by parent...............................            --        (19,590)            --        (19,590)
  Repayment of advances to parent.................................            --          4,080             --          4,080
                                                                     -----------    -----------    -----------    -----------
Balance, December 31, 1995........................................       510,871       (316,571)            --        194,300

  Issuance of note to parent......................................            --        293,816       (293,816)            --
  Reduction in accounts receivable affiliate(1)...................      (253,198)            --             --       (253,198)
  Assumption of affiliate's liability to parent...................            --       (511,710)      (755,280)    (1,266,990)
  Transfer of securities and associated margin account to
     parent.......................................................            --        (48,344)            --        (48,344)
  Working capital advance to affiliate............................        50,441             --             --         50,441
  Working capital advance from parent.............................            --         (2,005)            --         (2,005)
  Accrued interest to parent......................................            --             --        (65,020)       (65,020)
  Tax benefit of operating losses due from parent.................            --         42,000             --         42,000
                                                                     -----------    -----------    -----------    -----------
Balance June 30, 1996.............................................   $   308,114    $  (542,814)   $(1,114,116)   $(1,348,816)
                                                                     -----------    -----------    -----------    -----------
                                                                     -----------    -----------    -----------    -----------

---------------

(1) Represents portion of purchase price of assets from affiliate.

     Interest income from related party notes receivable was $16,000 for the year ended December 31, 1995. There was no interest income received from related parties during the six months ended June 30, 1996. Note payable to parent bears interest at 8.25% and is due 366 days after demand. Interest expense from note payable affiliate was $65,020 for the six months ended June 30, 1996.

     Management fee income includes $140,522 for the six months ended June 30, 1996 earned from partnerships, a general partner of which is a beneficial shareholder of the Company; $20,141 of such fees are included in trade accounts receivable at June 30, 1996. In addition, the Company was reimbursed for payments made through its central payroll system for payroll and related expenses, by partnerships related through common ownership of $222,959 for the period ended June 30, 1996.

                    RESIDENTIAL PROPERTIES MANAGEMENT, INC.

NOTE 3: FURNITURE AND EQUIPMENT

     The Company has furniture and equipment as follows at June 30, 1996:

Computer equipment........................................................................   $ 84,679
Office furniture and equipment............................................................     36,890
                                                                                             --------
                                                                                              121,569
Less accumulated depreciation.............................................................     17,914
                                                                                             --------
                                                                                             $103,655
                                                                                             --------
                                                                                             --------

     The Company held no furniture and equipment at June 30, 1995. Depreciation expense was $17,914 for the six months ended June 30, 1996.

NOTE 4: INVESTMENT IN EQUITY SECURITIES

     At December 31, 1995, the Company held equity securities consisting of common stock in Omega Healthcare Investors, Inc. ("Omega"). In January 1996, the Omega stock and related accounts were transferred to the parent at book value. The following information is presented with regard to the stock:

                                                                                      DECEMBER 31, 1995
                                                                                      -----------------
Fair value.........................................................................       $ 494,693
Unrealized gains...................................................................       $(270,214)
Unrealized losses..................................................................       $      --

     Market values were based on quoted market prices. The change in the unrealized gains for the year ended December 31, 1995 was a decrease of $38,750.

     Proceeds from the sale of securities were $134,396 for the year ended December 31, 1995, and gross realized gains of $99,108 have been recognized. The average cost method is used to determine cost basis when calculating realized gains and losses.

     Margin payable at December 31, 1995 to a securities firm bears interest at the prime rate and is payable on demand. The stock in Omega is collateral for the margin account.

NOTE 5: ACQUISITION OF ASSETS

     On January 1, 1996, the Company acquired certain assets, consisting of management contract rights, trade accounts receivable, land, and furniture and equipment from an affiliate, and assumed certain liabilities to THE. The difference between the book value of the assets acquired, the reduction of the amount due from affiliate and the liability assumed is recorded as a deemed distribution in the equity section of the balance sheet. The assets acquired are stated at the transferor's historical cost basis at date of transfer. The transaction occurred as follows:

Management contracts...................................................................   $        --
Land...................................................................................        70,536
Furniture and equipment................................................................       121,569
Accounts receivable....................................................................       119,023
Reduction in receivable from affiliate.................................................      (253,198)
Liability to THE.......................................................................    (1,266,990)
Deemed distribution....................................................................   $ 1,209,060

NOTE 6: SAVINGS INCENTIVE PLAN

     The Company participates in a defined contribution savings incentive plan covering substantially all of its full time employees. The Company is required to provide a 50% matching contribution to each employee participant for contributions up to the first 5% of compensation. On January 1, 1996 the plan was amended to cover substantially all employees of the

                    RESIDENTIAL PROPERTIES MANAGEMENT, INC.

controlled group of companies owned by THE. The Company's required contributions for the period ended June 30, 1996 were $5,528. The Company did not participate in the plan during 1995.

NOTE 7: PROVISION FOR INCOME TAXES

     Deferred taxes are recorded based upon differences between the financial statement and tax bases of assets and liabilities and for available tax loss carryforwards. As there are no significant temporary differences between the financial statement and tax bases of assets and liabilities, deferred tax assets are related primarily to state tax loss carryforwards. A valuation allowance is provided to reduce the deferred tax assets to a level which, more likely than not, will be realized. At June 30, 1996, deferred tax assets totaled $11,259. The Company has established a valuation allowance of 100% of this asset. There were no deferred tax assets or liabilities at December 31, 1995.

     The provision for income tax expense (benefit) attributable to continuing operations consists of the following:

                                                                       JUNE 30, 1996    DECEMBER 31, 1995
                                                                       -------------    -----------------
Currently payable (refundable):
  State income tax..................................................     $      --           $ 8,900
  Federal income tax (benefit)......................................       (42,000)           36,200
                                                                       -------------    -----------------
Provision for income tax expense (benefit)..........................     $ (42,000)          $45,100
                                                                       -------------    -----------------
                                                                       -------------    -----------------

     The Company had state loss carryforwards available of $145,277 at June 30, 1996 to be applied against future taxable income. The tax loss carryforward is subject to examination by taxing authorities and if not previously utilized, will expire December 31, 2001.

NOTE 8: COMMITMENTS AND CONTINGENCIES

     Various litigation occurs from time to time in the normal course of business. These issues are not considered to be significant to the financial statements of the Company and management does not contemplate losses with regard to such issues. There was no outstanding litigation at June 30, 1996.

     The Company has various operating leases for office space and equipment. Future minimum lease payments of $101,135 are as follows at June 30, 1996:

Six months ending December 31, 1996............................................   $31,093
     Years ending December 31, 1997............................................   $36,869
                               1998............................................   $15,558
                               1999............................................   $ 9,673
                               2000............................................   $ 4,848
                               2001............................................   $ 3,094

     Total rent expense for the period ended June 30, 1996 was $33,169. The Company incurred no lease expense during 1995. Beginning in May, 1997, the Company entered into a month-to-month lease with THE, the parent, for office space for its corporate headquarters with required monthly rent payments of $1,350. In addition the Company leases certain computer equipment from the parent under operating lease agreements expiring in 2001 with monthly payments of $404.

------------------------------------------------------------
------------------------------------------------------------
------------------------------------------------------------
------------------------------------------------------------

NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED ON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY THE UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES BY ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IS UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                               ------------------

                               TABLE OF CONTENTS

                                                        PAGE
                                                        ----
Prospectus Summary...................................     3
Risk Factors.........................................     7
Dilution.............................................    13
Use of Proceeds......................................    14
Dividend Policy......................................    14
Capitalization.......................................    15
Management's Discussion and Analysis of Financial
  Condition and Results of Operations................    16
Business.............................................    20
Management...........................................    28
Principal Shareholders...............................    31
Certain Transactions.................................    32
Description of Securities............................    33
Shares Eligible for Future Sale......................    35
Underwriting.........................................    36
Legal Matters........................................    38
Experts..............................................    38
Additional Information...............................    38
Index to Financial Statements........................   F-1

UNTIL                   , 1997 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
                                1,500,000 SHARES
                               DIVERSIFIED SENIOR
                                 SERVICES, INC.
                                ----------------
                                   PROSPECTUS
                                ----------------
                              STRASBOURGER PEARSON
                                  TULCIN WOLFF
                                  INCORPORATED
                            61 BROADWAY, SUITE 2800
                            NEW YORK, NEW YORK 10006
                                 (212) 952-7500
                                              , 1997
------------------------------------------------------------
------------------------------------------------------------
------------------------------------------------------------
------------------------------------------------------------

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The North Carolina Business Corporation Act ("NCBCA") allows a corporation's articles of incorporation to contain a provision limiting a director's personal liability to the corporation and its shareholders for monetary damages. No such provision may limit a director's liability for: (i) acts or omissions known by the director to conflict with the best interests of the corporation; (ii) liability for unlawful distributions; (iii) any transactions from which the director received an improper personal benefit; or
(iv) acts or omissions occurring prior to the effective date of such provision of the articles of incorporation. The Registrant's Articles of Incorporation limit the personal liability of its directors for monetary damages to the fullest extent permitted by the NCBCA.

     The NCBCA contains provisions setting forth conditions under which a corporation may indemnify its directors, officers, employees and agents from any liability incurred in their activities on behalf of the corporation. The NCBCA permits indemnification unless, in connection with a proceeding by or in the right of the corporation, the person seeking indemnification is adjudged liable to the corporation or, in connection with a proceeding charging the receipt of an improper personal benefit, the person seeking indemnification is adjudged to have improperly received a benefit.

     ARTICLE SIX of the Registrant's Articles of Incorporation provide that: "To the fullest extent permitted by applicable law, as it now exists or may hereafter be amended, the Corporation shall indemnify all persons serving as Directors and Officers of the Corporation against all liability and litigation expense, including but not limited to reasonable attorneys' fees, arising out of their status as such or their activities in the foregoing capacities, regardless of when such status existed or activity occurred and regardless of whether or not they are Directors or Officers of the Corporation at the time such indemnification is sought or obtained. Without limiting the generality of the foregoing, such persons may also recover from the Corporation all reasonable costs, expense and attorney's fees in connection with the enforcement of rights to indemnification granted by this Article. The provisions of this Article are in addition to and not in limitation of the power of the Corporation to receive the benefit, any other or further indemnification, insurance, elimination of liability or other right or benefit which is either required by the North Carolina Business Corporation Act or permitted thereby and duly adopted by the Corporation in accordance therewith."

     ARTICLE SEVEN of the Registrant's Articles of Incorporation provide that:
"To the fullest extent permitted by applicable law, as it now exists or may hereafter be amended, no Director of the Corporation shall have any personal liability arising out of any action, whether by or in the right of the Corporation or otherwise, for monetary damages for breach of his or her duty as a Director. This Article shall not impair any right to receive indemnity or insurance from the Corporation or any third party which any Director may now or hereafter have. Any repeal or modification of this Article shall not impair or otherwise adversely affect any limitation on, or elimination of, the personal liability of a Director effected hereby with respect to acts or omissions occurring prior to such repeal or modification."

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The Registrant estimates that expenses payable by it in connection with the offering described in this Registration Statement (other than the underwriting discount and commissions) will be as follows:

SEC filing fee.........................................................................   $  3,563.64
Nasdaq filing fee......................................................................      3,000.00
Printing and engraving expenses........................................................     30,000.00
Accounting fees and expenses...........................................................     25,000.00
Legal fees and expenses................................................................     75,000.00
Blue sky qualification fees and expenses...............................................     10,000.00
Transfer Agent.........................................................................     10,000.00
Miscellaneous..........................................................................     48,936.36
                                                                                          -----------
     Total.............................................................................   $205,500.00
                                                                                          -----------
                                                                                          -----------

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

     The Registrant was formed in May 1996 as a wholly-owned subsidiary of Taylor House Enterprises, Limited and began operations in July 1996. The Registrant was initially capitalized with $100 and its parent, Taylor House Enterprises, Limited, received 100 shares of Common Stock. In July 1996, Taylor House Enterprises, Limited exchanged all of the stock of its wholly-owned subsidiary Residential Property Management, Inc. for 2,277,678 shares of the Registrant. Effective June 30, 1997, Taylor House Enterprises, Limited returned 477,778 shares of Common Stock to the Registrant which the Registrant retired leaving 1,800,000 shares of Common Stock issued and outstanding.

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) The following exhibits are filed as part of this Registration
Statement:


EXHIBIT NO.   DESCRIPTION
-----------   ----------------------------------------------------------------------------------------------------------
     1.1      Form of Underwriting Agreement
   + 3.1      Articles of Incorporation of the Registrant
   + 3.2      Bylaws of the Registrant, as amended
     4.1      Specimen stock certificate of the Company's Common Stock
     4.2      Form of Underwriter's Warrant Agreement
     5        Opinion of House Law Firm
   +10.1      Employment Agreement dated as of January 1, 1997 between the Company and William G. Benton, as amended
   +10.2      Employment Agreement dated as of January 1, 1997 between the Company and Susan L. Christiansen, as amended
   +10.3      Employment Agreement dated as of January 1, 1997 between the Company and G. L. Clark, Jr., as amended
   +10.5      The Company's 1997 Stock Incentive Plan
   +10.6      Loan Agreement dated July 21, 1997 between the Company and Centura Bank
    23.1      Consent of The Daniel Professional Group, Inc.
    23.2      Consent of House Law Firm (included in its opinion filed as Exhibit 5)
   +24        Power of Attorney (included on the signature page of the Company's Registration Statement on Form SB-2)


---------------


+ Previously filed


     (b) Financial Statement Schedules:

     Schedules for which provision is made in the applicable accounting regulations of the Commission are not required under the related instructions or are not applicable, and therefore have been omitted.

ITEM 28. UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes that it will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

     (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered and the offering of the securities at the time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Amendment
No. 2 to the Registration Statement to be signed on its behalf by the undersigned in the City of Winston-Salem, State of North Carolina, on the 13th day of November, 1997.


                                         DIVERSIFIED SENIOR SERVICES, INC.

                                         By: /s/_____SUSAN L. CHRISTIANSEN______
                                                  SUSAN L. CHRISTIANSEN,
                                           PRESIDENT AND CHIEF OPERATING OFFICER

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                       TITLE                             DATE
------------------------------------------------------  ---------------------------------   ----------------------------

                          *                             Chairman of the Board and Chief     November 13, 1997
              ----------------------
                  WILLIAM G. BENTON                       Executive Officer

               /s/SUSAN L. CHRISTIANSEN                 Chief Operating Officer and         November 13, 1997
               ------------------------
                SUSAN L. CHRISTIANSEN                     Director

                          *                             Chief Financial Officer,            November 13, 1997
               --------------------
                   G.L. CLARK, JR.                        Treasurer and Director

                          *                             Director                            November 13, 1997
               ----------------------
                   PERRY C. CRAVEN

                          *                             Director                            November 13, 1997
               ---------------------
               WALTER H. ETTINGER, JR.

*by Susan L. Christiansen, Attorney-in-Fact